 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-263720
Prospectus Supplement
(to Prospectus dated March 21, 2022)
Bath & Body Works, Inc.
136,380 Shares of Common Stock
Acquired Under the Bath & Body Works, Inc.
401(k) Savings and Retirement Plan
Rescission Offer
We are offering, under the terms and conditions described in this prospectus supplement, to rescind (the “Rescission Offer”) the acquisition of up to 136,380 shares of our common stock (the “Shares”), $0.50 par value, by persons who are deemed to have acquired such Shares through the Bath & Body Works, Inc. Common Stock Fund (the “Stock Fund”) pursuant to the Bath & Body Works, Inc. 401(k) Savings and Retirement Plan (the “Plan”) between February 10, 2021 and February 10, 2022 (the “Purchase Period”). See “The Rescission Offer — The Plan” for additional information. Before August 2, 2021, the Plan was named the L Brands, Inc. 401(k) Savings and Retirement Plan.
The Rescission Offer applies to Shares purchased during the Purchase Period pursuant to the Plan. If you purchased Shares pursuant to the Plan during the Purchase Period and accept the Rescission Offer, you will receive:
•
For such Shares you have already sold at a loss, an amount equal to the excess of the amount you paid for such Shares over the proceeds from your sale of the Shares, plus interest (i) on the amount you paid for the Shares from the date of purchase through the date of sale and (ii) on the loss realized from the sale of the Shares from (but excluding) the date of sale through the date that payment is made by us, minus the value of any dividends or distributions on such Shares.

•
For such Shares you hold as of the Expiration Date (as defined below), in exchange for such Shares, the amount you paid for such Shares plus interest from the date of the purchase, minus the value of any dividends or distributions on such Shares. However, we will not repurchase the Shares if the amount you paid for the Shares, plus interest through the Expiration Date, minus the value of any dividends or distributions on such Shares, is less than the closing price of the Shares on the Expiration Date of this Rescission Offer.

On August 2, 2021, we completed the spin-off of our Victoria’s Secret business into an independent publicly traded company, Victoria’s Secret & Co. (the “Separation”). In connection with the Separation, holders of our shares as of July 22, 2021 received one share of Victoria’s Secret & Co. common stock for every three shares of our common stock. For purposes of calculating amounts due to you pursuant to this Rescission Offer, we will deduct the value of shares of Victoria’s Secret & Co., if any, that were distributed to you in the Separation, which was $45.99 per share of Victoria’s Secret & Co. common stock on August 2, 2021.
Employees of L Brands, Inc. that transferred to Victoria’s Secret & Co. in connection with the Separation that purchased Shares through the Stock Fund pursuant to the Plan during the Purchase Period prior to the Separation are eligible to participate in the Rescission Offer, subject to the procedures adopted by Alight Solutions LLC (“Alight”), the administrator of the Victoria’s Secret & Co. 401(k) Savings and Retirement Plan (the “Victoria’s Secret Retirement Plan”). At the time of the Separation, Shares held by such persons through the Stock Fund within the Plan were transferred to the Bath & Body Works, Inc. Common Stock Fund (the “BBWI Stock Fund”) within the Victoria’s Secret Retirement Plan. See “Questions and Answers About the Rescission Offer” for more information.
Although this prospectus supplement uses the term “interest” when describing the calculation of the Rescission Offer price, the term is only intended to describe the method used to calculate the payment amount, and the payment is not considered interest for U.S. federal income tax purposes. Instead, the entire amount will be considered as a payment for the sale of your Shares.

The Rescission Offer will expire at 4:00 PM, Eastern time, on September 12, 2022 (the “Expiration Date”). Our information agent for the Rescission Offer is D.F. King & Co., Inc. (“D.F. King”). Please contact D.F. King with any questions regarding the Rescission Offer at (800) 791-3319, or at BBW@dfking.com, Monday through Friday, between the hours of 9:00 AM and 9:00 PM, Eastern time.
Our common stock is listed on the New York Stock Exchange (“NYSE”) and trades under the ticker symbol “BBWI.” The last reported sale price of our common stock (as reported on the NYSE) on July 28, 2022 was $35.38 per share. You should obtain trading prices for our common stock prior to deciding whether or not to accept the Rescission Offer. Our principal executive offices are located at Three Limited Parkway, Columbus, Ohio 43230, and our telephone number is (614) 415-7000.
You may elect to accept the Rescission Offer by submitting a Rescission Offer Acceptance Form to American Stock Transfer & Trust Company, LLC (“AST”), our transfer agent for the Rescission Offer, on or before the Expiration Date as set forth in this prospectus supplement and in accordance with the instructions set forth in the Rescission Offer Acceptance Form. If you are accepting the Rescission Offer with respect to Shares you own as of the Expiration Date and such Shares are held and administered by Alight under the Plan as of the Expiration Date, you do not need to take additional action to deliver such Shares once you have submitted a valid Rescission Offer Acceptance Form. If you are accepting the Rescission Offer with respect to Shares you own as of the Expiration Date and such Shares are held and administered by Alight under the BBWI Stock Fund within the Victoria’s Secret Retirement Plan as of the Expiration Date, you do not need to take additional action to deliver such Shares once you have submitted a valid Rescission Offer Acceptance Form, subject to the procedures adopted by Alight, the administrator of the Victoria’s Secret Retirement Plan. No assurance can be provided that participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan will be able to validly accept the Rescission Offer. Participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan should contact Alight, the Victoria’s Secret Retirement Plan administrator, at 1-833-935-3330, for additional information. If you are accepting the Rescission Offer with respect to Shares that, as of the Expiration Date, you own and hold outside the Plan or the BBWI Stock Fund within the Victoria’s Secret Retirement Plan through a broker, individual retirement arrangement (“IRA”) custodian, another tax-qualified retirement plan or other nominee, you must provide the additional information requested in the Rescission Offer Acceptance Form, as well as cause your broker, IRA custodian, other tax-qualified retirement plan or other nominee to deliver such Shares to AST in accordance with the instructions set forth in the Rescission Offer Acceptance Form. You do not need to take any action to reject the Rescission Offer. If you fail to return a properly completed Rescission Offer Acceptance Form (together with any other required documents, including Shares that may be required to be delivered) by the deadline on the Expiration Date, you will be deemed by us to have rejected the Rescission Offer. Acceptance or rejection of the Rescission Offer may prevent you from maintaining any action against us based on a claim that we failed to register under the Securities Act of 1933, as amended (the “Securities Act”), shares of our common stock deemed to have been purchased by you pursuant to the Plan during the Purchase Period. In any event, any such claim may be barred by applicable statutes of limitations. See “Risk Factors — Your right of rescission under federal and state law, if any, may not survive if you affirmatively reject or fail to accept the Rescission Offer” on page S-15.
Investing in our common stock involves risks. See the section entitled “Risk Factors” beginning on page S-15 of this prospectus supplement.
The Shares subject to the Rescission Offer may not have been properly registered under the Securities Act because we inadvertently exceeded the number of shares of our common stock registered with the Securities and Exchange Commission (the “SEC”) for offer and sale to participants under the Plan. These Shares have now been registered by means of the Registration Statement on Form S-3 of which this prospectus supplement and the accompanying prospectus form a part. Accordingly, whether or not you accept this Rescission Offer, the Shares subject to this Rescission Offer are now properly registered under the Securities Act effective as of the date of this prospectus supplement. We have not retained an underwriter in connection with the Rescission Offer.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is July 29, 2022

Prospectus Supplement
Prospectus
Appendices

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which contains the terms of this Rescission Offer. The second part, the accompanying prospectus, dated March 21, 2022, gives more general information, some of which may not apply to this Rescission Offer.
This prospectus supplement and the information incorporated by reference into this prospectus supplement may add to, update or change the information in the accompanying prospectus. You should not assume that the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the document containing such information. Our business, financial condition, results of operations and prospects may have changed since those dates.
If information in this prospectus supplement varies in any way from the information in the accompanying prospectus or in a document we have incorporated by reference, you should rely on the information in the more recent document.
It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein as listed below, in making your investment decision.
In this prospectus supplement, unless otherwise stated or the context otherwise requires, references to “we,” “us,” “our” and the “Company” refer to Bath & Body Works, Inc. and its subsidiaries. If we use a capitalized term in this prospectus supplement and do not define the term in this document, it is defined in the accompanying prospectus.

S-ii

FORWARD-LOOKING STATEMENTS
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this prospectus supplement, incorporated by reference into this prospectus supplement or made by our Company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this prospectus supplement, incorporated by reference into this prospectus supplement or otherwise made by our Company or our management:
•
general economic conditions, inflation, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•
the COVID-19 pandemic has had and may continue to have an adverse effect on our business and results of operations;

•
the seasonality of our business;

•
the anticipated benefits from the Victoria’s Secret & Co. spin-off may not be realized;

•
the spin-off of Victoria’s Secret & Co. may not be tax-free for U.S. federal income tax purposes;

•
our dependence on Victoria’s Secret & Co. for information technology services;

•
difficulties arising from turnover in Company leadership or other key positions;

•
our ability to attract, develop and retain qualified associates and manage labor-related costs;

•
the dependence on store traffic and the availability of suitable store locations on appropriate terms;

•
our continued growth in part through new store openings and existing store remodels and expansions;

•
our ability to successfully operate and expand internationally and related risks;

•
our independent franchise, license and wholesale partners;

•
our direct channel business;

•
our ability to protect our reputation and our brand image;

•
our ability to successfully complete environmental, social and governance initiatives, and associated costs thereof;

•
our ability to attract customers with marketing, advertising and promotional programs;

•
our ability to maintain, enforce and protect our trade names, trademarks and patents;

•
the highly competitive nature of the retail industry and the segments in which we operate;

•
consumer acceptance of our products and our ability to manage the life cycle of our brand, develop new merchandise and launch new product lines successfully;

•
our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•
political instability, wars and other armed conflicts, environmental hazards or natural disasters;

•
significant health hazards or pandemics, which could result in closed factories and/or stores, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in impacted areas;

•
duties, taxes and other charges;

•
legal and regulatory matters;

•
volatility in currency exchange rates;

•
local business practices and political issues;

•
delays or disruptions in shipping and transportation and related pricing impacts;

•
disruption due to labor disputes; and

•
changing expectations regarding product safety due to new legislation;

•
our geographic concentration of vendor and distribution facilities in central Ohio;

•
our reliance on a limited number of suppliers to support a substantial portion of our inventory purchasing needs;

•
the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•
fluctuations in foreign currency exchange rates;

•
fluctuations in product input costs;

•
fluctuations in energy costs;

•
our ability to adequately protect our assets from loss and theft;

•
increases in the costs of mailing, paper, printing or other order fulfillment logistics;

•
claims arising from our self-insurance;

•
our and our third-party service providers’, including Victoria’s Secret & Co. during the term of the Transition Services Agreement between us and Victoria’s Secret & Co., ability to implement and maintain information technology systems and to protect associated data;

•
our ability to maintain the security of customer, associate, third-party and Company information;

•
stock price volatility;

•
our ability to pay dividends and make share repurchases under share repurchase authorizations;

•
shareholder activism matters;

•
our ability to maintain our credit ratings;

•
our ability to service or refinance our debt and maintain compliance with our restrictive covenants;

•
the impact of the transition from London Interbank Offered Rate and our ability to adequately manage such transition;

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our ability to comply with laws, regulations and technology platform rules or other obligations related to data privacy and security;

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our ability to comply with regulatory requirements;

•
legal and compliance matters; and

•
tax, trade and other regulatory matters.

Except as required by law, we do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this prospectus supplement to reflect circumstances existing after the date of this prospectus supplement or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2021 Annual Report on Form 10-K, as filed with the SEC, and our subsequent filings.

QUESTIONS AND ANSWERS ABOUT THE RESCISSION OFFER
The following questions and answers are intended to briefly address some commonly asked questions regarding the Rescission Offer. These questions and answers do not address all questions that may be important to you as a participant in the Plan who acquired Shares between February 10, 2021 and February 10, 2022. Please refer to the section under the heading “The Rescission Offer” below and the more detailed information contained elsewhere in this prospectus supplement and the accompanying prospectus, which you should read carefully, and the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus.
Q:
Why are you making the Rescission Offer?

A:
Plan participants can purchase Company common stock through the Stock Fund pursuant to the Plan. The trustee of the Plan, Matrix Trust Company (the “Trustee”), holds the shares of Company common stock for the Stock Fund on behalf of Plan participants. Although the previously registered shares of common stock held by the Trustee are purchased in the open market by the Trustee and held by the Trustee on behalf of the Plan participants, the SEC takes the position that we are required to register the deemed offer and sale of these shares of common stock to Plan participants with the SEC. We determined that a number of shares of our common stock offered under the Plan’s Stock Fund were previously inadvertently omitted from inclusion on a Form S-8 registration statement. See “The Rescission Offer — The Plan” for additional information about the Plan and the Stock Fund.

On February 10, 2022, we filed a registration statement on Form S-8 covering the sale and issuance of an additional 500,000 shares of our common stock sold through the Plan. In addition, we are making the Rescission Offer with respect to 136,380 unregistered Shares sold pursuant to the Plan during the Purchase Period, which is from February 10, 2021 to February 10, 2022. We are making the Rescission Offer to ensure compliance with the Securities Act and to limit any contingent liability we may have as a result of possible noncompliance with applicable federal registration requirements in connection with the deemed purchase of Shares pursuant to the Plan by Plan participants. We believe that the statute of limitations period applicable to potential claims for rescission under the Securities Act is one year. Accordingly, in determining the Purchase Period, we selected a date after which no unregistered sales of Shares were made under the Plan as the ending date of the Purchase Period, and a date that is 12 months earlier as the beginning date of the Purchase Period.
Non-employee members of our Board of Directors are not eligible to participate in the Plan and therefore are not eligible to participate in the Rescission Offer. Our current executive officers have informed us that they do not intend to participate in the Rescission Offer.
Employees of L Brands, Inc. that transferred to Victoria’s Secret & Co. in connection with the Separation that purchased Shares through the Stock Fund pursuant to the Plan during the Purchase Period prior to the Separation are eligible to participate in the Rescission Offer, subject to the procedures adopted by Alight, the administrator of the Victoria’s Secret Retirement Plan. At the time of the Separation, Shares held by such persons through the Stock Fund within the Plan were transferred to the BBWI Stock Fund within the Victoria’s Secret Retirement Plan.
Q:
When does the Rescission Offer expire?

A:
The Rescission Offer expires at 4:00 PM, Eastern time, on September 12, 2022, the Expiration Date.

Q:
What will I receive if I accept the Rescission Offer?

A:
The answer to this question depends on whether or not you still hold the Shares purchased pursuant to the Plan during the Purchase Period as of the Expiration Date:

•
For such Shares you have already sold at a loss, we will pay you in U.S. dollars an amount equal to the excess of the amount you paid for such Shares over the proceeds from the sale of the Shares, plus interest at a rate of 10% per year. Interest will be paid (i) on the amount you originally paid for the Shares during the period from the date of your purchase of the Shares through the date of your sale of the Shares and (ii) on the loss you realized from your sale of the Shares from (but excluding) the date of your sale through the date that payment is made by us, minus the value of any dividends or distributions on such Shares.
•
For such Shares you hold as of the Expiration Date, we will repurchase in U.S. dollars such Shares for the amount you paid for such Shares, plus interest at a rate of 10% per year from the date you purchased the Shares through the date that payment is made by us, minus the value of any dividends or distributions on such Shares. However, we will not accept your Rescission Offer Acceptance Form if the amount you paid for the Shares plus interest (through the Expiration Date), minus the value of any dividends or distributions on such Shares, is less than the closing price of the Shares as of the Expiration Date, as accepting the Rescission Offer would not be economically beneficial to you in that case.

On August 2, 2021, we completed the spin-off of our Victoria’s Secret business into an independent publicly traded company, Victoria’s Secret & Co. In connection with the Separation, holders of our shares as of July 22, 2021 received one share of Victoria’s Secret & Co. common stock for every three shares of our common stock. For purposes of calculating amounts due to you pursuant to this Rescission Offer, we will take into account the value of shares of Victoria’s Secret & Co., if any, that were distributed to you in the Separation, which was $45.99 per share of Victoria’s Secret & Co. common stock on August 2, 2021.
Although we use the term “interest” when describing the calculation of the Rescission Offer price above, the term is only intended to describe the method used to calculate the payment amount, and the payment is not considered interest for U.S. federal income tax purposes. Instead, the entire amount will be considered as a payment for the sale of your Shares.
For details concerning how payment will be made, see “When and how will I receive payment for my Shares if I properly accept the Rescission Offer?” below.
Q:
What interest rate will be used in calculating any amounts owed to me?

A:
We will use an annual interest rate of 10%.

Although we use the term “interest” when describing the calculation of the Rescission Offer price above, the term is only intended to describe the method used to calculate the payment amount, and the payment is not considered interest for U.S. federal income tax purposes. Instead, the entire amount will be considered as a payment for the sale of your Shares.
Q:
Does it matter whether I purchased the Shares pursuant to the Plan through salary deferrals, rollover contributions, loan repayments, company contributions or transfers between investment funds?

A:
No. All purchases of Shares made pursuant to the Plan during the Purchase Period will be included when determining whether you are eligible to accept the Rescission Offer.

Q:
Am I required to accept the Rescission Offer?

A:
No, you are not required to accept the Rescission Offer. Your decision to accept or reject the Rescission Offer is completely voluntary and should be based on your assessment as to whether or not doing so would be economically beneficial to you. If you are an employee of the Company, acceptance or rejection of the Rescission Offer will not have any bearing or effect on your employment status.

Q:
Should I accept the Rescission Offer?

A:
You must make your own decision regarding whether to accept the Rescission Offer. In general, it may be economically beneficial to you to accept the Rescission Offer if:

•
you have sold Shares you purchased during the Purchase Period for less than you paid for them; or

•
you hold Shares as of the Expiration Date that you purchased during the Purchase Period that on the Expiration Date are worth less than the Rescission Offer price for such Shares (i.e., the price you paid for the Shares, plus interest, minus the value of any dividends or distributions on such Shares).

However, in deciding whether to accept the Rescission Offer, you should consider all relevant factors in light of your particular circumstances, including the potential tax consequences of accepting the Rescission Offer (see “Material U.S. Federal Income Tax Considerations”) and, if, as of the Expiration Date, you hold Shares you purchased pursuant to the Plan during the Purchase Period, the possibility that the value of such Shares may increase or decrease after the Expiration Date. See “Risk Factors.”
In addition, you should note that, under the terms of the Rescission Offer, we will not repurchase or make payments relating to any Shares unless our records indicate that (i) you sold Shares you purchased during the Purchase Period for less than you paid for them and/or (ii) you hold Shares as of the Expiration Date that you purchased during the Purchase Period and that on the Expiration Date are worth less than the Rescission Offer price. If your Shares are not held under the Plan or the Victoria’s Secret Retirement Plan as of the Expiration Date or were sold outside the Plan or the Victoria’s Secret Retirement Plan for a loss, you may also be required to provide reasonably satisfactory proof of sale and of loss. See “What is considered proof of a bona fide transaction? What is considered proof of original acquisition?” below.
The Rescission Offer price is explained in more detail in the answer to the third question above, “What will I receive if I accept the Rescission Offer?”
WE URGE YOU TO REVIEW THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY BEFORE DECIDING WHETHER OR NOT TO ACCEPT THE RESCISSION OFFER.
If you have questions about the Rescission Offer acceptance process, you can call D.F. King, our information agent for the Rescission Offer, at (800) 791-3319, or at BBW@dfking.com, Monday through Friday, between the hours of 9:00 AM and 9:00 PM, Eastern time.
Q:
Will there be any restrictions on the future transfer of Shares if I do not accept the Rescission Offer?

A:
The Shares that are the subject of this Rescission Offer have now been registered under the Securities Act by virtue of the registration statement of which this prospectus supplement and the accompanying prospectus are a part. We believe that these Shares may be sold by Plan participants in the ordinary course, subject to restrictions on trading that may be applicable from time to time.

All other applicable general restrictions on the future sale of Company common stock under the Plan may still apply. See “Will the Rescission Offer affect my ability to direct transactions in my account?” in this section, “Notice of Blackout Period” and “The Rescission Offer — The Plan” for more information. Note that the Plan may be amended at any time and any investment option offered under the Plan, including but not limited to Company common stock, may be closed to new investments and/or eliminated as an available investment option.
Q:
Where can I obtain purchase and sales history about my Shares?

A:
Detailed information about transactions in the Shares is available to you through your online account. Plan participants can access their online account through the Alight website at www.upointhr.com/bbw. Participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan can access their online account through the Alight website at www.upointhr.com/vsco. Once you have accessed the applicable website, enter your username and password. If you have forgotten your username, password, or need other assistance on the log in page, contact the Bath & Body Works Savings Plan Service Center at 1-888-445-4567 or the Victoria’s Secret & Co. Retirement Plan Service Center at 1-833-935-3330. Representatives are available to assist you Monday through Friday, 8:00 AM to 8:00 PM, Eastern time.

After logging in, click on the Savings and Retirement drop-down menu at the top of the screen. Select the “Account Activity” option within the menu. On the Account Activity page, select the Bath & Body Works Inc. Common Stock Fund. Select the date range of the Rescission Offer, which is from February 10, 2021 to February 10, 2022, and click “Redisplay.” Scroll down to see your transaction history. Note that transaction history is only available starting when Alight was recordkeeper of the Plan beginning March 25, 2021. For transaction history prior to that date, contact D.F. King at (800) 791-3319, or at BBW@dfking.com, Monday through Friday, between the hours of 9:00 AM and

9:00 PM, Eastern time. If you have any questions about accessing your Company common stock transaction history, contact Alight at 1-888-445-4567.
If you accept the Rescission Offer, then after the Expiration Date we will perform a last-in, first-out (“LIFO”) calculation on your behalf with respect to Shares that, as of the Expiration Date, you still hold in your account and Shares that were sold directly from your account to determine what you will receive, if anything, under the Rescission Offer. If your transaction history indicates that you sold Shares at a loss, acceptance of the Rescission Offer may be economically beneficial to you. The historical transaction information available to you through your online account can also assist you in determining whether you should accept the Rescission Offer if you now hold Shares you bought during the Purchase Period. If you believe the closing price of your Shares on the Expiration Date will be less than the price you paid for the Shares during the Purchase Period, plus interest, minus the value of any dividends or distributions on such Shares, acceptance of the Rescission Offer may be economically beneficial to you. See “The Rescission Offer — Terms of the Rescission Offer — LIFO Calculation” for a detailed explanation of the LIFO calculation.
If you received an in-kind distribution of your Shares from the Plan or the BBWI Stock Fund within the Victoria’s Secret Retirement Plan and subsequently sold those Shares through a broker, IRA custodian, other tax-qualified retirement plan or other nominee, you will need to contact the broker, IRA custodian, other tax-qualified retirement plan or other nominee that facilitated that sale for your transaction history and sale price information. Please allow sufficient time to receive your transaction history. Some brokers, custodians, other tax-qualified retirement plans or other nominees may take up to two weeks to deliver your transaction history. We, therefore, encourage you to contact your broker, custodian, tax-qualified retirement plan or other nominee as soon as possible.
Q:
Will the Rescission Offer affect my ability to direct transactions in my account?

A:
Yes. In order to ensure smooth processing of the Rescission Offer, all of your transactions into and out of Company common stock under the Plan will be temporarily suspended for a period of time beginning on the Expiration Date of the Rescission Offer, whether or not you accept the Rescission Offer and whether or not we repurchase your Shares. During this time, we will determine whether you are eligible to accept the Rescission Offer and, if so, credit your account with any amounts due under the Rescission Offer. This temporary suspension is called a “blackout period.” A similar blackout period may apply under the Victoria Secret Retirement Plan. As a result, you will be subject to the risk that, due to events in the securities markets, the value of your account could significantly decline during this period and you would not be able to transfer funds out of Company common stock to avert this result.

The blackout period under the Plan will begin at 4:00 PM, Eastern time, on September 12, 2022 and will end once the proceeds from the Rescission Offer are credited to applicable accounts, which we expect to occur on or before September 21, 2022, or as soon as practicable thereafter. You will be notified in the event that the blackout period is extended past such date. For more information about the blackout period under the Plan, see “Notice of Blackout Period.” Similar restrictions may apply to participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan. Such participants should contact Alight, the Victoria’s Secret Retirement Plan administrator, for additional information.
Q:
What is the effect of the Rescission Offer on my ability to assert claims?

A:
The rights remaining to the recipients of a rescission offer are not clearly delineated under the federal or certain state securities laws. The staff of the SEC takes the position that a person’s federal right of rescission may survive a rescission offer. For a more detailed description of the effect of the Rescission Offer on any applicable federal securities law claims, see “Risk Factors — The Rescission Offer may not bar claims relating to our possible noncompliance with securities laws, and we may continue to be contingently liable for rescission or damages in an indeterminate amount” and “Risk Factors — Your right of rescission under federal and state law, if any, may not survive if you affirmatively reject or fail to accept the Rescission Offer.”

Q:
May I accept the Rescission Offer in part?

A:
No. If you accept the Rescission Offer, then you must accept it for all Shares that were purchased during the Purchase Period that you hold as of the Expiration Date, as well as all Shares that you purchased during the Purchase Period that were sold at a loss. As described above, however, if you accept the Rescission Offer, we will repurchase the Shares you hold as of the Expiration Date only if they have a closing price, as of the Expiration Date, that is less than the amount you paid for the Shares plus interest through the Expiration Date, minus the value of any dividends or distributions on such Shares.

If you do not accept the Rescission Offer in full, you will retain the Shares and will not receive any payment for the Shares subject to the Rescission Offer.
Q:
What happens if I accept the Rescission Offer for Shares purchased during the Purchase Period but the amount I would receive for the Shares is less than the closing price of the Shares on the Expiration Date?

A:
If you submit a Rescission Offer Acceptance Form to AST, our transfer agent for the Rescission Offer, and currently own Shares purchased during the Purchase Period, we will not repurchase those Shares for which the amount per share that you paid plus interest (through the Expiration Date), minus the value of any dividends or distributions on such Shares, is less than the closing price of a Share as of the Expiration Date, as it would not be economically beneficial to you. Accordingly, you will continue to hold those Shares in your account or outside the Plan, as applicable, and except as set forth in this prospectus supplement, the Rescission Offer will not affect your ability to sell such Shares.

If such Shares were not held by you in your Plan or the BBWI Stock Fund within the Victoria’s Secret Retirement Plan account and, pursuant to the Rescission Offer, were delivered to AST (either by your broker, IRA custodian, other tax-qualified retirement plan or other nominee via the Depository Trust Company’s Deposit and Withdrawal at Custodian (“DWAC”) service, or in the form of certificated shares), we will not charge any expense of returning those Shares to you (your broker, IRA custodian, other tax-qualified retirement plan or other nominee may, however, charge a fee to take any shares back from AST). If applicable, AST will contact you after the Expiration Date with more information on how your Shares will be returned to you.
Q:
What do I need to do now to accept the Rescission Offer?

A:
If you want to accept the Rescission Offer, please complete, sign and date the Rescission Offer Acceptance Form which accompanies this prospectus supplement (and a template of which is also included as Appendix A), together with any other required documents as set forth below and in the Rescission Offer Acceptance Form, and deliver them so that they are received by AST, our transfer agent for the Rescission Offer, at or before 4:00 PM, Eastern time, on September 12, 2022, the Expiration Date. See “— Other Required Documents” below in this question.

You may return your completed Rescission Offer Acceptance Form and any accompanying required documents by ordinary, certified or registered mail or via overnight delivery or courier. You may send your materials to:
Bath & Body Works, Inc. Rescission Offer
American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219
The Rescission Offer Acceptance Form must be legible. You should retain a copy of your completed Rescission Offer Acceptance Form for your personal records. We recommend that you return the Rescission Offer Acceptance Form (together with any other required documents) sufficiently in advance of the Expiration Date to ensure its receipt by AST by the deadline specified above. The method for returning the Rescission Offer Acceptance Form is at your option and risk, and delivery will be deemed made only when actually received by AST at the address indicated above. We recommend using registered mail with return receipt requested.

Other Required Documents:
•
If you are accepting the Rescission Offer only with respect to Shares that, as of the Expiration Date, are held within the Plan and/or Shares sold at a loss within the Plan prior to the Expiration Date, you will not need to return any additional documentation (apart from the Rescission Offer Acceptance Form). If you are accepting the Rescission Offer only with respect to Shares that, as of the Expiration Date, are held in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan and/or Shares sold at a loss in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan prior to the Expiration Date, you will not need to return any additional documentation (apart from the Rescission Offer Acceptance Form), subject to the procedures adopted by Alight, the administrator of the Victoria’s Secret Retirement Plan. Participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan should contact Alight, the Victoria’s Secret Retirement Plan administrator, at 1-833-935-3330, for additional information.

•
If you are accepting the Rescission Offer with respect to Shares that, prior to the Expiration Date, were transferred to you from either the Plan or the BBWI Stock Fund within the Victoria’s Secret Retirement Plan (in the form of certificated shares or to your individual brokerage account, IRA or other tax-qualified retirement plan) and that you continue to hold as of the Expiration Date, in addition to mailing a properly completed accompanying Rescission Offer Acceptance Form, you must also submit the following documentation:

•
You must deliver, or arrange for your broker, IRA custodian, other tax-qualified retirement plan or other nominee to deliver, the Shares that, as of the Expiration Date, you hold outside of the Plan or the BBWI Stock Fund within the Victoria’s Secret Retirement Plan to AST, our transfer agent for this Rescission Offer. If you hold your Shares through a broker, IRA custodian, other tax-qualified retirement plan or other nominee, please send the Broker Instruction Supplement included in the Rescission Offer Acceptance Form to your broker, IRA custodian, other tax-qualified retirement plan or other nominee to help facilitate the transfer of your Shares. Your broker, IRA custodian, other tax-qualified retirement plan or other nominee may charge you a fee for transferring your Shares via DWAC to AST on your behalf. You should consult your broker, IRA custodian, other tax-qualified retirement plan or other nominee to determine whether any charges will apply. You will be required to bear your own costs for tendering Shares and for acceptance, and withdrawal from acceptance, of the Rescission Offer. See “— If I received an in-kind distribution of Shares from either the Plan or the BBWI Stock Fund within the Victoria’s Secret Retirement Plan, what do I need to do to accept the Rescission Offer if, as of the Expiration Date, I will still hold those Shares through a broker, IRA custodian, another tax-qualified retirement plan or other nominee, or as certificated shares?” below.

•
If you are a U.S. Person (which includes U.S. citizens and residents), you need to complete and return the Form W-9 included in the Rescission Offer Acceptance Form. If you are a non-U.S. Person, you need to complete the Form W-8BEN included in the Rescission Offer Acceptance Form. Please review the Instructions to the Rescission Offer Acceptance Form to determine if you qualify as a U.S. Person. You may participate in the Rescission Offer even if you do not complete your Form W-9 or Form W-8BEN. However, if your properly completed Form W-9 or Form W-8BEN is not received with your Rescission Offer Acceptance Form, we may be required to withhold U.S. tax from any Rescission Offer payment made to you.

•
For Shares held in an IRA or another tax-qualified retirement plan:   If you accept the Rescission Offer and, as of the Expiration Date, will hold Shares only in an IRA or another tax-qualified retirement plan, you will not need to fill out a Form W-9 or Form W-8 BEN. However, you will need to provide information to allow us to make payment to your IRA custodian or other tax-qualified retirement plan with respect to those Shares. Such payment will be in the form of a check made out to your IRA custodian or other tax-qualified retirement plan and delivered to you at the address to which this prospectus supplement was mailed. It will be your responsibility to deliver the check to your IRA custodian or other tax-qualified retirement plan. If you have transferred your Shares out of the Plan or the BBWI Stock Fund within the Victoria’s Secret Retirement Plan into a tax deferred plan (such as an IRA account), to avoid a taxable event, you must instruct AST to issue the check under the name of your IRA custodian (e.g., Charles

Schwab as IRA Custodian for John Smith) by completing the Special Payment Instructions box located in the Rescission Offer Acceptance Form. If you do not provide such information, payment for those Shares will be made to you as a taxable distribution in the form of a check sent to the address to which this prospectus supplement was mailed. If this address is incorrect, Plan participants who are currently employed by the Company should log in to HR Access or call HR Direct at 866-473-4728 to make the necessary update. Plan participants who are no longer employed by the Company should contact Alight at 1-888-445-4567 to update your address. Participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan should contact Alight at 1-833-935-3330, and all others should contact AST at 1-877-248-6417 to update your address. All participants must also correct their printed address on the Rescission Offer Acceptance Form.
•
If you are accepting the Rescission Offer with respect to Shares that were transferred to you either from the Plan or the BBWI Stock Fund within the Victoria’s Secret Retirement Plan (in the form of certificated shares or to your individual brokerage account, IRA or other tax-qualified retirement plan) and sold at a loss, in addition to mailing a properly completed accompanying Rescission Offer Acceptance Form, you must also submit the following documentation:

•
You must deliver to AST, in accordance with the instructions set forth in the Rescission Offer Acceptance Form, reasonably satisfactory proof of a bona fide sale transaction (including proof of the sale price) and proof of original acquisition. See “— What is considered proof of a bona fide transaction? What is considered proof of original acquisition?” below.

•
If you are a U.S. Person (which includes U.S. citizens and residents), complete and return the Form W-9 included in the Rescission Offer Acceptance Form. If you are a non-U.S. Person, complete and return the Form W-8BEN included in the Rescission Offer Acceptance Form. Please review the Instructions to the Rescission Offer Acceptance Form to determine if you qualify as a U.S. Person. You may participate in the Rescission Offer even if you do not complete your Form W-9 or Form W-8BEN. However, if your properly completed Form W-9 or Form W-8BEN is not received with your Rescission Offer Acceptance Form, we may be required to withhold U.S. tax from Rescission Offer payments made to you.

•
For Shares sold from an IRA or another tax-qualified retirement plan:   If you accept the Rescission Offer and sold Shares at a loss only from your Plan account, from your IRA, or from your other tax-qualified retirement plan, including the Victoria’s Secret Retirement Plan, you will not need to fill out a Form W-9 or Form W-8 BEN. However, you will need to provide information to allow us to make payment to your IRA custodian or other tax-qualified retirement plan with respect to those Shares. Such payment will be in the form of a check made out to your IRA custodian or other tax-qualified retirement plan and delivered to you at the address to which this prospectus supplement was mailed. It will be your responsibility to deliver the check to your IRA custodian or other tax-qualified retirement plan. If you have transferred your Shares out of the Plan or the BBWI Stock Fund within the Victoria’s Secret Retirement Plan into a tax deferred plan (such as an IRA account), to avoid a taxable event, you must instruct AST to issue the check under the name of your IRA custodian (e.g., Charles Schwab as IRA Custodian for John Smith) by completing the Special Payment Instructions box located in the Rescission Offer Acceptance Form. If you do not provide such information, payment for those Shares will be made to you as a taxable distribution in the form of a check sent to the address to which this prospectus supplement was mailed. If this address is incorrect, Plan participants who are currently employed by the Company should log in to HR Access or call HR Direct at 866-473-4728 to make the necessary update. Plan participants who are no longer employed by the Company should contact Alight at 1-888-445-4567 to update your address. Participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan should contact Alight at 1-833-935-3330, and all others should contact AST at 1-877-248-6417 to update your address. All participants must also correct their printed address on the Rescission Offer Acceptance Form.

YOUR PROPERLY COMPLETED RESCISSION OFFER ACCEPTANCE FORM (TOGETHER WITH ANY OTHER REQUIRED DOCUMENTS, INCLUDING SHARES THAT MAY BE REQUIRED TO BE DELIVERED) MUST BE LEGIBLE AND RECEIVED BY AST, OUR

TRANSFER AGENT, AT OR BEFORE 4:00 PM, EASTERN TIME, ON SEPTEMBER 12, 2022, THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ACCEPTANCE FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED, WHETHER YOUR SHARES HAVE BEEN PROPERLY DELIVERED TO AST, WHETHER ANY REQUIRED PROOF IS REASONABLY SATISFACTORY AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.
We expect that proceeds will be disbursed to your account (or, in the case of Shares distributed from either the Plan or the BBWI Stock Fund within the Victoria’s Secret Retirement Plan in the form of an in-kind distribution, payment to be made to you, your IRA custodian or other tax-qualified retirement plan via check) on or before September 21, 2022, or as soon as practicable thereafter. You may confirm that the proceeds have been disbursed to your Plan account by viewing your online account history, which, for Plan participants can be accessed by logging on to www.upointhr.com/bbw or by contacting Alight at 1-888-445-4567 and, for participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan, can be accessed by logging on to www.upointhr.com/vsco or by contacting Alight at 1-833-935-3330. Representatives are available Monday through Friday, 8:00 AM to 8:00 PM, Eastern time. For more information, see “Questions and Answers About the Rescission Offer — Where can I obtain purchase and sales history about my Shares?”
All determinations with respect to the Rescission Offer Acceptance Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election and the sufficiency of any documentation) will be made by us, which determinations shall be final and binding.
If you have any questions related to accepting or rejecting the Rescission Offer, you may call D.F. King, our information agent for the Rescission Offer, at (800) 791-3319, or at BBW@dfking.com, Monday through Friday, between the hours of 9:00 AM and 9:00 PM, Eastern time.
Q:
If I received an in-kind distribution of Shares from either the Plan or the BBWI Stock Fund within the Victoria’s Secret Retirement Plan, what do I need to do to accept the Rescission Offer if, as of the Expiration Date, I will still hold those Shares through a broker, IRA custodian, another tax-qualified retirement plan or other nominee, or as certificated shares?

A:
If, as of the Expiration Date, you hold Shares subject to the Rescission Offer outside of the Plan or the BBWI Stock Fund within the Victoria’s Secret Retirement Plan through a broker, IRA custodian, another tax-qualified retirement plan or other nominee, and you desire to accept the Rescission Offer with respect to those Shares, you should (i) properly complete and deliver the Rescission Offer Acceptance Form (together with any other required documents) to AST and (ii) contact your broker, IRA custodian, other tax-qualified retirement plan or other nominee promptly and instruct it to initiate a DWAC to deliver such Shares to AST (please also complete and send the Broker Instruction Supplement included in the Rescission Offer Acceptance Form to your broker, IRA custodian, other tax-qualified retirement plan or other nominee). You should contact your broker, IRA custodian, other tax-qualified retirement plan or other nominee as soon as practicable to allow for sufficient time for your broker, IRA custodian, other tax-qualified retirement plan or other nominee to deliver your Shares via DWAC to AST. Your broker, IRA custodian, other tax-qualified retirement plan or other nominee must include in the comments field the unique offer identification number printed on the front of your Rescission Offer Acceptance Form (the “Unique Offer Identification Number”), or your Shares will not be accepted and you will be deemed to have rejected the Rescission Offer. Your broker, IRA custodian, other tax-qualified retirement plan or other nominee may charge you a fee for delivering the Shares. You should consult with your broker, IRA custodian, other tax-qualified retirement plan or other nominee to determine whether any charges will apply.

In addition, if, as of the Expiration Date, you hold Shares subject to the Rescission Offer outside of the Plan or the BBWI Stock Fund within the Victoria’s Secret Retirement Plan through an IRA custodian or another tax-qualified retirement plan (or have sold Shares subject to the Rescission Offer at a loss through an IRA custodian or another tax-qualified retirement plan), in accordance with the instructions set forth in the Rescission Offer Acceptance Form, you will need to provide information to allow us to make payment to your IRA custodian or other tax-qualified retirement plan with respect to those Shares.

Such payment will be in the form of a check made out to your IRA custodian or other tax-qualified retirement plan and delivered to you at the address to which this prospectus supplement was mailed. It will be your responsibility to deliver the check to your IRA custodian or other tax-qualified retirement plan. If you do not provide such information, payment for those Shares will be made to you as a taxable distribution in the form of a check sent to the address to which this prospectus supplement was mailed. If this address is incorrect, Plan participants who are currently employed by the Company should log in to HR Access or call HR Direct at 866-473-4728 to make the necessary update. Plan participants who are no longer employed by the Company should contact Alight at 1-888-445-4567 to update your address. Participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan should contact Alight at 1-833-935-3330, and all others should contact AST at 1-877-248-6417 to update your address. All participants must also correct their printed address on the Rescission Offer Acceptance Form.
If you acquired, and as of the Expiration Date still hold, Shares subject to the Rescission Offer that were distributed to you from the Plan or the BBWI Stock Fund within the Victoria’s Secret Retirement Plan in the form of certificated Shares, and you desire to accept the Rescission Offer with respect to those Shares, you should (i) properly complete the Rescission Offer Acceptance Form (together with any other required documents) and (ii) deliver such certificated Shares, along with the Rescission Offer Acceptance Form, to AST in accordance with the instructions set forth in the Rescission Offer Acceptance Form. (See “The Rescission Offer — How to Accept or Reject the Rescission Offer — How to Accept the Rescission Offer — Accepting the Rescission Offer for Shares Held Through a Broker, Other Tax-Qualified Retirement Plan or Other Nominee, or as Certificated Shares.”) Your Share certificate(s) must include the Unique Offer Identification Number printed on the front of your Rescission Offer Acceptance Form, as Shares will not be accepted without it. You will be deemed to have rejected the Rescission Offer if the Unique Offer Identification Number is not included with your Share certificate(s). You should make arrangements sufficiently in advance to ensure your Shares are delivered to AST at the above address by the Expiration Date.
Q:
What is considered proof of a bona fide transaction? What is considered proof of original acquisition?

A:
If you have sold Shares at a loss from within the Plan or the Victoria’s Secret Retirement Plan, you will not need to provide proof of loss for such Shares.

If you received an in-kind distribution of Shares from the Plan or the BBWI Stock Fund within the Victoria’s Secret Retirement Plan and sold those Shares at a loss, you will need to deliver to AST, in accordance with the instructions set forth in the Rescission Offer Acceptance Form, proof of loss reasonably satisfactory to the Company evidencing the sale price and amount of such Shares. Satisfactory proof may take the form of a receipt or transaction or confirmation statement from the broker, IRA custodian, another tax-qualified retirement plan or other person conducting the sale, and may include confirmation of Shares sold on official broker letterhead that details the sale price, Form 1099B statements showing the sales proceeds or transactional statements on your broker’s letterhead. The sale price may have been paid in either cash or property. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of sale.
In addition, you will also need to provide proof reasonably satisfactory to the Company of your original acquisition pursuant to the Plan, during the Purchase Period, of the sold Shares. Satisfactory proof may take the form of a receipt or transaction or confirmation statement from the broker, IRA custodian, another tax-qualified retirement plan or other person receiving the Shares from the Plan or the BBWI Stock Fund within the Victoria’s Secret Retirement Plan and holding or administering the Shares on your behalf.
If the proof of a bona fide sale (including proof linking Shares sold through a broker, IRA custodian or another tax-qualified retirement plan to your original acquisition of such Shares pursuant to the Plan during the Purchase Period) is not reasonably satisfactory to the Company, in its sole discretion, you will be deemed to have rejected the Rescission Offer.
Q:
What do I need to do now to reject the Rescission Offer?

A:
You do not need to take any action to reject the Rescission Offer.

If you have already accepted the Rescission Offer by returning a Rescission Offer Acceptance Form and now wish to reject the Rescission Offer, see “— Can I change my election after I have mailed my signed Rescission Offer Acceptance Form?” below.
Q:
What happens if I fail to properly complete or deliver the Rescission Offer Acceptance Form or take any other required action in a timely manner?

A:
If you do not return a properly completed Rescission Offer Acceptance Form (together with any other required documents) to us at or before 4:00 PM, Eastern time, on September 12, 2022, the Expiration Date, or if you fail to take any other required action in a timely manner, you will be deemed to have rejected the Rescission Offer, unless we in our sole discretion elect to waive the requirement for a particular document or action, or to extend the deadline for the delivery of any required document or the taking of any required action, as applicable.

If you reject the Rescission Offer, you will not receive any payment with respect to the Shares subject to the Rescission Offer, and any Shares you hold in your account or otherwise will remain in their respective account. In addition, the Shares that you now hold and that are subject to the Rescission Offer, for purposes of applicable federal securities law, will be registered securities as of the date of this prospectus supplement.
Participation in the Rescission Offer by participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan is subject to the procedures of Alight, the administrator of the Victoria’s Secret Retirement Plan. Participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan should contact Alight at 1-833-935-3330 for additional information. No assurance can be provided that participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan will be able to validly accept the Rescission Offer.
Q:
Can I change my election after I have mailed my signed Rescission Offer Acceptance Form?

A:
Yes. You can change your decision about accepting the Rescission Offer at any time at or before 4:00 PM, Eastern time, on September 12, 2022, the Expiration Date.

If you decide to reject the Rescission Offer after you have already submitted a Rescission Offer Acceptance Form, you must properly complete, sign and date the Rescission Offer Withdrawal Form which accompanies this prospectus supplement (and a template of which is also included as Appendix B), and deliver it so that it is received by AST, our transfer agent for the Rescission Offer, at or before 4:00 PM, Eastern time, on the Expiration Date. To properly complete your Rescission Offer Withdrawal Form, you must include the Unique Offer Identification Number that is located on the front of your Rescission Offer Acceptance Form.
You may return your completed Rescission Offer Withdrawal Form by ordinary, certified or registered mail or via overnight delivery or courier. You may send your materials to:
Bath & Bath Works, Inc. Rescission Offer
American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219
The Rescission Offer Withdrawal Form must be legible. To properly complete your Rescission Offer Withdrawal Form, you must include the Unique Offer Identification Number that is located on the front of your Rescission Offer Acceptance Form. You should retain a copy of your completed Rescission Offer Withdrawal Form for your personal records. We recommend that you return the Rescission Offer Withdrawal Form sufficiently in advance of the Expiration Date to ensure its receipt by AST by the deadline specified above. The method for returning the Rescission Offer Withdrawal Form is at your option and risk, and delivery will be deemed made only when actually received by AST at the address indicated above. We recommend using registered mail with return receipt requested.

IF YOU HAVE PREVIOUSLY ACCEPTED THE RESCISSION OFFER AND YOU CHANGE YOUR ELECTION, WE MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED RESCISSION OFFER WITHDRAWAL FORM AT OR BEFORE 4:00 PM, EASTERN TIME, ON SEPTEMBER 12, 2022, THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO YOUR ELECTION ON THE LAST EFFECTIVE RESCISSION OFFER ACCEPTANCE FORM THAT YOU SUBMITTED AND WE ACCEPTED.
WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER WITHDRAWAL FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO WITHDRAW YOUR ACCEPTANCE OF THE RESCISSION OFFER.
All determinations with respect to the Rescission Offer Withdrawal Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election and the sufficiency of any documentation) will be made by us, which determinations shall be final and binding.
Q:
Does the Rescission Offer affect my ability to make withdrawals or distributions under the Stock Fund?

A:
Yes. You will not be able to request a withdrawal (including a hardship withdrawal) or distribution that would require the transfer, sale, liquidation or distribution of any Company common stock through the Stock Fund during the blackout period. See “Notice of Blackout Period.”

Q:
Other than restrictions on (i) transfers into and out of the Stock Fund and (ii) requests for a withdrawal or distribution from the Stock Fund, are there any other new restrictions on my right to exercise control over my Plan account during the blackout period?

A:
No. Similar restrictions may apply to participants within the BBWI Stock Fund within the Victoria’s Secret Retirement Plan eligible to participate in the Rescission Offer. Participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan should contact Alight, the Victoria’s Secret Retirement Plan administrator, at 1-833-935-3330, for additional information.

Q:
When and how will I receive payment for my Shares if I properly accept the Rescission Offer?

A:
If we receive a legible, properly completed Rescission Offer Acceptance Form from you, along with all other required documents, on or before the Expiration Date and we determine that you are eligible to accept the Rescission Offer, we expect that you will receive payment for your Shares on or before September 21, 2022, or as soon as practicable thereafter.

•
All proceeds to which you are entitled by accepting the Rescission Offer for Shares you hold in your Plan as of the Expiration Date will be credited to that account (including proceeds for Shares which you sold at a loss directly from that account). If you are a current Plan participant, these proceeds will be invested in accordance with your current investment election or, if you do not have an investment election on file, the proceeds will be invested in the Plan’s qualified default investment alternative (“QDIA”). The Plan’s QDIA is the age-appropriate T. Rowe Price Retirement Fund based on your date of birth and a retirement age of 65. You may exchange the amount invested in such QDIA into other investment funds available under the Plan in accordance with the Plan’s normal procedures. Participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan should contact Alight, the Victoria’s Secret Retirement Plan administrator, at 1-833-935-3330, for further information about the plan’s investment election and QDIA procedures.

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Distributions from your Plan or Victoria’s Secret Retirement Plan account will be managed in accordance with the terms of such plan. Pursuant to the terms of the Plan, if you are no longer an employee of the Company but you have an account in the Plan with a balance of $1,000 or less, your account balance will be automatically paid out to you as a taxable distribution unless you contact Alight, the administrator of the Plan, and request either a withdrawal or rollover of this amount. If your account balance is greater than $1,000, you may leave your money in the Plan and continue to manage your account subject to the terms of the Plan.

•
All proceeds to which you are entitled by accepting the Rescission Offer for Shares that you hold in an IRA or another tax-qualified retirement plan as of the Expiration Date (including proceeds for Shares that you sold at a loss within your IRA or another tax-qualified retirement plan) will be paid in a check made payable to the IRA custodian or other tax-qualified retirement plan, to be sent to you at the address to which this prospectus supplement was mailed. If this address is incorrect, Plan participants who are currently employed by the Company should log in to HR Access or call HR Direct at 866-473-4728 to make the necessary update. Plan participants who are no longer employed by the Company should contact Alight at 1-888-445-4567 to update your address. Participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan should contact Alight at 1-833-935-3330, and all others should contact AST at 1-877-248-6417 to update your address. All participants must also correct their printed address on the Rescission Offer Acceptance Form. It will be your responsibility to deliver the check that you receive to your IRA custodian or other tax-qualified retirement plan.

•
All proceeds to which you are entitled by accepting the Rescission Offer for Shares that you hold outside of your account in the Plan or BBWI Stock Fund within the Victoria’s Secret Retirement Plan account, IRA or other tax-qualified retirement plan as of the Expiration Date, whether through a broker or as certificated shares (including proceeds for Shares that you sold at a loss), will be paid to you as a taxable payment, in U.S. dollars, in a check to be sent to you at the address to which this prospectus supplement was mailed. If this address is incorrect, Plan participants who are currently employed by the Company should log in to HR Access or call HR Direct at 866-473-4728 to make the necessary update. Plan participants who are no longer employed by the Company should contact Alight at 1-888-445-4567 to update your address. Participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan should contact Alight at 1-833-935-3330, and all others should contact AST at 1-877-248-6417 to update your address. All participants must also correct their printed address on the Rescission Offer Acceptance Form.

To make any of the above elections, or to obtain a copy of the Plan’s Summary Plan Description (including additional information regarding the distribution of account balances), contact Alight, the administrator of the Plan, at 1-888-445-4567 or log on to www.upointhr.com/bbw. Representatives are available to answer questions and process transactions Monday through Friday, 8:00 AM to 8:00 PM, Eastern time.
Participation in the Rescission Offer by participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan is subject to the procedures of Alight, the administrator of the Victoria’s Secret Retirement Plan. No assurance can be provided that participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan will be able to validly accept the Rescission Offer. Participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan should contact Alight at 1-833-935-3330 for information regarding any additional procedures.
Q:
How will the Rescission Offer be funded?

A:
The Rescission Offer will be funded from our existing cash balance. Even if all persons eligible to participate in the Rescission Offer accept our offer to the full extent, based on the current market price of our common stock, we do not expect that this Rescission Offer, and the exercise of other applicable rescission rights, would have a material impact on our results of operations, financial condition, or liquidity.

Q:
Who can help answer my questions?

A:
If you have questions regarding the Rescission Offer, you may call D.F. King, our information agent for the Rescission Offer, at (800) 791-3319, or at BBW@dfking.com, Monday through Friday, between the hours of 9:00 AM and 9:00 PM, Eastern time.

RISK FACTORS
An investment in our common stock involves risks. In deciding whether to accept or reject the Rescission Offer, you should consider all of the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the following risk factors relating to the Rescission Offer in addition to the risks identified in “Forward-Looking Statements” above and the risks identified in our Annual Report on Form 10-K for the year ended January 29, 2022, including those risks identified under the caption “Risk Factors” and, to the extent applicable, our subsequent quarterly reports on Form 10-Q. Please see “Where You Can Find More Information.”
The Rescission Offer may not bar claims relating to our possible noncompliance with securities laws, and we may continue to be contingently liable for rescission or damages in an indeterminate amount.
It is not certain that the Rescission Offer will have the effect of barring claims relating to our noncompliance with applicable federal securities laws. If a person accepts the Rescission Offer, we believe our potential liability to that person will be eliminated. If a person rejects or fails to respond to the Rescission Offer, we may continue to be contingently liable for rescission or damages, which could result in an adverse effect on our results of operations and financial condition. In addition, the Rescission Offer will not prevent regulators from pursuing actions or imposing penalties and fines against us with respect to any potential violations of securities laws. In any event, based on the current market price of our common stock, we do not expect the Rescission Offer to have a material impact on our results of operations, financial condition or liquidity.
Your right of rescission under federal and state law, if any, may not survive if you affirmatively reject or fail to accept the Rescission Offer.
The rights remaining to the recipients of a rescission offer are not clearly delineated under the federal or certain state securities laws. If you affirmatively reject or fail to accept the Rescission Offer, it is unclear whether your federal right of rescission, if any, will be preserved. The staff of the SEC has taken the position that a person’s federal right of rescission may survive a rescission offer. However, the few federal courts that have addressed this issue in the past have suggested that, at least in certain circumstances, a person who rejects or fails to accept a rescission offer may be precluded from later seeking similar relief.
The Rescission Offer may also affect your right of rescission and your right to damages, if any, under state law. We believe that the sale and issuance of Shares pursuant to the Plan that are the subject of the Rescission Offer were exempt from registration under state laws. Furthermore, we believe that the Rescission Offer is exempt from registration under the laws of such states and thus need not comply with the laws of such states regulating such offers. However, we do not make any representation as to the compliance of this Rescission Offer with applicable state law. Under most state laws, acceptance or rejection of a rescission offer may preclude offerees from initiating an action against the rescission offeror in connection with the registration of securities that are the subject of the rescission offer. We may assert, among other defenses, in any litigation initiated by a person eligible to participate in the Rescission Offer who accepts or rejects (or is deemed to reject) the Rescission Offer, that such person is legally barred from asserting such claims as a result of the Rescission Offer.
Generally, the statute of limitations under the Securities Act for enforcement of federal statutory rescission rights by a security holder is one year commencing on the date of the sale of the security sold in violation of the federal registration requirements.
You will not be permitted to conduct any transactions into or out of the Company common stock within your Plan account for a period of time following the Expiration Date.
Because you will not be permitted to conduct any transactions into or out of Company common stock under the Plan during the blackout period commencing at 4:00 PM, Eastern time, on September 12, 2022, you will be subject to the risk that, due to events in the securities markets, the value of your Plan account could significantly decline during this period and you would not be able to transfer funds out of Company common stock to avert this result. See “Notice of Blackout Period” for additional information. Similar restrictions may apply to participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan. Such participants should contact Alight, the Victoria’s Secret Retirement Plan administrator, for additional information.
In addition, any proceeds you receive in the Rescission Offer for the sale of Shares you hold in your Plan account as of the Expiration Date will be deposited into your Plan account on or before September 21, 2022, or as soon as practicable thereafter. If you are an active participant, these proceeds will be invested in accordance with your current investment election (or, if you do not have an investment election on file, the proceeds will be invested in the Plan’s QDIA). The Plan’s QDIA is the age-appropriate T. Rowe Price Retirement Fund based on your date of birth and a retirement age of 65. In all cases, you will be subject to the risk that the purchase price of the applicable investment could increase in value prior to the reinvestment of proceeds in your account, resulting in a higher cost for such investment. Participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan should contact Alight, the Victoria’s Secret Retirement Plan administrator, at 1-833-935-3330, for further information about any applicable blackout period, and the plan’s investment election and QDIA procedures.
We cannot predict whether the amounts you would receive in the Rescission Offer for Shares that you still own would be greater than the fair market value of our common stock.
Our common stock is actively traded on the NYSE under the symbol “BBWI.” The amount you would receive in the Rescission Offer is fixed and is not tied to the market value of our common stock on the NYSE at the time the Rescission Offer closes at 4:00 PM, Eastern time, on September 12, 2022, the Expiration Date. However, eligibility for Shares tendered in the Rescission Offer is tied to the market value of our common stock on the Expiration Date, and we will not accept your Rescission Offer Acceptance Form for Shares you currently own if the original purchase price of such Shares at the time of your acquisition under the Plan plus interest (through the Expiration Date), minus the value of any dividends or distributions on such Shares, is less than the closing price of the Shares as of the Expiration Date, as it would not be economically beneficial to you.
Even if accepting the Rescission Offer would be economically beneficial to you at the time of the Expiration Date (and therefore you are eligible to accept the Rescission Offer), we cannot anticipate subsequent market developments, whether at the time payment is made or thereafter, and we cannot predict whether accepting the Rescission Offer would continue to be economically beneficial to you following the Expiration Date. On July 28, 2022, the last reported sale price for our common stock on the NYSE was $35.38 per share.
You need to consider certain U.S. federal income tax consequences of accepting or rejecting the Rescission Offer.
See “Material U.S. Federal Income Tax Considerations.”

OUR COMPANY
Bath & Body Works, Inc. is a specialty retailer of home fragrance, body care and soaps and sanitizer products. Through the Bath & Body Works, White Barn and other brand names, we sell merchandise through Company-operated specialty retail stores in the United States of America and Canada, and through our websites and other channels. Our international operations are primarily through franchise, license and wholesale partners. We operate as and report a single segment that includes all of our continuing operations.
Our principal executive offices are located at Three Limited Parkway, Columbus, Ohio 43230. Our Investor Relations telephone number is 614-415-6400, option #1. Internet users can obtain information about Bath & Body Works at www.bbwinc.com. However, the information on our website is not a part of this prospectus supplement.

THE RESCISSION OFFER
The Plan
The Plan is a qualified defined contribution plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The purpose of the Plan is to provide a method for participants to save a specified percentage of the participant’s compensation for retirement, before or after deduction of federal income tax and, where allowed, state, city and county income tax, on such compensation and to give participants a means for acquiring shares of Company common stock and thereby sharing in the growth and success of the Company. Matrix Trust Company is the Trustee of the Plan.
Amounts in participants’ accounts are held in a trust fund maintained for the benefit of participants in the Plan. As of July 29, 2022, there were 25 investment choices available to participants under the Plan. All contributions to a participant’s Plan account are invested in accordance with the participant’s investment elections, or if no election is made, to the Plan’s designated default investment option.
One of the investment choices in the Plan is the Stock Fund. Plan participants can purchase shares of our common stock through the Stock Fund, and those shares of common stock are held by the Trustee on behalf of the Plan participants. The Trustee purchases and sells our common stock in the open market at market prices to effectuate Plan participants’ transactions in the Stock Fund. The Trustee utilizes all available assets of the Stock Fund, to the extent practicable, to purchase Company common stock. Such shares of common stock are held by the Trustee until distribution or sale for distribution of cash to Plan participants or their beneficiaries or until disposition is required to implement changes in a Plan participant’s investment designations. For administrative purposes, each Plan participant’s account reflects interests in the Stock Fund as units rather than as shares of Company common stock.
As used within this prospectus supplement, the term “Shares” represent the shares of Company common stock Plan participants are deemed to have purchased during the Purchase Period through their transactions in the Stock Fund.
A number of restrictions exist regarding participants’ transfers and other activity related to Company common stock held under the Plan. These include restrictions during the Rescission Offer blackout period. In order to ensure smooth processing of the Rescission Offer, all of your transactions into and out of the Stock Fund (including transactions pursuant to requests for a withdrawal or distribution) will be temporarily suspended for a period of time beginning on the expiration of the Rescission Offer, whether or not you accept the Rescission Offer and whether or not we repurchase your Shares. This temporary suspension is called a “blackout period.” The blackout period will begin at 4:00 PM, Eastern time, on September 12, 2022 and will end once the proceeds from the Rescission Offer are credited to applicable Plan accounts, which we expect to occur on or before September 21, 2022, or as soon as practicable thereafter. For more information about the blackout period, see “Notice of Blackout Period.” Similar restrictions may apply to participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan. Such participants should contact Alight, the Victoria’s Secret Retirement Plan administrator, for additional information.
Background and Reasons for the Rescission Offer
The SEC takes the position that we are required to register with the SEC the deemed offer and sale of Company shares to participants through the Stock Fund under the Plan, although such shares of Company common stock purchased for the Stock Fund and held by the Trustee on behalf of the Plan participants were purchased in the open market, as described above in “— The Plan.” We determined that we inadvertently exceeded the number of shares registered with the SEC for offer and sale to participants in the Plan. On February 10, 2022, we filed a registration statement on Form S-8 covering the sale and issuance of an additional 500,000 shares of our common stock that may be sold through the Plan.
We are making this Rescission Offer with respect to 136,380 unregistered Shares sold pursuant to the Plan during the Purchase Period. We are making the Rescission Offer to ensure compliance with the Securities Act and to limit any contingent liability we may have as a result of possible noncompliance with applicable federal registration requirements in connection with the purchase of such Shares by Plan participants pursuant to the Plan.

Non-employee members of our Board of Directors have not been eligible to participate in the Plan and therefore are not eligible to participate in the Rescission Offer. Our current executive officers have informed us that they do not intend to participate in the Rescission Offer.
Employees of L Brands, Inc. prior to the Separation that transferred to Victoria’s Secret & Co. in connection therewith that purchased Shares through the Stock Fund pursuant to the Plan during the Purchase Period prior to the Separation are eligible to participate in the Rescission Offer, subject to the procedures adopted by Alight, the administrator of the Victoria’s Secret Retirement Plan. At the time of the Separation, Shares held by such persons through the Stock Fund within the Plan were transferred to the BBWI Stock Fund within the Victoria’s Secret Retirement Plan.
Effect of the Rescission Offer
If you reject, or fail to timely accept in full, the Rescission Offer in accordance with the terms and conditions set forth in this prospectus supplement and the instructions set forth in the Rescission Offer Acceptance Form by 4:00 PM, Eastern time, on September 12, 2022, the Expiration Date, or if you accept the Rescission Offer but we determine that you are not eligible to accept the Rescission Offer under the terms set forth in this prospectus supplement, you will retain any Shares you own and will not receive any payment for Shares subject to the Rescission Offer (including Shares that you may have previously sold). In addition, the Shares that are subject to the Rescission Offer, for purposes of applicable federal securities law, will be registered securities as of the date of this prospectus supplement.
Your acceptance of the Rescission Offer may preclude you from later seeking similar relief, if any is available. We may assert, among other defenses, in any litigation initiated by a person eligible to participate in the Rescission Offer who accepts or rejects (or is deemed to reject) the Rescission Offer, that such person is legally barred from asserting such claims as a result of the Rescission Offer. For federal securities law purposes, rejection of or the failure to accept a rescission offer may not terminate an offeree’s right to bring a civil action against the offeror for failure to register securities under the Securities Act before expiration of the applicable statute of limitations. The staff of the SEC takes the position that a person’s federal right of rescission may survive a rescission offer. However, the few federal courts that have addressed this issue in the past have suggested that, at least in certain circumstances, a person who rejects or fails to accept a rescission offer may be precluded from later seeking similar relief. Each person is urged to consider this possibility with respect to our Rescission Offer. Our Rescission Offer is not an admission that we did not comply with applicable federal or state requirements, nor is it a waiver by us of any applicable statute of limitations or any potential defense we may have.
The above discussion relates primarily to your potential rescission rights and does not address the antifraud provisions of federal securities laws or rights under state securities laws, common law or equity. We believe that the sale and issuance of Shares that are the subject of the Rescission Offer were exempt from registration under state laws. Furthermore, we believe that this Rescission Offer is exempt from registration under state laws and thus need not comply with state laws regulating such offers. However, we do not make any representation as to the compliance of this Rescission Offer with any applicable state law. Under most state laws, acceptance or rejection of rescission offers may preclude offerees from initiating an action against the rescission offeror in connection with the registration of securities that are the subject of the rescission offer.
Generally, the statute of limitations under the Securities Act for enforcement of your federal statutory rescission rights by a security holder is one year commencing on the date of the sale of the security sold in violation of the federal registration requirements.
The Shares that are the subject of this Rescission Offer have now been registered under the Securities Act by virtue of the registration statement of which this prospectus supplement and the accompanying prospectus are a part. We believe that these Shares are freely transferable in the ordinary course, subject to restrictions on trading that may be applicable from time to time.
Terms of the Rescission Offer
For Shares purchased through the Plan during the Purchase Period which you have already sold at a loss, you may accept the Rescission Offer with respect to such Shares, in which case you will receive in U.S.

dollars an amount equal to the excess of the amount you paid for such Shares over the proceeds of the sale of the Shares, plus interest at a rate of 10% per year. Interest will be paid on the amount originally paid for the Shares from the date you purchased the Shares through the date you sold the Shares. Interest will also be paid on the loss realized from your sale of the Shares from (but excluding) the date of such sale through the date that payment is made by us.
For Shares purchased through the Plan during the Purchase Period which you hold as of the Expiration Date, you may accept the Rescission Offer with respect to such Shares, in which case you will receive in U.S. dollars an amount equal to the excess of the amount you paid for such Shares over the proceeds from your sale of the Shares, plus interest at a rate of 10% per year for the period from the date you purchased the Shares to the date payment is made by us, minus the value of any dividends or distributions on such Shares. However, we will not repurchase those Shares for which the amount you paid for the Shares plus interest (through the Expiration Date), minus the value of any dividends or distributions on such Shares, is less than the closing price of the Shares on the Expiration Date, as it would not be economically beneficial to you.
Although we use the term “interest” when describing the calculation of the Rescission Offer price, the term is only intended to describe the method used to calculate the payment amount, and the payment is not considered interest for federal income tax purposes. Instead, the entire amount will be considered as a payment for the sale of your Shares.
Because this Rescission Offer is being made, in part, to limit any contingent liability that we may have as a result of possible noncompliance with applicable U.S. federal registration requirements, and because the offerees to whom this Rescission Offer is being made reside in a variety of U.S. and non-U.S. jurisdictions, we believe that it is appropriate to use a U.S. federal reference rate of interest to determine the interest rate to be applied in this Rescission Offer. U.S. federal law does not provide a specific rate of interest to be used in rescission offers. We will use an annual interest rate of 10%.
For Shares that you hold in your account as of the Expiration Date, and for Shares that were sold from your account prior to the Expiration Date, we will perform a LIFO calculation on your behalf to determine what you will receive, if anything, under the Rescission Offer. If your transaction history indicates that you sold Shares at a loss, acceptance of the Rescission Offer may be economically beneficial to you. See “The Rescission Offer — Terms of the Rescission Offer — LIFO Calculation” for a detailed explanation of the LIFO calculation. (An example LIFO calculation is also included in the Instructions set forth in the Rescission Offer Acceptance Form that accompanies this prospectus supplement.)
The Rescission Offer will expire at 4:00 PM, Eastern time, on September 12, 2022. If we receive a legible and properly completed Rescission Offer Acceptance Form from you, including any supplemental forms, as applicable, on or before the deadline specified in the preceding sentence, and we determine that you are eligible to accept the Rescission Offer, we expect any proceeds to which you are entitled will be credited to your Plan account or other applicable non-Plan account on or before September 21, 2022, or as soon as practicable thereafter.
All proceeds to which you are entitled by accepting the Rescission Offer for Shares you hold in your Plan account as of the Expiration Date will be credited to that account (including proceeds for Shares which you sold at a loss directly from that account). If you are a current Plan participant, these proceeds will be invested in accordance with your current investment election or, if you do not have an investment election on file, the proceeds will be invested in the Plan’s QDIA. The Plan’s QDIA is the age-appropriate T. Rowe Price Retirement Fund based on your date of birth and a retirement age of 65. You may exchange the amount invested in such QDIA into other investment funds available under the Plan in accordance with the Plan’s normal procedures. As a result, you should review the Plan’s Summary Plan Description and the section “Questions and Answers About the Rescission Offer” included in this prospectus supplement for more information on your distribution options. A copy of the Summary Plan Description can be found by contacting Alight at 1-888-445-4567 or logging on to www.upointhr.com/bbw. Participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan should contact Alight, Victoria’s Secret Retirement Plan administrator, at 1-833-935-3330, for further information about the plan’s investment election and QDIA procedures.

All proceeds to which you are entitled by accepting the Rescission Offer with respect to Shares that you hold outside of your account as of the Expiration Date and/or Shares sold outside the Plan or the BBWI Stock Fund within the Victoria’s Secret Retirement Plan at a loss prior to the Expiration Date will be paid to you in the form of a check as a taxable payment, in U.S. dollars, with the exception of proceeds to which you are entitled with respect to Shares that you hold through an IRA custodian or another tax-qualified retirement plan as of the Expiration Date or that you sold at a loss through an IRA custodian or other tax-qualified retirement plan. If you provide information to allow us to make payment to your IRA custodian or other tax-qualified retirement plan in accordance with the instructions to the Rescission Offer Acceptance Form, proceeds to which you are entitled by accepting the Rescission Offer with respect to such Shares will be paid to you in the form of a check made out to your IRA custodian or other tax-qualified retirement plan. It will be your responsibility to deliver the check to your IRA custodian or other tax-qualified retirement plan. If you do not provide such information, payment for those Shares will be made to you as a taxable distribution in the form of a check. Any proceeds which you receive in the form of a check will be sent to the address to which this prospectus supplement was mailed. If this address is incorrect, Plan participants who are currently employed by the Company should log in to HR Access or call HR Direct at 866-473-4728 to make the necessary update. Plan participants who are no longer employed by the Company should contact Alight at 1-888-445-4567 to update your address. Participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan should contact Alight at 1-833-935-3330, and all others should contact AST at 1-877-248-6417 to update your address. All participants must also correct their printed address on the Rescission Offer Acceptance Form. See “Material U.S. Federal Income Tax Considerations” for the consequences of receiving cash payment pursuant to this Rescission Offer.
Neither we nor any of our executive officers or directors nor D.F. King or AST make any recommendations to any person with respect to our Rescission Offer. We urge you to read this prospectus supplement carefully and to make an independent evaluation with respect to our Rescission Offer. We also urge you to consult with your advisors before accepting or rejecting our Rescission Offer.
As of July 28, 2022, the closing sale price of our common stock (as reported on the NYSE) was $35.38 per share. If you still hold Shares purchased pursuant to the Plan as of the Expiration Date, you should obtain current price information regarding our common stock prior to deciding whether to accept or reject the Rescission Offer. We also urge you to consult with your advisors before accepting or rejecting our Rescission Offer.
The table below sets forth the high and low prices of our common stock for each completed quarter during fiscal year 2021 and fiscal year 2022. On August 2, 2021, we completed the spin-off of our Victoria’s Secret business into an independent publicly traded company, Victoria’s Secret & Co. In connection with the Separation, holders of our shares as of July 22, 2021 received one share of Victoria’s Secret & Co. common stock for every three shares of our common stock. For purposes of calculating amounts due to you pursuant to this Rescission Offer, we will deduct the value of shares of Victoria’s Secret & Co., if any, that were distributed to you in the Separation, which was $45.99 per share of Victoria’s Secret & Co. common stock on August 2, 2021.
Market prices prior to August 3, 2021 have been adjusted to give effect to the Victoria’s Secret & Co. spin-off.
	Fiscal Year 2022		Fiscal Year 2021
	First Quarter	Second Quarter	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	Common stock sales price per share:
High	$62.27	$54.93	$55.21	$65.47	$72.56	$82.00
Low	$44.17	$25.75	$32.47	$49.73	$58.28	$50.94
During the fiscal year ended January 29, 2022, we repurchased 28.2 million shares of common stock at an aggregate purchase price of $1.96 billion. On February 2, 2022, we announced that our Board of Directors authorized a new $1.5 billion share repurchase program (the “February 2022 Program”). Also on February 2, 2022, as part of the February 2022 Program, we entered into an accelerated share repurchase program (“ASR”) under which we repurchased $1 billion of our outstanding common stock. During the first quarter ended April 30, 2022, we repurchased 18.3 million shares of common stock at an aggregate purchase price of $1.04 billion (which excludes $200 million related to shares that were not yet delivered under the ASR as of April 30, 2022). The final settlement of the ASR occurred in May 2022. At final settlement, we received an additional 6.7 million shares of our common stock under the ASR. We have not issued significant amounts of our common stock during such periods other than under our benefits and compensation plans.
LIFO Calculation
For Shares that you hold in your account as of the Expiration Date, and for Shares that are sold from your account prior to the Expiration Date, we will perform a LIFO calculation on your behalf to determine what you will receive, if anything, under the Rescission Offer. If your transaction history indicates that you sold Shares at a loss, acceptance of the Rescission Offer may be economically beneficial to you. The historical transaction information available to you through your online account can also assist you in determining whether you should accept the Rescission Offer if you will hold Shares you bought during the Purchase Period as of the Expiration Date. If you believe the closing price of your Shares on the Expiration Date will be less than the price you paid for the Shares during the Purchase Period, plus interest through the Expiration Date, minus the value of any dividends or distributions on such Shares, acceptance of the Rescission Offer may be economically beneficial to you. See “Questions and Answers About the Rescission Offer — Where can I obtain purchase and sales history about my Shares?” for information regarding obtaining your transaction history.
In order to follow the LIFO principle in determining whether Shares were sold at a loss and whether, as of the Expiration Date, you hold Shares that are eligible for repurchase pursuant to the Rescission Offer, the Company must match (i) the purchases of Shares that were made on your behalf pursuant to the Plan during the Purchase Period against (ii) all sales of Shares during or after the Purchase Period, by matching the last Share acquired with the first Share sold. An example of a hypothetical LIFO calculation for this Rescission Offer is shown below.
We assume that Mr. John Smith had the following transaction history during and after the Purchase Period:
Type	Date of transaction	Number of shares
Sale 1	02/20/2021	40
Purchase 1	03/10/2021	40
Sale 2	04/01/2021	20
Purchase 2	07/15/2021	40
Sale 3	08/01/2021	30
Sale 4	09/01/2021	10
Purchase 3	03/25/2022	20
Sale 5	04/01/2022	10
Under LIFO, purchases taking place before the Purchase Period do not factor into the calculation to determine amounts payable pursuant to the Rescission Offer. Purchases taking place during the Purchase Period increase the “Shares acquired during Purchase Period.” All sales taking place after the date of one’s first purchase in the Purchase Period through the Expiration Date are applied against the Shares acquired during the Purchase Period using the LIFO methodology.
Determining Shares sold at loss.   The Company performs the LIFO calculation by matching each of Mr. Smith’s sales taking place after the date of Mr. Smith’s first purchase in the Purchase Period through the Expiration Date with preceding purchase(s) during the Purchase Period available for matching under the LIFO methodology.

Mr. Smith’s calculation looks like this:
	Date	Shares acquired during Purchase Period	Applicable Sales	Transaction price per Share
Sale 1	02/20/2021	—	—	—
Purchase 1	03/10/2021	40	—	$100
Sale 2	04/01/2021	—	20	$80
Purchase 2	07/15/2021	40	—	$90
Sale 3	08/01/2021	—	30	$90
Sale 4	09/01/2021	—	10	$80
Purchase 3	03/25/2022	—	—	—
Sale 5	04/01/2022	—	10	$80
TOTAL		80	70
Based on the data above, Sale 2 (20 Shares at $80 per share) is matched with Purchase 1 (40 Shares at $100 per share), resulting in a total loss of $400 ($20 per share, or the difference between the Purchase 1 purchase price and the Sale 2 sale price, for the 20 Shares sold in Sale 2). Sale 3 (30 Shares at $90 per share) and Sale 4 (10 Shares at $80 per share) are matched against Purchase 2 (40 Shares at $90). Because the purchase price of Purchase 2 equals the sale price of Sale 3, no loss was realized on Sale 3. Sale 4, on the other hand, resulted in a loss of $100 ($10 per share, or the difference between the purchase price of Purchase 2 and the sale price of Sale 4, for the 10 Shares sold in Sale 4). Purchase 3 is not factored into the calculation because it occurred outside of the Purchase Period. Sale 5, consequently, is matched against the 20 remaining unmatched Shares of Purchase 1. Purchase 2 has been offset entirely by matching to sales in Sales 3 and 4, and only 20 of the 40 Shares of Purchase 1 were offset by matching to sales in Sale 2. When matched with Purchase 1, Sale 5 results in a loss of $200 ($20 per share, or the difference between the Purchase 1 purchase price and the Sale 5 sale price, for the 10 Shares sold in Sale 5).
In each of the sales that resulted in a loss above (Sale 2, Sale 4 and Sale 5), the potential value of the Rescission Offer is the loss on sale plus interest (i) on the amount Mr. Smith paid for the Shares from the date of applicable purchase through the date of sale and (ii) on the loss realized from the sale of the Shares from (but excluding) the date of sale through the date that payment is made by us, minus the value of any dividends or distributions on such Shares.
Determining Shares held as of the Expiration Date.
The Company also uses LIFO to determine for Mr. Smith which shares are still held as of the Expiration Date that are eligible for the Rescission Offer. Eligible Shares are those that have been acquired pursuant to the Plan during the Purchase Period and that were not subsequently sold based on a LIFO method. In Mr. Smith’s case, a total of 80 Shares were purchased during the Purchase Period, of which 70 Shares were subsequently sold. As a result, Mr. Smith holds 10 Shares as of the Expiration Date that are eligible for the Rescission Offer. Further, under LIFO, after the matching transactions described above, those 10 Shares are attributable to Purchase 1. In the example above, the Shares purchased in Purchase 1 were acquired at a price of $100. Assume that, after including interest for the period from the date the Shares were purchased (i.e., 3/10/2021) to the date payment is made by the Company, the price per Share that would be paid by us in the Rescission Offer is approximately $110. If the closing price per share on the Expiration Date is $120, then Mr. Smith is holding such 10 Shares at a gain, and the Rescission Offer would not apply for those Shares. If the closing price per share on the Expiration Date is $90, then Mr. Smith is holding such 10 Shares at a loss. Assuming the value of any dividends or distributions received on those 10 Shares is less than the value of the loss, then the Rescission Offer would apply and Mr. Smith would be entitled to rescission.

How to Accept or Reject the Rescission Offer
YOU ARE NOT LEGALLY REQUIRED TO ACCEPT THE RESCISSION OFFER.
How to Accept the Rescission Offer
If you are accepting the Rescission Offer with respect to Shares that you hold outside of the Plan or the BBWI Stock Fund within the Victoria’s Secret Retirement Plan as of the Expiration Date, or which you have sold at a loss, see also the instructions contained in “— Accepting the Rescission Offer for Shares Held Through a Broker, IRA Custodian, Another Tax-Qualified Retirement Plan or Other Nominee, or as Certificated Shares” below.
Acceptance of the Rescission Offer is optional. Generally, acceptance of the Rescission Offer is economically beneficial only if you have sold Shares purchased during the Purchase Period at a loss, or if, as of the Expiration Date, you hold Shares purchased during the Purchase Period and the closing price of the Shares on the Expiration Date is less than the amount you paid for the Shares plus interest through the Expiration Date, minus the value of any dividends or distributions on such Shares.
In order to accept the Rescission Offer, you must properly complete, sign and date the Rescission Offer Acceptance Form which accompanies this prospectus supplement (a template of which is also included as Appendix A), together with any other required documents as set forth below and in the Rescission Offer Acceptance Form, and deliver them by ordinary, certified or registered mail or via overnight delivery or courier so that they are received by AST, our transfer agent for the Rescission Offer, at or before 4:00 PM, Eastern time, on September 12, 2022, the Expiration Date. You may send your materials to:
Bath & Bath Works, Inc. Rescission Offer
American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219
The Rescission Offer Acceptance Form must be legible. You should retain a copy of your completed Rescission Offer Acceptance Form for your personal records. We recommend that you return the Rescission Offer Acceptance Form (together with any other required documents) sufficiently in advance of the Expiration Date to ensure its receipt by AST by the deadline specified above. (In addition, if you have transferred your Shares to a broker, IRA custodian, another tax-qualified retirement plan (other than the Victoria’s Secret Retirement Plan) or other nominee, you should make arrangements sufficiently in advance to ensure that Shares you currently own are returned to AST by 4:00 PM, Eastern time, on September 12, 2022, the Expiration Date. See the instructions contained in “— Accepting the Rescission Offer for Shares Held Through a Broker, IRA Custodian, Another Tax-Qualified Retirement Plan or Other Nominee, or as Certificated Shares” below.) The method for returning the Rescission Offer Acceptance Form is at your option and risk, and delivery will be deemed made only when actually received by AST at the address indicated above. We recommend using registered mail with return receipt requested.
In addition to the Rescission Offer Acceptance Form, you may be required to submit additional documents in order to properly accept the Rescission Offer:
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If you are accepting the Rescission Offer only with respect to Shares that, as of the Expiration Date, are held within the Plan and/or Shares sold at a loss within the Plan, you will not need to return any additional documentation (apart from the Rescission Offer Acceptance Form). If you are accepting the Rescission Offer only with respect to Shares that, as of the Expiration Date, are held in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan and/or Shares sold at a loss in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan, you will not need to return any additional documentation (apart from the Rescission Offer Acceptance Form), subject to the procedures adopted by Alight, the administrator of the Victoria’s Secret Retirement Plan. Participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan should contact Alight, the Victoria’s Secret Retirement Plan administrator, at 1-833-935-3330, for additional information.

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If you are accepting the Rescission Offer with respect to Shares that were transferred to you from either the Plan or the BBWI Stock Fund within the Victoria’s Secret Retirement Plan (in the form of certificated shares or to your individual brokerage account, IRA or other tax-qualified retirement plan) and which you continue to hold as of the Expiration Date, in addition to mailing a properly completed accompanying Rescission Offer Acceptance Form, you must also submit the following documentation:

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You must deliver, or arrange for your broker, IRA custodian, other tax-qualified retirement plan or other nominee to deliver, the Shares that you hold outside of either the Plan or the BBWI Stock Fund within the Victoria’s Secret Retirement Plan as of the Expiration Date to AST, our transfer agent for this Rescission Offer. If you hold your Shares through a broker, IRA custodian, another tax-qualified retirement plan or other nominee, please send the Broker Instruction Supplement included in the Rescission Offer Acceptance Form to your broker, IRA custodian, other tax-qualified retirement plan or other nominee to help facilitate the transfer of your Shares. Your broker, IRA custodian, other tax-qualified retirement plan or other nominee may charge you a fee for transferring your Shares via DWAC to AST on your behalf. You should consult your broker, IRA custodian, other tax-qualified retirement plan or other nominee to determine whether any charges will apply. You will be required to bear your own costs for tendering Shares and for acceptance, and withdrawal from acceptance, of the Rescission Offer. See “— Accepting the Rescission Offer for Shares Held Through a Broker, IRA Custodian, Another Tax-Qualified Retirement Plan or Other Nominee, or as Certificated Shares” below.

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If you are a U.S. Person (which includes U.S. citizens and residents), complete and return the Form W-9 included in the Rescission Offer Acceptance Form and if you are a non-U.S. Person, complete and return the Form W-8BEN included in the Rescission Offer Acceptance Form. Please review the Instructions to the Rescission Offer Acceptance Form to determine if you qualify as a U.S. Person. You may participate in the Rescission Offer even if you do not complete your Form W-9 or Form W-8BEN. However, if your properly completed Form W-9 or Form W-8BEN is not received with your Rescission Offer Acceptance Form, we may be required to withhold U.S. tax from Rescission Offer payments made to you. See “— Accepting the Rescission Offer for Shares Held Through a Broker, IRA Custodian, Another Tax-Qualified Retirement Plan or Other Nominee, or as Certificated Shares” below.

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For Shares held in an IRA or another tax-qualified retirement plan:   If you accept the Rescission Offer and, as of the Expiration Date, hold Shares only in an IRA or another tax-qualified retirement plan, you will not need to fill out a Form W-9 or Form W-8 BEN. However, you will need to provide information to allow us to make payment to your IRA custodian or other tax-qualified retirement plan with respect to those Shares. Such payment will be in the form of a check made out to your IRA custodian or other tax-qualified retirement plan and delivered to you at the address to which this prospectus supplement was mailed. It will be your responsibility to deliver the check to your IRA custodian or other tax-qualified retirement plan. If you have transferred your Shares out of either the Plan or the BBWI Stock Fund within the Victoria’s Secret Retirement Plan into a tax deferred plan (such as an IRA account), to avoid a taxable event, you must instruct AST to issue the check under the name of your IRA custodian (e.g., Charles Schwab as IRA Custodian for John Smith) by completing the Special Payment Instructions box located in the Rescission Offer Acceptance Form. If you do not provide such information, payment for those Shares will be made to you as a taxable distribution in the form of a check sent to the address to which this prospectus supplement was mailed. If this address is incorrect, Plan participants who are currently employed by the Company should log in to HR Access or call HR Direct at 866-473-4728 to make the necessary update. Plan participants who are no longer employed by the Company should contact Alight at 1-888-445-4567 to update your address. Participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan should contact Alight at 1-833-935-3330, and all others should contact AST at 1-877-248-6417 to update your address. All participants must also correct their printed address on the Rescission Offer Acceptance Form. See “— Accepting the Rescission Offer for Shares Held Through a Broker, IRA Custodian, Another Tax-Qualified Retirement Plan or Other Nominee, or as Certificated Shares” below.

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If you are accepting the Rescission Offer with respect to Shares that were transferred to you from either the Plan or the BBWI Stock Fund within the Victoria’s Secret Retirement Plan (in the form of certificated shares or to your individual brokerage account) and sold at a loss, in addition to mailing a properly completed accompanying Rescission Offer Acceptance Form, you must also submit the following documentation:

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You must deliver to AST, in accordance with the instructions set forth in the Rescission Offer Acceptance Form, reasonably satisfactory proof of a bona fide sale transaction (including proof of the sale price) and proof of original acquisition. See “— Accepting the Rescission Offer for Shares Held Through a Broker, IRA Custodian, Another Tax-Qualified Retirement Plan or Other Nominee, or as Certificated Shares” below.

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If you are a U.S. Person (which includes U.S. citizens and residents), complete and return the Form W-9 included in the Rescission Offer Acceptance Form and if you are a non-U.S. Person, complete and return the Form W-8BEN included in the Rescission Offer Acceptance Form. Please review the Instructions to the Rescission Offer Acceptance Form to determine if you qualify as a U.S. Person. You may participate in the Rescission Offer even if you do not complete your Form W-9 or Form W-8BEN. However, if your properly completed Form W-9 or Form W-8BEN is not received with your Rescission Offer Acceptance Form, we may be required to withhold U.S. tax from Rescission Offer payments made to you. See “— Accepting the Rescission Offer for Shares Held Through a Broker, IRA Custodian, Another Tax-Qualified Retirement Plan or Other Nominee, or as Certificated Shares” below.

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For Shares sold from an IRA or another tax-qualified retirement plan:   If you accept the Rescission Offer and have sold Shares at a loss only from your IRA or another tax-qualified retirement plan, you will not need to fill out a Form W-9 or Form W-8 BEN. However, you will need to provide information to allow us to make payment to your IRA custodian or other tax-qualified retirement plan with respect to those Shares. Such payment will be in the form of a check made out to your IRA custodian or other tax-qualified retirement plan and delivered to you at the address to which this prospectus supplement was mailed. It will be your responsibility to deliver the check to your IRA custodian or other tax-qualified retirement plan. If you have transferred your Shares out of either the Plan or the BBWI Stock Fund within the Victoria’s Secret Retirement Plan into a tax deferred plan (such as an IRA account), to avoid a taxable event, you must instruct AST to issue the check under the name of your IRA custodian (e.g., Charles Schwab as IRA Custodian for John Smith) by completing the Special Payment Instructions box located in the Rescission Offer Acceptance Form. If you do not provide such information, payment for those Shares will be made to you as a taxable distribution in the form of a check sent to the address to which this prospectus supplement was mailed. If this address is incorrect, Plan participants who are currently employed by the Company should log in to HR Access or call HR Direct at 866-473-4728 to make the necessary update. Plan participants who are no longer employed by the Company should contact Alight at 1-888-445-4567 to update your address. Participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan should contact Alight at 1-833-935-3330, and all others should contact AST at 1-877-248-6417 to update your address. All participants must also correct their printed address on the Rescission Offer Acceptance Form.

YOUR PROPERLY COMPLETED RESCISSION OFFER ACCEPTANCE FORM (TOGETHER WITH ANY OTHER REQUIRED DOCUMENTS) MUST BE LEGIBLE AND RECEIVED BY AST AT OR BEFORE 4:00 PM, EASTERN TIME, ON SEPTEMBER 12, 2022, THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. IN ADDITION, IF YOU ARE ACCEPTING THE RESCISSION OFFER WITH RESPECT TO SHARES DISTRIBUTED FROM EITHER THE PLAN OR THE BBWI STOCK FUND WITHIN THE VICTORIA’S SECRET RETIREMENT PLAN IN THE FORM OF AN IN-KIND DISTRIBUTION AND WHICH, AS OF THE EXPIRATION DATE, YOU HOLD THROUGH A BROKER, IRA CUSTODIAN, ANOTHER TAX-QUALIFIED RETIREMENT PLAN OR OTHER NOMINEE, OR AS CERTIFICATED SHARES, AST MUST RECEIVE DELIVERY OF THOSE SHARES VIA DWAC AT OR BEFORE 4:00 PM, EASTERN TIME, ON THE EXPIRATION DATE OR YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER WITH RESPECT TO THOSE SHARES.

IF YOU ARE ACCEPTING THE RESCISSION OFFER WITH RESPECT TO SHARES DISTRIBUTED FROM EITHER THE PLAN OR THE BBWI STOCK FUND WITHIN THE VICTORIA’S SECRET RETIREMENT PLAN IN THE FORM OF AN IN-KIND DISTRIBUTION AND WHICH YOU HAVE ALREADY SOLD AT A LOSS, YOU MUST ENCLOSE WITH THE RESCISSION OFFER ACCEPTANCE FORM PROOF REASONABLY SATISFACTORY TO US EVIDENCING THE BONA FIDE SALE OF THOSE SHARES TO A THIRD PARTY, INCLUDING THE SALE PRICE FOR THOSE SHARES AND PROOF OF ORIGINAL ACQUISITION, OR YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER WITH RESPECT TO THOSE SHARES.
WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ACCEPTANCE FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED, WHETHER YOUR SHARES HAVE BEEN PROPERLY DELIVERED TO AST, WHETHER ANY REQUIRED PROOF IS REASONABLY SATISFACTORY AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.
All determinations with respect to the Rescission Offer Acceptance Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election and the sufficiency of any documentation) will be made by us, which determinations shall be final and binding. We reserve the right to waive any defects, irregularities or conditions of tender as to particular Shares. A waiver of any defect or irregularity with respect to the tender of one Share shall not constitute a waiver of the same or any other defect or irregularity with respect to the tender of any other Shares except to the extent we may otherwise so provide.
If you have questions regarding how to accept the Rescission Offer, you may call D.F. King, our information agent for the Rescission Offer, at (800) 791-3319, or at BBW@dfking.com, Monday through Friday, between the hours of 9:00 AM and 9:00 PM, Eastern time.
Accepting the Rescission Offer for Shares Held Through a Broker, IRA Custodian, Another Tax-Qualified Retirement Plan or Other Nominee, or as Certificated Shares
If you are tendering Shares you hold outside of the Plan or the BBWI Stock Fund within the Victoria’s Secret Retirement Plan as of the Expiration Date, either (i) through a broker, IRA custodian, another tax-qualified retirement plan or other nominee or (ii) as certificated shares, you will be required to bear your own costs for tendering Shares and for acceptance, and withdrawal from acceptance, of the Rescission Offer. Your broker, IRA custodian, other tax-qualified retirement plan or other nominee may charge a fee for delivering your shares to AST. You should consult your broker, IRA custodian, other tax-qualified retirement plan or other nominee to determine whether any charges will apply.
Certain Shares sold during the Purchase Period may have been registered in the name of The Depository Trust Company or its nominee, which we refer to in this prospectus supplement as “DTC.” DTC facilitates the clearance and settlement of transactions through electronic book-entry changes in accounts of DTC participants. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC’s DWAC provides participants with the ability to make electronic book-entry deposits and withdrawals of eligible securities into and out of their DTC book-entry accounts.
If you acquired and as of the Expiration Date still hold Shares subject to the Rescission Offer through a broker, IRA custodian, another tax-qualified retirement plan or other nominee and you wish to accept the Rescission Offer, you should (i) properly complete and return the Rescission Offer Acceptance Form together with any other required documents to AST, our transfer agent for this Rescission Offer, and (ii) contact your broker, IRA custodian, other tax-qualified retirement plan or other nominee promptly and instruct it to initiate a DWAC to deliver your Shares to AST. Your properly completed Rescission Offer Acceptance Form (together with any other required documents, including any Share certificates) must be received by AST at or before 4:00 PM, Eastern time, on September 12, 2022, the Expiration Date. Otherwise, you will be deemed to have rejected the Rescission Offer. Please send the Broker Instruction Supplement included in the Rescission Offer Acceptance Form to your broker, IRA custodian, other tax-qualified retirement plan or other nominee to help facilitate the transfer of your Shares. Because it may take your broker, IRA custodian, other tax-qualified retirement plan or other nominee up to two weeks to deliver your

Shares to AST, you should contact your broker, IRA custodian, other tax-qualified retirement plan or other nominee as soon as practicable. Please make sure your broker, IRA custodian, other tax-qualified retirement plan or other nominee includes in the DWAC comment fields the Unique Offer Identification Number located on the front of your Rescission Offer Acceptance Form as Shares will not be accepted and you will be deemed to have rejected the Rescission Offer without the Unique Offer Identification Number. Your broker, IRA custodian, other tax-qualified retirement plan or other nominee may charge you a fee for transferring your Shares via DWAC to AST on your behalf. You should consult your broker, IRA custodian, other tax-qualified retirement plan or other nominee to determine whether any charges will apply. (As indicated above, you will be required to bear your own costs for tendering Shares in the Rescission Offer.)
If you acquired and as of the Expiration Date still hold Shares subject to the Rescission Offer that were transferred to you from either the Plan or the BBWI Stock Fund within the Victoria’s Secret Retirement Plan in the form of certificated Shares, and you wish to accept the Rescission Offer with respect to those Shares, you should (i) properly complete the Rescission Offer Acceptance Form and (ii) deliver such certificated Shares, along with the Rescission Offer Acceptance Form, to AST, our transfer agent for this Rescission Offer. Your properly completed Rescission Offer Acceptance Form (together with any other required documents, including any Shares) must be received by AST at or before 4:00 PM, Eastern time, on September 12, 2022, the Expiration Date. Otherwise, you will be deemed to have rejected the Rescission Offer. Your Share certificate(s) must be accompanied by your properly completed Rescission Offer Acceptance Form or you will be deemed to have rejected the Rescission Offer. You should make arrangements sufficiently in advance to ensure your Shares are delivered to AST at the address below by 4:00 PM, Eastern time, on September 12, 2022, the Expiration Date.
Your Share certificates and Rescission Offer Acceptance Form should be sent by certified or registered mail. The mailing address of AST is:
Bath & Bath Works, Inc. Rescission Offer
American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219
If you have sold Shares subject to the Rescission Offer at a loss, through a broker, IRA custodian, another tax-qualified retirement plan or other nominee, in addition to mailing a properly completed Rescission Offer Acceptance Form, you will need to deliver to AST, in accordance with the instructions set forth in the Rescission Offer Acceptance Form, proof reasonably satisfactory to the Company evidencing the sale price and amount of such Shares. Satisfactory proof may take the form of a receipt or transaction or confirmation statement from the broker, dealer, or other person conducting the sale, and may include confirmation of Shares sold on official broker letterhead that details the sale price, Form 1099B statements showing the sales proceeds or transactional statements on your broker’s letterhead. The sale price may have been paid in either cash or property. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of sale. In addition you will also need to provide proof reasonably satisfactory to the Company of your original acquisition, during the Purchase Period, of the sold Shares. Satisfactory proof may take the form of a receipt or transaction or confirmation statement from the broker, dealer, or other person receiving the Shares and holding or administering the Shares on your behalf. If the proof of a bona fide sale (including proof linking Shares sold through a separate broker to your original acquisition of such Shares during the Purchase Period) is not reasonably satisfactory to the Company, in its sole discretion, you will be deemed to have rejected the Rescission Offer.
In addition, if you acquired and, as of the Expiration Date, still hold Shares subject to the Rescission Offer in an IRA or another tax-qualified retirement plan (or have sold Shares subject to the Rescission Offer at a loss in an IRA or another tax-qualified retirement plan), in accordance with the instructions set forth in the Rescission Offer Acceptance Form, you will need to provide information to allow us to make payment to your IRA custodian or other tax-qualified retirement plan with respect to those Shares. Such payment will be in the form of a check made out to your IRA custodian or other tax-qualified retirement plan and delivered to you at the address to which this prospectus supplement was mailed. It will be your responsibility to deliver the check to your IRA custodian or other tax-qualified retirement plan. If you do not provide such information, payment for those Shares will be made to you as a taxable distribution in the form of a check sent to the address to which this prospectus supplement was mailed. If this address is incorrect, Plan participants who are currently employed by the Company should log in to HR Access or call HR Direct at 866-473-4728 to make the necessary update. Plan participants who are no longer employed by the Company should contact Alight at 1-888-445-4567 to update your address. Participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan should contact Alight at 1-833-935-3330, and all others should contact AST at 1-877-248-6417 to update your address. All participants must also correct their printed address on the Rescission Offer Acceptance Form.
U.S. Persons (which includes U.S. citizens and residents) who, as of the Expiration Date, hold or have sold Shares outside of their Plan or the BBWI Stock Fund within the Victoria’s Secret Retirement Plan accounts need to complete and return the Form W-9 included in the Rescission Offer Acceptance Form (non-U.S. Persons need to complete the Form W-8BEN included in the Rescission Offer Acceptance Form). Please review the Instructions to the Rescission Offer Acceptance Form to determine if you qualify as a U.S. Person. You may participate in the Rescission Offer even if you do not complete your Form W-9 or Form W-8BEN. However, if your properly completed Form W-9 or Form W-8BEN is not received with your Rescission Offer Acceptance Form, we may be required to withhold U.S. tax from Rescission Offer payments made to you.
If you have questions regarding how to accept the Rescission Offer, you may call D.F. King, our information agent for the Rescission Offer, at (800) 791-3319, or at BBW@dfking.com, Monday through Friday, between the hours of 9:00 AM and 9:00 PM, Eastern time.
How to Reject the Rescission Offer
You do not need to take any action to initially reject the Rescission Offer. If you change your decision and want to reject the Rescission Offer after having first submitted the Rescission Offer Acceptance Form, however, you must properly complete, sign and date the Rescission Offer Withdrawal Form which accompanies this prospectus supplement (a template of which is also included as Appendix B), and deliver it so that it is received by AST, our transfer agent for the Rescission Offer, at or before 4:00 PM, Eastern time, on September 12, 2022, the Expiration Date.
You may return your completed Rescission Offer Withdrawal Form by ordinary, certified or registered mail or via overnight delivery or courier. You may send your materials to:
Bath & Bath Works, Inc. Rescission Offer
American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219
The Rescission Offer Withdrawal Form must be legible. To properly complete your Rescission Offer Withdrawal Form, you must include the Unique Offer Identification Number that was located on the front of your Rescission Offer Acceptance Form. You should retain a copy of your completed Rescission Offer Withdrawal Form for your personal records. We recommend that you return the Rescission Offer Withdrawal Form sufficiently in advance of the Expiration Date to ensure its receipt by AST by the deadline specified above.
The method for returning the Rescission Offer Withdrawal Form is at your option and risk, and delivery will be deemed made only when actually received by AST at the address indicated above. We recommend using registered mail with return receipt requested.
IF YOU HAVE PREVIOUSLY ACCEPTED THE RESCISSION OFFER AND YOU CHANGE YOUR ELECTION, AST MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED RESCISSION OFFER WITHDRAWAL FORM AT OR BEFORE 4:00 PM, EASTERN TIME, ON SEPTEMBER 12, 2022, THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO YOUR ELECTION ON THE LAST EFFECTIVE RESCISSION OFFER ACCEPTANCE FORM YOU SUBMITTED. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER WITHDRAWAL

FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO WITHDRAW YOUR ACCEPTANCE OF THE RESCISSION OFFER.
IF YOU FAIL TO PROPERLY COMPLETE ALL DELIVERIES AND OTHER ACTIONS REQUIRED FOR VALIDLY ACCEPTING THE RESCISSION OFFER PRIOR TO 4:00 PM, EASTERN TIME, ON THE EXPIRATION DATE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER.
All determinations with respect to the Rescission Offer Withdrawal Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election and the sufficiency of any documentation) will be made by us, which determinations shall be final and binding. We reserve the right to waive any defects, irregularities or conditions of withdrawal as to particular Shares. A waiver of any defect or irregularity with respect to the withdrawal of one Share shall not constitute a waiver of the same or any other defect or irregularity with respect to the withdrawal of any other Shares except to the extent we may otherwise so provide.
If you have questions regarding how to reject the Rescission Offer, you may call D.F. King, our information agent for the Rescission Offer, at (800) 791-3319, or at BBW@dfking.com, Monday through Friday, between the hours of 9:00 AM and 9:00 PM, Eastern time.
ACCEPTANCE OR REJECTION OF THE RESCISSION OFFER MAY NOT TERMINATE YOUR RIGHT TO BRING A CIVIL ACTION AGAINST US FOR FAILURE TO REGISTER THE SHARES PURCHASED PURSUANT TO THE PLAN UNDER FEDERAL SECURITIES LAWS. HOWEVER, FEDERAL LAW DOES PROVIDE THAT YOU MAY LOSE ANY RESCISSION RIGHTS UNDER FEDERAL SECURITIES LAWS ONE YEAR FROM THE DATE OF PURCHASE OF SUCH SHARES.
Funding the Rescission Offer
We have sufficient funds available to pay for the purchase of any Shares that may be tendered to us as a result of the Rescission Offer.
Questions About the Rescission Offer
If you have any questions about the Rescission Offer, you may call D.F. King, our information agent for the Rescission Offer, at (800) 791-3319, or at BBW@dfking.com, Monday through Friday, between the hours of 9:00 AM and 9:00 PM, Eastern time.
If you have any questions about your Stock Fund transaction history related to your Plan account, you can contact Alight, the administrator of the Plan, at 1-888-445-4567 or log on to www.upointhr.com/bbw. Representatives are available Monday through Friday, 8:00 AM to 8:00 PM, Eastern time. Participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan should contact Alight, the Victoria’s Secret Retirement Plan administrator, at 1-833-935-3330 for additional information. Note that transaction history is only available starting when Alight was recordkeeper of the Plan beginning March 25, 2021. For transaction history prior to that date, contact D.F. King. If you have transferred your Shares to another broker or other tax-qualified retirement plan and no longer hold such Shares under the Plan or in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan, contact your current broker, custodian, plan recordkeeper or other nominee for assistance.
Accounting for the Rescission Offer
We expect to account for the Rescission Offer by recognizing the fair market value of Shares repurchased by us in Treasury Stock based on the quoted market price of our common stock at the close of business on the Expiration Date. Any amounts paid by us pursuant to the Rescission Offer in excess of the fair market value of such Shares purchased will be recorded as expense in our Consolidated Statement of Income.

DESCRIPTION OF THE COMMON STOCK
The following is a summary of the material terms of our securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The following description of the terms of our common stock is not meant to be complete and is qualified by reference to our amended and restated certificate of incorporation (as amended, the “certificate of incorporation”) and our amended and restated bylaws (“bylaws”), copies of which have been filed with the SEC and are incorporated herein by reference. We encourage you to read our certificate of incorporation, our bylaws and the applicable provisions of the Delaware General Corporation Law for additional information.
Authorized Capital Stock
Under our certificate of incorporation, our authorized capital stock consists of one billion shares of common stock with $0.50 par value and 10 million shares of preferred stock with $1.00 par value.
On July 22, 2022, there were approximately 228.3 million outstanding shares of our common stock and no outstanding shares of our preferred stock. On July 22, 2022, there were employee stock options, restricted stock unit awards and performance stock units (measured at target) outstanding to issue approximately 3.5 million shares of our common stock.
Common Stock
The outstanding shares of common stock are, and any shares of common stock issued will be, duly authorized, validly issued, fully paid and nonassessable. There are no restrictions on the alienability of shares of our common stock, and there are no sinking fund provisions for the redemption or purchase of shares of our common stock. The rights of holders of shares of our common stock will be subject to, and may be adversely affected by, the rights of holders of any shares of preferred stock that our Board of Directors may authorize and issue in the future, and may be modified by amendments to our certificate of incorporation and Delaware corporate law.
Our common stock is listed on the NYSE under the symbol “BBWI.”
Voting Rights
Each holder of common stock is entitled to one vote for each share of common stock held of record on the applicable record date on all matters submitted to a vote of stockholders. Holders of common stock do not have cumulative voting rights.
Dividend Rights
Subject to the rights of holders of any shares of preferred stock which may at the time be outstanding, holders of common stock are entitled to receive dividends as may be declared from time to time by our Board of Directors out of funds legally available therefor.
Rights Upon Liquidation or Dissolution
In the event of liquidation or dissolution, each share of common stock is entitled to share pro rata in any distribution of our assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of our common stock have no preferential, preemptive, conversion or redemption rights.
Preferred Stock
Under our certificate of incorporation, without further stockholder action, our Board of Directors is authorized to provide for the issuance of up to 10 million shares of preferred stock without any further approval from our stockholders. Preferred stock may be issued in one or more series, with such designations of titles, number of shares to comprise each series, dividend rates, any redemption provisions, special or relative rights in the event of liquidation, dissolution or winding-up of us, any sinking fund provisions, any conversion provisions, any voting rights and any other preferences, rights and limitations as shall be set forth as and when established by our Board of Directors.
Acting under this authority, our Board of Directors could create and issue a series of preferred stock with rights, preferences and limitations, and adopt a stockholder rights plan having the effect of, discriminating against an existing or prospective holder of securities as a result of such stockholder beneficially owning or commencing a tender offer for a substantial amount of our common stock. One of the effects of authorized but unissued and unreserved shares of preferred stock may be to render more difficult or discourage an attempt by a potential acquirer to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management. The issuance of such shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without any further action by our stockholders. We have no present intention to adopt a stockholder rights plan, but could do so without stockholder approval at any future time.
The shares of any series of serial preferred stock will be, when issued, fully paid and nonassessable and the holders will have no preemptive rights in connection with the preferred stock.
Certain Provisions of Our Certificate of Incorporation and Bylaws
Board Nominations
Our bylaws provide that the number of directors will be fixed from time to time pursuant to a resolution adopted by a majority of the Board of Directors but must consist of not less than six or more than 15 directors.
Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Any such nomination of a person for election at our annual meeting, if not made by the Board of Directors, must be made by notice in writing to our Corporate Secretary and must contain the information required by our bylaws. Such notice must be delivered or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then such notice must be received no later than the later of 70 days prior to the meeting or the 10th day following the day on which public announcement of the date of the meeting was made. Pursuant to our proxy access bylaw, up to 20 stockholders owning 3% or more of the outstanding shares of our common stock continuously for at least three years may nominate the greater of two directors or up to 20% of our Board of Directors (rounded down to the nearest whole number), and include those nominees in our proxy materials. Notice of stockholder nominations for persons for election as a director that are to be included in our proxy statement must be delivered or mailed and received at our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary of the date that we first distributed our proxy statement to stockholders for the immediately preceding annual meeting of stockholders.
The holders of preferred stock may be granted the right to elect a specific number of directors without any vote of the holders of shares of our common stock.
Amendments to Our Bylaws
Our certificate of incorporation grants our Board of Directors the authority to amend our bylaws without a stockholder vote.
Certain Anti-Takeover Effects
Certain Business Combinations and Transactions
Our certificate of incorporation provides that certain business combinations with any entity that beneficially owns 20% or more of the outstanding shares of our common stock and any outstanding shares of preferred stock entitled to vote on each matter on which the holders of record of our common stock shall be entitled to vote (the “Voting Shares”) (such entity, an “Interested Person”) will require for its approval the affirmative vote of at least a majority of the Voting Shares held by stockholders other than the Interested Person.
This provision does not apply if two-thirds of the Continuing Directors (as defined below) approved either the business combination or the acquisition of the Voting Shares which caused the Interested Person to own 20% or more of the Voting Shares. This provision also does not apply to any business combination where two-thirds of the Continuing Directors determine the consideration per share to be received by holders of the Voting Shares in connection with the business combination to be not less than the highest price per share paid by the Interested Person in acquiring the Voting Shares.
The term “Continuing Director” means a director who was a member of our Board of Directors immediately prior to the time that such Interested Person became an Interested Person, or a director who was elected or appointed to fill a vacancy after the date that such Interested Person became an Interested Person by a majority of the then-current Continuing Directors.
Delaware Business Combination Statute
Section 203 of the Delaware General Corporation Law is applicable to us and restricts certain transactions and “business combinations” between a corporation and a 15% stockholder for a period of three years after the date of the transaction in which the stockholder acquires 15% or more of the company’s outstanding voting stock unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.
Registrar and Transfer Agent
A register of holders of our shares of common stock is maintained by American Stock Transfer, who serves as registrar and transfer agent.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion summarizes the material U.S. federal income tax considerations relating to the Rescission Offer. This summary is based upon the Code, Treasury Regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as in effect as of the date hereof and all of which are subject to change or differing interpretation, possibly with retroactive effect, which may result in U.S. federal income tax consequences different from those described below. We have not sought, nor will we seek, any ruling from the Internal Revenue Service (the “IRS”), or any other tax authority, with respect to the statements made and the conclusions reached in this discussion. There can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary addresses only Shares that are held in the Plan or that are held outside the Plan as capital assets within the meaning of Section 1221 of the Code and is not exhaustive of all possible tax consequences. This summary does not address any state, local or foreign tax consequences and does not discuss all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including consequences under the alternative minimum tax and the Medicare tax on net investment income. This summary applies to you only if you are an individual citizen or resident of the United States (a “Holder”). Residents of, or persons subject to taxation in, other countries are urged to seek advice from independent tax counsel in those countries. The tax laws of those countries may differ substantially from those of the United States.
You are urged to consult with your own tax advisor regarding the specific consequences to you of the Rescission Offer, including the U.S. federal, state, local, foreign income and other tax consequences and potential changes in applicable tax laws.
Holders That Hold Shares in the Plan
Your acceptance or rejection of the Rescission Offer, and the sale of the Shares to us pursuant to the Rescission Offer or the receipt of the specified payment if you have sold your Shares at a loss, is not considered to be a taxable event before withdrawal or distribution of funds from your Plan account. Upon any later withdrawal or distribution, any gain resulting from the Rescission Offer may be taxable as ordinary income, depending on whether your Plan account is a designated Roth account and certain conditions are met. An additional 10 percent income tax may be imposed in cases of early withdrawal.
The Plan’s distribution rules vary based on your personal circumstances such as your account balance, age, and employment status. As a result, you should review the Plan’s Summary Plan Description and the “Questions and Answers About the Rescission Offer” in this prospectus supplement for more information on your distribution options. A direct rollover into an individual retirement account or other qualified retirement plan is not considered to be a taxable event. If the proceeds from the Rescission Offer are not rolled over, however, and you receive a distribution from the Plan, such distribution may be taxable as ordinary income to you as described above. An additional 10 percent income tax may be imposed in cases of early withdrawal.
Holders That Hold Shares Outside the Plan
A Holder who received a distribution of Shares from the Plan and, as of the Expiration Date, holds those Shares in another tax-advantaged plan under the Code should consult the Holder’s tax advisors regarding the tax consequences to the Holder of accepting the Rescission Offer with respect to those Shares. A Holder who rolled Shares from the Plan into an IRA or another tax-qualified retirement plan and sells those Shares pursuant to the Rescission Offer should generally not recognize taxable gain or income on the sale.
The discussion in the preceding paragraph also generally applies to a Holder whose Shares were transferred directly from the Plan to the Victoria’s Secret Retirement Plan effective as of August 31, 2021, in connection with the spin-off of Victoria’s Secret & Co. The Victoria’s Secret Retirement Plan is intended to be a tax-qualified retirement plan.
The remainder of this summary addresses a Holder who received a distribution of Shares from the Plan and holds those Shares outside any other tax-advantaged plan under the Code (a “Taxable Holder”).

Taxable Holders Selling Shares They Now Hold Under the Rescission Offer
The purchase of Shares by the Company from a Taxable Holder in the Rescission Offer will be a taxable transaction for U.S. federal income tax purposes. We intend to treat the entire amount payable to a Taxable Holder selling Shares in the Rescission Offer as consideration received by a Taxable Holder in exchange for the Shares. However, no authority directly addresses the tax consequences to a Taxable Holder of a transaction like the Rescission Offer, and other treatments are possible, including treatment of a portion of the amount payable to a Taxable Holder as being paid in settlement of claims relating to our potential noncompliance with securities laws, which could affect the character (as capital gains, ordinary income or dividend income) of payments made to a Taxable Holder in the Rescission Offer. We do not intend to seek any ruling from the IRS regarding any aspect of the Rescission Offer, and there can be no assurance that the IRS will not take positions that are inconsistent with our intended treatment or that any such positions would not be sustained by a court. Taxable Holders are urged to consult with their own tax advisors regarding the particular tax consequences to them of participating in the Rescission Offer.
The remainder of this discussion assumes that the entire amount payable to a Taxable Holder selling Shares in the Rescission Offer will be treated for U.S. federal income tax purposes as consideration received by a Taxable Holder in exchange for the Shares. In that case, a Taxable Holder will, with respect to the entire amount payable to the Taxable Holder and depending on the Taxable Holder’s particular circumstances, be treated either as having sold the Taxable Holder’s Shares or as having received a distribution in respect of Shares from the Company.
Section 302 Tests
Under Section 302 of the Code, a Taxable Holder whose Shares are purchased by the Company in the Rescission Offer will be treated as having sold the Taxable Holder’s Shares, and thus will recognize capital gain or loss, if the purchase satisfies one of the following three tests:
Not Essentially Equivalent to a Dividend Test.   The purchase of a Taxable Holder’s Shares by the Company in the Rescission Offer will be treated as “not essentially equivalent to a dividend” if the reduction in the Taxable Holder’s proportionate interest in the Company as a result of the purchase (and any other disposition of Shares by the Taxable Holder as part of a plan that includes the purchase) constitutes a “meaningful reduction” given the Taxable Holder’s particular circumstances. The IRS has indicated in a published revenue ruling that even a small reduction in the percentage interest of a stockholder whose relative stock interest in a publicly held corporation is minimal and who exercises no control over corporate affairs should constitute a “meaningful reduction.” Each Taxable Holder should note, however, that because other Holders may sell a greater percentage of their Shares pursuant to the Rescission Offer, the interest in the Company of such Taxable Holder may increase immediately following the Rescission Offer even if that Taxable Holder sells Shares for cash pursuant to the Rescission Offer. Taxable Holders should consult their tax advisors as to the application of this test in their particular circumstances.
Complete Termination Test.   The purchase of a Taxable Holder’s Shares by the Company in the Rescission Offer will result in a “complete termination” of the Taxable Holder’s equity interest in the Company if all of the shares of Company stock that are actually owned by the Taxable Holder are sold in the Rescission Offer (or as part of the Taxable Holder’s plan to terminate the Taxable Holder’s equity interest in the Company) and all of the shares of Company stock that are constructively owned by the Taxable Holder, if any, are sold in the Rescission Offer or, with respect to shares of Company stock owned by certain related individuals, the Taxable Holder effectively waives, in accordance with Section 302(c) of the Code and the Treasury regulations promulgated thereunder, attribution of shares of Company stock that otherwise would be considered as constructively owned by the Taxable Holder. Taxable Holders wishing to satisfy the “complete termination” test through waiver of the constructive ownership rules should consult their tax advisors.
Substantially Disproportionate Test.   The purchase of a Taxable Holder’s Shares by the Company in the Rescission Offer will result in a “substantially disproportionate” redemption with respect to the Taxable Holder if, among other things, the percentage of the then outstanding Shares actually and constructively owned by the Taxable Holder immediately after the purchase (and any other disposition of Shares by the Taxable Holder as part of a plan that includes the purchase) is less than 80% of the percentage of the Shares actually and constructively owned by the Taxable Holder immediately before the purchase (and any such other planned disposition), treating as outstanding all Shares purchased in the Rescission Offer.
Constructive Ownership of Shares.   In applying each of the Section 302 tests, Taxable Holders must take into account not only Shares that Taxable Holders actually own but also shares of Company stock Taxable Holders are treated as owning under the constructive ownership rules of Section 318 of the Code. Under the constructive ownership rules, a Taxable Holder is treated as owning any shares of Company stock that are owned (actually and in some cases constructively) by certain related individuals and entities as well as shares of Company stock that the Taxable Holder has the right to acquire by exercise of an option or by conversion or exchange of a security.
The application of Section 302 of the Code and the constructive ownership rules of Section 318 of the Code are complex. Taxable Holders intending to rely on any of the tests described above should consult their tax advisors to determine the application of these rules in their particular circumstances.
Taxable Holders That Satisfy a Section 302 Test.   If a Taxable Holder satisfies any Section 302 test, the Taxable Holder will be treated as if he or she sold his or her Shares to the Company and will recognize capital gain or loss equal to the difference between the amount of cash received in the Rescission Offer and the Taxable Holder’s adjusted tax basis in the Shares surrendered in exchange therefor. Any gain or loss generally will be long-term capital gain or loss if the Taxable Holder’s holding period for the Shares that were sold exceeds one year as of the date of purchase by the Company in the Rescission Offer, and otherwise generally will be short-term capital gain or loss. Taxable Holders should consult with their tax advisors with respect to determining the adjusted tax basis of such Shares and whether any portion of any gain recognized by a Taxable Holder may be “net unrealized appreciation” in the Shares and therefore eligible to be taxed as long-term capital gain regardless of the Taxable Holder’s holding period in the Shares. A Taxable Holder’s holding period for the Shares generally is counted from the date following the date on which the Taxable Holder’s Shares were distributed from the Plan to the Taxable Holder. Gain or loss must be determined separately for each block of Shares (generally, Shares acquired at the same cost in a single transaction) that is purchased by the Company from a Taxable Holder in the Rescission Offer. In general, capital losses may not be offset against a Taxable Holder’s ordinary income, except to the extent of $3,000 per year, but unused capital losses may be carried forward indefinitely to offset future capital gains.
Taxable Holders That Do Not Satisfy Any Section 302 Test.   If a Taxable Holder does not satisfy any of the Section 302 tests, the purchase of a Taxable Holder’s Shares by the Company in the Rescission Offer will not be treated as a sale or exchange under Section 302 of the Code. Instead, the purchase of the Taxable Holder’s Shares by the Company in the Rescission Offer will be treated as a dividend to the Taxable Holder with respect to the Taxable Holder’s Shares under Section 301 of the Code, to the extent of the Taxable Holder’s ratable share of our current and accumulated earnings and profits (within the meaning of the Code). It is likely that we will have sufficient earnings and profits for the full amount of any payment for the Shares to be treated as a dividend. Such a dividend would be includible in the Taxable Holder’s gross income without reduction for the tax basis of the Shares sold, and no current loss would be recognized. To the extent the amount received by a Taxable Holder with respect to the purchase of the Taxable Holder’s Shares by the Company in the Rescission Offer exceeds the Taxable Holder’s ratable share of our current and accumulated earnings and profits, the excess first will be treated as a tax-free return of capital that will reduce the Taxable Holder’s adjusted tax basis (but not below zero) in the Taxable Holder’s Shares and any remainder will be treated as capital gain from the sale of the Shares (which may be long-term capital gain as described above). To the extent that a purchase of a Taxable Holder’s Shares by the Company in the Rescission Offer is treated as the receipt by the Taxable Holder of a dividend, the Taxable Holder’s remaining adjusted tax basis (after adjustment as described in the previous sentence) in the purchased shares will be added to any shares retained by the Taxable Holder. If a Taxable Holder owns no other shares of the Company’s stock, under certain circumstances, such basis may be transferred to a related person, or such basis may be lost entirely.
Taxable Holders Who Have Sold Shares at a Loss
The U.S. federal income tax consequences of accepting the Rescission Offer to Taxable Holders who have sold Shares at a loss (relative to the price at which the Shares were originally acquired pursuant to the

Plan), and thus receive a cash payment in compensation for their losses, are unclear in significant respects. Such Taxable Holder generally will recognize taxable income or gain in the amount of such payment, but the character of such income or gain is unclear. Under general principles of federal income taxation, it is likely that the character of such income would be determined by reference to the type of transaction (capital or ordinary) that gives rise to the claim for payment. However, the characterization as ordinary or capital of an acquisition of Shares pursuant to the Plan is uncertain. Thus, although it is possible that income recognized by such a Taxable Holder as a result of accepting the Rescission Offer would be capital gain, there can be no assurance in this regard. Taxable Holders who have sold Shares at a loss are urged to consult with their own tax advisors regarding the particular tax consequences to them of participating in the Rescission Offer.
Backup Withholding
Under the U.S. federal income tax laws, payments in connection with the Rescission Offer may be subject to “backup withholding” at a rate of 24%, unless a Taxable Holder who accepts the Rescission Offer provides a correct taxpayer identification number (which, for an individual Taxable Holder, is the Taxable Holder’s social security number) and certifies, under penalties of perjury, that he or she is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.
Any amount withheld under these rules will be creditable against the Taxable Holder’s U.S. federal income tax liability or refundable to the extent that it exceeds such liability if the Taxable Holder provides the required information to the IRS. A Taxable Holder who does not provide a correct taxpayer identification number may be subject to penalties imposed by the IRS. To prevent backup U.S. federal income tax withholding on cash payable in the Rescission Offer, with regard to Shares held or sold outside of the Plan or the BBWI Stock Fund within the Victoria’s Secret Retirement Plan, each Taxable Holder should provide his or her correct taxpayer identification number and certify that he or she is not subject to backup U.S. federal income tax withholding by completing the Form W-9 attached to the Rescission Offer Acceptance Form.

USE OF PROCEEDS
We will receive no proceeds from the Rescission Offer.
NOTICE OF BLACKOUT PERIOD
IMPORTANT NOTICE CONCERNING YOUR RIGHTS
UNDER THE BATH & BODY WORKS, INC. 401(K) SAVINGS AND RETIREMENT PLAN
This notice is intended to comply with the requirements of Department of Labor Final Regulation Relating to Notice of Blackout Periods to Participants and Beneficiaries, 29 C.F.R. Section 2520, to the extent such requirements apply to the Rescission Offer. Accordingly, this notice is intended to inform affected participants (and beneficiaries) of the Bath & Body Works, Inc. 401(k) Savings and Retirement Plan (the “Plan”) of a “blackout period” during which their right to direct or diversify certain investments may be temporarily suspended.
As of the Expiration Date of this Rescission Offer, all of your transactions into and out of the Stock Fund related to your Plan account will be temporarily suspended. The temporary suspension is called a “blackout period” and applies whether or not you accept the Rescission Offer. The blackout period will begin at 4:00 PM, Eastern time, on September 12, 2022 and will end on the date that the proceeds from the Rescission Offer are credited to your Plan account, which we expect to occur on or before September 21, 2022 or as soon as practicable thereafter. You will be notified in the event that the blackout period is extended past September 21, 2022. Once the blackout period ends, you will have full access to your plan account.
The blackout period is required to ensure smooth processing of the Rescission Offer. You will not be permitted to initiate any transactions into or out of the Stock Fund during the blackout period. This means:
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you will be unable to direct or diversify your investments in your Plan account into or out of the Stock Fund during the blackout period; and

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all requests for withdrawals and distributions which will be derived in whole or in part out of the Stock Fund will need to be requested either before the blackout period begins or after the blackout period ends.

During the blackout period, you will be restricted from directing or diversifying the assets held in your plan account. For this reason, it is important that you review and consider the appropriateness of your current investments in light of your inability to direct or diversify investments in your Plan account during the blackout period. For your long-term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all our assets, income and investments. You should be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, as individual securities tend to have wider price swings, up and down, in short periods of time, than investments in diversified funds. Our common stock may have a wide price swing during the blackout period resulting in a large loss, and you will not be able to direct the sale of Shares from your Plan account during the blackout period.
If you have any questions concerning this notice or the blackout period, including whether the blackout period has ended, you should contact Alight, the administrator of the Plan, at 1-888-445-4567 or log on to www.upointhr.com/bbw. Representatives are available to answer questions and process transactions Monday through Friday, 8:00 AM to 8:00 PM, Eastern time. You may also contact Alight by writing to: Bath & Body Works Savings Plan Service Center, Dept. 10278, P.O. Box 64030, The Woodlands, Texas 77387-4030. Whether or not you are planning retirement in the near future, we encourage you to consider how this blackout period may affect your retirement planning, as well as your overall financial plan.
Similar restrictions may apply to participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan. Such participants should contact Alight, the Victoria’s Secret Retirement Plan administrator, for additional information at 1-833-935-3330 or by logging on to www.upointhr.com/vsco.
For additional information and limitations on Plan investments and how to direct investment of your Plan account, see the Plan’s Summary Plan Description. To obtain a copy of the Plan’s Summary Plan Description, contact Alight at the phone number or website listed above.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and information that we subsequently file with the SEC will automatically update and supersede information in this prospectus supplement, and in our other filings with the SEC. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information that was filed later.
We incorporate by reference the documents listed below, which we have already filed with the SEC, and any documents we file with the SEC in the future under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in such future filings deemed not to have been filed), until this offering is completed or terminated:
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Annual Report on Form 10-K for the fiscal year ended January 29, 2022 filed on March 18, 2022;

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Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2022 filed on June 2, 2022;

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Current Reports on Form 8-K filed on January 28, 2022, February 2, 2022 (with respect to Item 8.01 only), February 4, 2022 (Film No. 22593737), February 4, 2022 (Film No. 22593941), February 23, 2022 (with respect to Item 5.02 only), March 11, 2022, March 28, 2022 (with respect to Item 5.02 only), May 5, 2022, May 13, 2022 and July 29, 2022; and

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Proxy Statement on Schedule 14A filed on April 8, 2021.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:
Bath & Body Works, Inc.
Corporate Secretary
Three Limited Parkway
Columbus, Ohio 43230
(614) 415-6400

VALIDITY OF THE SECURITIES
The validity of the securities to be offered hereby will be passed upon for us by Davis Polk & Wardwell LLP.
EXPERTS
The consolidated financial statements of Bath & Body Works, Inc. appearing in Bath & Body Works, Inc.’s Annual Report (Form 10-K) for the year ended January 29, 2022, and the effectiveness of Bath & Body Works, Inc.’s internal control over financial reporting as of January 29, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
With respect to the unaudited consolidated interim financial information of Bath & Body Works, Inc. for the three-month periods ended April 30, 2022 and May 1, 2021, incorporated by reference in this Prospectus Supplement, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated June 2, 2022, included in Bath & Body Works, Inc.’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2022, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

PROSPECTUS
BATH & BODY WORKS, INC.
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
GUARANTEES OF DEBT SECURITIES
WARRANTS
PURCHASE CONTRACTS
UNITS

This prospectus relates to common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units that we may sell from time to time in one or more offerings. The debt securities may be guaranteed by one or more subsidiaries identified in this prospectus on terms to be determined at the time of an offering. This prospectus will allow us to issue securities over time.
We will provide a prospectus supplement each time we issue securities, which will inform you about the specific terms of that offering and may also supplement, update or amend information contained in this document. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.
Our common stock is listed on the New York Stock Exchange under the symbol “BBWI.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

Investing in our securities involves risk. See “Risk Factors” beginning on page 5 of this prospectus.
We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis.
The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable underwriting discounts and commissions.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 18, 2022
In this prospectus the terms “Bath & Body Works,” “we,” “us,” “our” and the “Company” refer to Bath & Body Works, Inc.
We have not authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provided no assurance as to the reliability or, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any date other than the date on the front of this prospectus.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION
We file reports and other information with the SEC. The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, and such website is located at http://www.sec.gov.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Bath & Body Works, Inc.
Investor Relations Department
Three Limited Parkway
Columbus, Ohio 43230
(614) 415-6400
INCORPORATION OF DOCUMENTS BY REFERENCE
This document incorporates by reference the documents set forth below. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) on or after the date of this prospectus:
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Annual Report on Form 10-K for the year ended January 29, 2022; and

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Current Reports on Form 8-K filed on January 28, 2022, February 2, 2022 (with respect to Item 8.01 only), February 4, 2022, February 23, 2022 (with respect to Item 5.02 only) and March 11, 2022.

FORWARD-LOOKING STATEMENTS
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this prospectus or made by our Company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this prospectus or otherwise made by our Company or our management:
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general economic conditions, inflation, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

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the COVID-19 pandemic has had and may continue to have an adverse effect on our business and results of operations;

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the seasonality of our business;

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the anticipated benefits from the Victoria’s Secret & Co. spinoff may not be realized;

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the spin-off of Victoria’s Secret & Co. may not be tax-free for U.S. federal income tax purposes;

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our dependence on Victoria’s Secret & Co. for information technology services;

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divestitures or other dispositions and related operations and contingent liabilities from businesses that we have divested;

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difficulties arising from turnover in Company leadership or other key positions;

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our ability to attract, develop and retain qualified associates and manage labor-related costs;

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the dependence on store traffic and the availability of suitable store locations on appropriate terms;

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our continued growth in part through new store openings and existing store remodels and expansions;

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our ability to successfully operate and expand internationally and related risks;

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our independent franchise, license and wholesale partners;

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our direct channel business;

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our ability to protect our reputation and our brand image;

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our ability to successfully complete environmental, social and governance initiatives, and associated costs thereof;

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our ability to attract customers with marketing, advertising and promotional programs;

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our ability to maintain, enforce and protect our trade names, trademarks and patents;

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the highly competitive nature of the retail industry and the segments in which we operate;

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consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;

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our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

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political instability, environmental hazards or natural disasters;

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significant health hazards or pandemics, which could result in closed factories and/or stores, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in impacted areas;

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duties, taxes and other charges;

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legal and regulatory matters;

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volatility in currency exchange rates;

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local business practices and political issues;

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delays or disruptions in shipping and transportation and related pricing impacts;

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disruption due to labor disputes; and

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changing expectations regarding product safety due to new legislation;

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our geographic concentration of vendor and distribution facilities in central Ohio;

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our reliance on a limited number of suppliers to support a substantial portion of our inventory purchasing needs;

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the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

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fluctuations in foreign currency exchange rates;

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fluctuations in product input costs;

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fluctuations in energy costs;

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our ability to adequately protect our assets from loss and theft;

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increases in the costs of mailing, paper, printing or other order fulfillment logistics;

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claims arising from our self-insurance;

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our and our third-party service providers’, including Victoria’s Secret & Co.’s during the term of our transition services agreement, ability to implement and maintain information technology systems and to protect associated data;

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our ability to maintain the security of customer, associate, third-party and Company information;

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stock price volatility;

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our ability to pay dividends and make share repurchases under share repurchase authorizations;

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shareholder activism matters;

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our ability to maintain our credit ratings;

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our ability to service or refinance our debt and maintain compliance with our restrictive covenants;

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the impact of the transition from London Interbank Offered Rate and our ability to adequately manage such transition;

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our ability to comply with laws, regulations and technology platform rules or other obligations related to data privacy and security;

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our ability to comply with regulatory requirements;

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legal and compliance matters; and

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tax, trade and other regulatory matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this prospectus to reflect circumstances existing after the date of this prospectus or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

BATH & BODY WORKS, INC.
Bath & Body Works, Inc., which was founded in 1963 in Columbus, Ohio, is a segment leader focused on home fragrance, body care products and soaps and sanitizer products operating under the Bath & Body Works, White Barn and other brand names. As of January 29, 2022, the Company’s merchandise is sold through 1,755 company-operated stores and e-commerce sites in the United States of America and Canada, and in 338 stores and 27 e-commerce sites in more than 35 other countries operating under franchise, license and wholesale arrangements.
Bath & Body Works, Inc. was originally incorporated as The Limited, Inc. under the laws of Delaware in 1982 and changed its name to L Brands, Inc. in March 2013. L Brands, Inc. changed its name to Bath & Body Works, Inc. in August 2021. Our principal executive offices are located at Three Limited Parkway, Columbus, Ohio 43230. Our Investor Relations telephone number is 614-415-6400, option #1. Internet users can obtain information about Bath & Body Works, Inc. at www.bbwinc.com. However, the information on our website is not a part of this prospectus.
THE GUARANTORS
Bath & Body Works, Inc. is a holding company and its most significant assets are the stock of its subsidiaries. The guarantors of the debt securities offered hereunder may include the following companies, each of which is a direct or indirect subsidiary of Bath & Body Works, Inc.:
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Bath & Body Works Brand Management, Inc.

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Bath & Body Works Direct, Inc.

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Bath & Body Works, LLC

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beautyAvenues, LLC

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Beauty Specialty Holding, LLC

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L Brands Service Company, LLC

RISK FACTORS
Investing in our securities may involve risks. You should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or appearing or incorporated by reference into this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” beginning of page 9 of our Annual Report on Form 10-K filed for the year ended January 29, 2022, which is incorporated by reference into this prospectus, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement.
USE OF PROCEEDS
Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the sale of the securities offered hereunder for general corporate purposes, which could include capital expenditures, potential acquisitions, dividends and share repurchases as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description of the terms of our capital stock is not meant to be complete and is qualified by reference to our amended and restated certificate of incorporation (as amended, the “certificate of incorporation”) and our amended and restated bylaws (“bylaws”), copies of which have been filed with the SEC and are incorporated herein by reference, and applicable provisions of law. See “Where You Can Find More Information.”
Authorized Capital Stock
Under our certificate of incorporation, our authorized capital stock consists of one billion shares of common stock with $0.50 par value and 10 million shares of preferred stock with $1.00 par value.
On January 29, 2022, there were approximately 253.9 million outstanding shares of our common stock and no outstanding shares of our preferred stock. On January 29, 2022, there were employee stock options, restricted stock unit awards and performance stock units (measured at target) outstanding to issue approximately 5.2 million shares of our common stock.
Common Stock
The outstanding shares of common stock are, and any shares of common stock issued will be, duly authorized, validly issued, fully paid and nonassessable. There are no restrictions on the alienability of shares of our common stock, and there are no sinking fund provisions for the redemption or purchase of shares of our common stock. The rights of holders of shares of our common stock will be subject to, and may be adversely affected by, the rights of holders of any shares of preferred stock that our Board of Directors may authorize and issue in the future, and may be modified by amendments to our certificate of incorporation and Delaware corporate law.
Our common stock is listed on the New York Stock Exchange under the symbol “BBWI.”
Voting Rights
Each holder of common stock is entitled to one vote for each share of common stock held of record on the applicable record date on all matters submitted to a vote of stockholders. Holders of common stock do not have cumulative voting rights.
Dividend Rights
Subject to the rights of holders of any shares of preferred stock which may at the time be outstanding, holders of common stock are entitled to receive dividends as may be declared from time to time by our Board of Directors out of funds legally available therefor.
Rights upon Liquidation or Dissolution
In the event of liquidation or dissolution, each share of common stock is entitled to share pro rata in any distribution of our assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of our common stock have no preferential, preemptive, conversion or redemption rights.
Preferred Stock
Under our certificate of incorporation, without further stockholder action, our Board of Directors is authorized to provide for the issuance of up to ten million shares of preferred stock without any further approval from our stockholders. Preferred stock may be issued in one or more series, with such designations of titles, number of shares to comprise each series, dividend rates, any redemption provisions, special or relative rights in the event of liquidation, dissolution or winding-up of Bath & Body Works, Inc., any sinking fund provisions, any conversion provisions, any voting rights and any other preferences, rights and limitations as shall be set forth as and when established by our Board of Directors.
Acting under this authority, our Board of Directors could create and issue a series of preferred stock with rights, preferences and limitations, and adopt a stockholder rights plan having the effect of, discriminating against an existing or prospective holder of securities as a result of such stockholder beneficially owning or commencing a tender offer for a substantial amount of our common stock. One of the effects of authorized but unissued and unreserved shares of preferred stock may be to render more difficult or discourage an attempt by a potential acquirer to obtain control of Bath & Body Works, Inc. by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management. The issuance of such shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of Bath & Body Works, Inc. without any further action by our stockholders. We have no present intention to adopt a stockholder rights plan, but could do so without stockholder approval at any future time.
The shares of any series of preferred stock will be, when issued, fully paid and nonassessable and the holders will have no preemptive rights in connection with the preferred stock.
Certain Provisions of Our Certificate of Incorporation and Bylaws
Board Nominations
Our bylaws provide that the number of directors will be fixed from time to time pursuant to a resolution adopted by a majority of the Board of Directors but must consist of not less than six or more than fifteen directors.
Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Any such nomination of a person for election at our annual meeting, if not made by the Board of Directors, must be made by notice in writing to our Secretary and must contain the information required by our bylaws. Such notice must be delivered or mailed and received at our principal executive offices, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then such notice must be received no later than the later of 70 days prior to the meeting or the 10th day following the day on which public announcement of the date of the meeting was made. Pursuant to our proxy access bylaw, up to 20 stockholders owning 3% or more of the outstanding shares of our common stock continuously for at least three years may nominate the greater of two directors or up to 20% of our Board of Directors (rounded down to the nearest whole number), and include those nominees in our proxy materials. Notice of stockholder nominations for persons for election as a director that are to be included in our proxy statement must be delivered or mailed and received at our principal executive offices, not less than 120 days nor more than 150 days prior to the first anniversary of the date that we first distributed our proxy statement to stockholders for the immediately preceding annual meeting of stockholders.
The holders of preferred stock may be granted the right to elect a specific number of directors without any vote of the holders of shares of our common stock.
Amendments to Our Bylaws
Our certificate of incorporation grants our Board of Directors the authority to amend our bylaws without a stockholder vote.
Certain Anti-Takeover Effects
Certain Business Combinations and Transactions
Our certificate of incorporation provides that certain business combinations with any entity that beneficially owns 20% or more of the outstanding shares of our common stock and any outstanding shares of preferred stock entitled to vote on each matter on which the holders of record of our common stock shall be entitled to vote (the “Voting Shares”) (such entity, an “Interested Person”) will require for its approval the affirmative vote of at least a majority of the Voting Shares held by stockholders other than the Interested Person.
This provision does not apply if two-thirds of the Continuing Directors (as defined below) approved either the business combination or the acquisition of the Voting Shares which caused the Interested Person to own 20% or more of the Voting Shares. This provision also does not apply to any business combination where two-thirds of the Continuing Directors determine the consideration per share to be received by holders of the Voting Shares in connection with the business combination to be not less than the highest price per share paid by the Interested Person in acquiring the Voting Shares.
The term “Continuing Director” means a director who was a member of our Board of Directors immediately prior to the time that such Interested Person became an Interested Person, or a director who was elected or appointed to fill a vacancy after the date that such Interested Person became an Interested Person by a majority of the then-current Continuing Directors.
Delaware Business Combination Statute
Section 203 of the Delaware General Corporation Law (the “DGCL”) is applicable to us and restricts certain transactions and “business combinations” between a corporation and a 15% stockholder for a period of three years after the date of the transaction in which the stockholder acquires 15% or more of the company’s outstanding voting stock unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.
Registrar and Transfer Agent
A register of holders of our shares of common stock is maintained by American Stock Transfer, who serves as registrar and transfer agent.

DESCRIPTION OF DEPOSITARY SHARES
The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of a depositary agreement and the related depositary receipts that we may offer under this prospectus. While the terms we have summarized below will apply generally to any depositary agreement and the related depositary receipts that we may offer under this prospectus, we will describe the particular terms of any depositary agreement and the related depositary receipts in more detail in the applicable prospectus supplement. The terms of any depositary agreement and the related depositary receipts offered under a prospectus supplement may differ from the terms described below.
We may, at our option, elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock.
The shares of any series of preferred stock underlying the depositary shares will be deposited under a depositary agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the depositary agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all of the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued under a depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering.
We will describe the material terms of the depositary agreement, the depositary shares and the depositary receipts in a prospectus supplement relating to the depositary shares. You should also refer to the forms of the depositary agreement and related depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES
The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities and any related guarantees that we may offer under this prospectus. While the terms we have summarized below will apply generally to any debt securities and related guarantees that we may offer under this prospectus, we will describe the particular terms of any debt securities and related guarantees in more detail in the applicable prospectus supplement. The terms of any debt securities and related guarantees offered under a prospectus supplement may differ from the terms described below.
We will issue senior debt securities under an indenture to be entered into between us and U.S. Bank Trust Company, National Association, as trustee (the “Senior Debt Indenture”). We will issue subordinated debt securities under an indenture to be entered into between us and U.S. Bank Trust Company, National Association, as trustee (the “Subordinated Debt Indenture”). Copies of each indenture are filed as exhibits to the registration statement to which this prospectus relates. The following summary of the indentures does not purpose to be complete and is subject to, and qualified in its entirety by reference to, the indentures. Numerical references in parentheses below are to sections in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, we intend that these sections or defined terms shall be incorporated herein by reference.
General
The debt securities will be unsecured general obligations of Bath & Body Works, Inc. and will constitute either senior or subordinated debt of Bath & Body Works, Inc. If so provided in a prospectus supplement or term sheet, the debt securities will have the benefit of the guarantees from the guarantors named therein. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or to make any funds available therefor, whether by dividends, loans or other payments, other than as expressly provided in the guarantees.
As a holding company, our principal source of funds is dividends and advances from subsidiaries. Our rights and the rights of our creditors, including the holders of debt securities, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or reorganization would be subject to the prior claims of such subsidiary’s creditors, except to the extent that Bath & Body Works, Inc. may itself be a creditor with allowable claims against the subsidiary.
Each indenture provides that debt securities may be issued from time to time in one or more series. We may authorize the issuance and provide for the terms of a series of debt securities pursuant to a supplemental indenture, officers’ certificate or resolution of our Board of Directors, any duly authorized committee of the Board of Directors or any committee of officers or other representatives of Bath & Body Works, Inc. duly authorized by the Board of Directors for this purpose.
Each indenture provides Bath & Body Works, Inc. with the ability to “reopen” a previous issue of a series of debt securities and to issue additional debt securities of such series. Each indenture does not limit or otherwise restrict the amount of indebtedness which may be issued in accordance with it or that may otherwise be issued by us or any of our subsidiaries. (Sections 301 and 1301)
The indentures do not contain any covenants or provisions that would afford holders of debt securities protection in the event of a highly-leveraged transaction, reorganization, restructuring or similar transaction.
You should refer to the prospectus supplement relating to a particular series of debt securities for the terms of those debt securities, including, where applicable:
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classification as senior or subordinated debt securities;

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ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

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if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

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the designation, aggregate principal amount and denominations of the debt securities;

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the price (expressed as a percentage of the aggregate principal amount of the debt securities) at which the debt securities will be issued;

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the date or dates of maturity;

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the currency or currencies in which the relevant debt securities are being sold and in which the principal of, premium if any, or interest on these debt securities will be payable and, if the holders of any of these debt securities may elect the currency in which payments according to such debt securities are to be made, the manner of the election;

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the annual rate or rates (which may be fixed, variable or zero) at which the relevant debt securities will bear interest;

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the date from which the interest on the relevant debt securities will accrue, the dates on which this interest will be payable and the date on which payment of this interest will commence;

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provisions relating to the deferral of interest payments or extension of interest payments on the subordinated debt securities, including the duration of any such deferral or extension period and the maximum period during which interest payments may be deferred or extended and any provisions relating to the obligations of the Company or limitations on claims of holders with respect to deferred interest;

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if the amount of payments of principal and premium, if any, or any interest may be determined with reference to an index based on a currency or currencies other than that in which the debt securities are stated to be payable, the manner in which these amounts shall be determined;

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if the amount of payments of principal and premium, if any, or any interest may be determined with reference to an index based on the prices of securities or commodities, with reference to changes in the prices of particular securities or commodities or otherwise by application of a formula, the manner in which this amount shall be determined;

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the dates on which and the price or prices at which the relevant debt securities will, pursuant to any mandatory sinking fund provision, or may, pursuant to any optional redemption or required repayment provisions, be redeemed or repaid and the other terms and provisions of any optional redemption or required repayment;

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whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

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whether the subordinated debt securities will be convertible or exchangeable into shares of common stock or preferred stock, or any of our other capital stock, or any capital stock of any other issuer, cash, or any other property, or any combination of the foregoing, the terms on which such subordinated debt securities are convertible and any requirements relating to the reservation of such shares of common stock or preferred stock for purposes of conversion;

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any listing of debt securities on any securities exchange;

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whether and the extent that debt securities shall be guaranteed by the guarantors, the ranking of any such guarantee, the terms of such subordination, if applicable, of any such guarantee and the form of any such guarantee;

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the terms of any debt warrants offered together with the relevant debt securities; and

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any other specific terms of or matters relating to the relevant debt securities.

The debt securities will be issuable only in fully registered form without coupons or in the form of one or more global securities, as described below under “Global Securities.” Unless the prospectus supplement specifies otherwise, debt securities denominated in U.S. dollars will be issued only in denominations of U.S. $1,000 and any integral multiple of this amount. The prospectus supplement relating to debt securities denominated in a foreign or composite currency will specify the authorized denominations. (Sections 301 and 302)

Holders of debt securities (other than global securities) may present them for transfer (with the form of transfer endorsed thereon duly executed) or exchange for other debt securities of the same series at the office of any transfer agent or such other agency as may be designated by Bath & Body Works, Inc. without service charge and upon payment of any taxes and other governmental charges as described in the indenture. (Section 305)
Global Securities
The debt securities of a series may be issued in the form of one or more fully registered global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. In such case, one or more global securities will be issued in a denomination or aggregate denominations equal to the aggregate principal amount of outstanding debt securities of the series represented by such global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be transferred except as a whole by a depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. (Section 303) The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.
Limitations on Liens Under the Senior Debt Indenture
We have agreed under the Senior Debt Indenture that we will not, and will not permit any subsidiary (as defined below) to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on or security interest in any shares of voting stock (as defined below) of any significant subsidiary (as defined below), whether such voting stock is now owned or is hereafter acquired, without providing that each series of senior debt securities issued under such indenture (together with, if we shall so determine, any other indebtedness or obligations of Bath & Body Works, Inc. or any subsidiary ranking equally with such senior debt securities and then existing or thereafter created) shall be secured equally and ratably with such indebtedness. The foregoing limitation shall not apply to indebtedness secured by a pledge of, lien on or security interest in any shares of voting stock of any corporation at the time it becomes a significant subsidiary. (Section 505)
The term “subsidiary” means any corporation of which securities entitled to elect at least a majority of the corporation’s directors shall at the time be owned, directly or indirectly, by us or one or more other subsidiaries, or by us and one or more other subsidiaries. (Section 101)
The term “significant subsidiary” means a subsidiary (treated for purposes of this definition on a consolidated basis together with its subsidiaries) which meets any of the following conditions:
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our and our other subsidiaries’ investments in, and advances to, the subsidiary exceed 10% of the consolidated total assets as of the end of the most recently completed fiscal year;

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our and our other subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the subsidiary exceeds 10% of the consolidated total assets as of the end of the most recently completed fiscal year; or

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our and our other subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the subsidiary exceeds 10% of such consolidated income for the most recently completed fiscal year. (Section 505)

The term “voting stock” means capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation; provided that capital stock that carries only a conditional right to vote upon the occurrence of an event shall not be considered voting stock, whether or not such event shall have occurred. (Section 505)
Limitations on Consolidations, Mergers and Sales of Assets
We have agreed under each indenture not to consolidate with or merge into another corporation, or sell other than for cash or lease all or substantially all our assets to another corporation, unless:

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either Bath & Body Works, Inc. is the continuing corporation or the successor corporation (if other than Bath & Body Works, Inc.) expressly assumes the obligations of the debt securities (in which case, except in the case of such a lease, we will be discharged from such obligations); and

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immediately after the merger, consolidation, sale or lease, we or the successor corporation (if other than us) would not be in default in the performance of any covenant or condition of the applicable indenture. (Sections 506 and 1401 of the Senior Debt Indenture and Section 801 of the Subordinated Debt Indenture).

Subordinated Debt
With respect to the subordinated debt securities, the payment of principal of, interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of our senior indebtedness (as defined below). Upon any payment or distribution of our assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of our assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to us or our property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due will be paid, first, to all senior indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the subordinated debt securities (other than in permitted junior securities), or for the acquisition of any of the subordinated debt securities for cash, property or otherwise.
If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, premium, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any senior indebtedness, no payment of any kind or character will be made by or on behalf of us or any other person on our or their behalf with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities (other than in permitted junior securities) or to acquire any of the subordinated debt securities for cash, property or otherwise.
If any other event of default occurs and is continuing with respect to any designated senior indebtedness, as such event of default is defined in the instrument creating or evidencing such designated senior indebtedness, permitting the holders of such designated senior indebtedness then outstanding to accelerate the maturity thereof and if the representative (as defined in the applicable indenture) for the respective issue of designated senior indebtedness gives written notice of the event of default to the trustee, then, unless and until all events of default have been cured or waived or have ceased to exist or the trustee receives notice from the representative for the respective issue of designated senior indebtedness terminating the blockage period (as defined below), during the period commencing on the date of receipt of such default notice by the trustee and ending 179 days thereafter, neither we nor any other person on our behalf will:
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make any payment of any kind or character with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities (other than in permitted junior securities); or

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acquire any of the subordinated debt securities for cash, property or otherwise.

Notwithstanding anything herein to the contrary, in no event will a blockage period extend beyond 179 days from the date the payment on the subordinated debt securities was due and only one such blockage period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any blockage period with respect to the designated senior indebtedness will be, or be made, the basis for commencement of a second blockage period by the representative of such designated senior indebtedness whether or not within a period of 360 consecutive days unless such event of default will have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such blockage period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing will constitute a new event of default for this purpose).
As a result of the foregoing provisions, in the event of our insolvency, holders of the subordinated debt securities may recover ratably less than our general creditors.
“Senior indebtedness” means:
(1)
the principal, including redemption payments, premium, if any, interest and other payment obligations in respect of (a) our indebtedness for money borrowed, (b) our indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by us, including any such securities issued under any deed, indenture or other instrument to which we are a party and (c) guarantees of any of the foregoing;

(2)
all of our capital lease obligations;

(3)
all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations, all of our hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all of our obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

(4)
all of our obligations for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

(5)
all obligations of the type referred to in clauses (1) through (4) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

(6)
all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any lien on any of our property or assets, whether or not such obligation is assumed by us; and

(7)
any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (1) through (6) above, in each case whether or not contingent and whether outstanding at the date of effectiveness of the applicable indenture or thereafter incurred, except, in each case, for the subordinated debt securities and (i) any such other securities to be issued by us in the future that contain express terms, or are issued under a deed, indenture or other instrument, which contains express terms, providing that such securities are subordinate to or rank equal with the subordinated debt securities, (ii) trade accounts payable or accrued liabilities arising in the ordinary course of business and (iii) indebtedness owed by us to our subsidiaries, which also will rank equally in right of payment and upon liquidation to the subordinated debt securities.
Such senior indebtedness will continue to be senior indebtedness and be entitled to the benefits of the subordination provisions of the applicable indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such senior indebtedness and the trustee for any of the holders.
“Permitted junior securities” means:
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our capital stock; or

•
debt securities issued pursuant to a confirmed plan of reorganization that are subordinated in right of payment to all senior indebtedness and any debt securities issued in exchange for senior indebtedness that are subordinated to substantially the same extent as, or to a greater extent than, the subordinated debt securities are subordinated to the senior indebtedness under the indenture.

“Designated senior indebtedness” means any senior indebtedness the principal amount of which is at least $20.0 million or more at the time we designate such senior indebtedness as designated senior indebtedness in a writing delivered to the trustee.

Subsidiary Guarantees
Each prospectus supplement or term sheet will describe any guarantees of debt securities for the benefit of the series of debt securities to which it relates.
If so provided in a prospectus supplement or term sheet, the debt securities issued under the Senior Debt Indenture will be guaranteed (each such guarantee being referred to as a “Senior Subsidiary Guarantee”), on a joint and several senior unsecured basis. If so provided in a prospectus supplement or term sheet, the debt securities issued under the Subordinated Debt Indenture will be guaranteed (each such guarantee being referred to as a “Subordinated Subsidiary Guarantee,” and together with the Senior Subsidiary Guarantee, the “Subsidiary Guarantee”), on a joint and several subordinated unsecured basis. As of the date of this prospectus, the guarantors consist of the following subsidiaries: Bath & Body Works Brand Management, Inc., Bath & Body Works Direct, Inc., Bath & Body Works, LLC, beautyAvenues, LLC, Beauty Specialty Holding, LLC and L Brands Service Company, LLC. The obligations of a guarantor under its Subsidiary Guarantee will be limited to the extent necessary to prevent the obligations of such guarantor under its Subsidiary Guarantee from constituting a fraudulent conveyance or fraudulent transfer under federal or state law.
Modification of the Indentures
Each indenture contains provisions permitting us and the trustee, without the consent of the holders of debt securities, to establish, among other things, the form and terms of any series of debt securities issuable under each indenture by one or more supplemental indentures and, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities at the time outstanding of each series which are affected thereby, to modify each indenture or any supplemental indenture or the rights of the holders of the debt securities of such series to be affected, provided that no such modification will:
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extend the fixed maturity of any debt securities, reduce the rate or extend the time of payment of interest thereon (except for any deferral of interest permitted pursuant to Section 3.01, with respect to the subordinated debt securities), reduce the principal amount thereof or the premium, if any, thereon, reduce the amount of the principal of original issue discount securities payable on any date, change the coin or currency in which principal of or any premium or interest on any debt securities is payable or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof, without the consent of the holder of each debt security so affected;

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reduce the aforesaid percentage of debt securities of any series, the consent of the holders of which is required for any such modification or for the waiver of past default in the case of subordinated debt securities, without the consent of the holders of all debt securities of such series then outstanding;

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with respect to the subordinated debt securities, modify any provision of Section 606, 1302 or Section 506 of the Subordinated Debt Indenture; or

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modify without the written consent of the trustee the rights, duties or immunities of the trustee. (Sections 1301 and 1302)

Defaults
The Senior Debt Indenture provides that events of default with respect to any series of debt securities will be:
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default for 30 days in payment of interest upon any debt security of such series;

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default in payment of principal (other than a sinking fund installment) or premium, if any, on any debt security of such series;

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default for 30 days in payment of any sinking fund installment when due by the terms of the debt securities of such series;

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default, for 90 days after notice, in the performance of any other covenant in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than such series); and

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certain events of bankruptcy or insolvency. (Section 601)

The Subordinated Debt Indenture provides that the failure to pay deferred interest on any subordinated debt securities for a period of 30 days after the conclusion of any permitted deferral period constitutes an event of default. (Section 601)
Additional events of default may be applicable to a series of debt securities if so provided in the supplemental indenture or board resolution applicable to such series. The prospectus supplement will describe any such additional events of default. If an event of default with respect to debt securities of any series should occur and be continuing, either the trustee or the holders of 25% in aggregate principal amount of the debt securities of such series then outstanding may declare each debt security of that series due and payable. (Section 602) We will be required to file annually with the trustee a statement of an officer as to the fulfillment of our obligations under the indenture during the preceding year. (Section 507 of the Senior Debt Indenture and Section 505 of the Subordinated Debt Indenture)
No event of default with respect to a single series of debt securities issued under each indenture (and under or pursuant to any supplemental indenture or board resolution) necessarily constitutes an event of default with respect to any other series of debt securities. (Section 602)
Satisfaction and Discharge of the Indentures
At our request, an indenture will be cancelled by the trustee and the guarantees will be discharged if all sums due to the trustee under such indenture have been paid in full and:
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all debt securities previously issued under such indenture have been cancelled or delivered to the trustee for cancellation;

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the principal of, and premium, if any, and the amounts due upon conversion or exchange of, if applicable, and interest on, all debt securities issued under such indenture then outstanding have been paid in full; or

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funds have been deposited with the trustee at the maturity of the debt securities sufficient to pay in full the principal of, and premium, if any, and interest on all debt securities then outstanding. (Sections 1101 and 1102)

Defeasance
If so described in a prospectus supplement relating to debt securities of a specific series, we may discharge our indebtedness and obligations, together with the obligations of the guarantors, or terminate certain of our obligations under the relevant indenture with respect to the debt securities of such series by depositing funds or obligations issued or guaranteed by the United States with the trustee. (Sections 1103 and 1104)
Concerning the Trustee
U.S. Bank Trust Company, National Association will be the trustee under each indenture. We have and may from time to time in the future have banking relationships with the trustee in the ordinary course of business. Each indenture will contain certain limitations on a right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; provided that if it acquires any conflicting interest, it must eliminate such conflict or resign.
Subject to the terms of each indenture, the holders of a majority in principal amount of the securities issued and outstanding under each indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee.

In case an event of default occurs, and is continuing under either indenture and is actually known to a responsible officer of the trustee, the trustee will exercise such of the rights and powers vested in it by the applicable indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under either indenture at the request of any of the holders of securities issued under such indenture (including the subordinated debt securities) unless they will have offered to the trustee security and indemnity satisfactory to it.

DESCRIPTION OF WARRANTS
The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect to which this prospectus is being delivered:
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the title and aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currency or currencies in which the price of such warrants will be payable;

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the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

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the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;

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if applicable, the provisions for changes to or adjustments in the exercise price of such warrants;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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if applicable, a discussion of any material U.S. Federal income tax considerations; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS
The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the purchase contracts that we may offer under this prospectus. While the terms we have summarized below will apply generally to any purchase contracts that we may offer under this prospectus, we will describe the particular terms of any purchase contracts in more detail in the applicable prospectus supplement. The terms of any purchase contracts offered under a prospectus supplement may differ from the terms described below.
We may issue purchase contracts for the purchase or sale of:
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debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

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currencies; or

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commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.
Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either one or more of the indentures.

DESCRIPTION OF UNITS
The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:
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the terms of the units and of the purchase contracts, warrants, debt securities, shares of preferred stock and shares of common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of any unit agreement governing the units; and

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a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION
We may sell the securities, separately or together in units, in several ways, including:
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through underwriters or dealers;

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through agents; or

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directly to a limited number of purchasers or to a single purchaser.

The prospectus supplement with respect to a particular offering of securities will set forth the terms of the offering of such securities, including the name or names of any underwriters or agents, the purchase price of such securities, the proceeds to Bath & Body Works, Inc. from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Any underwriters, broker-dealers and agents that participate in the distribution of such securities may be deemed to be “underwriters” as defined in the Securities Act of 1933, as amended (the “Act”). Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Act. We anticipate that any underwriting agreement pertaining to any such securities will:
•
entitle the underwriters to indemnification by us against certain civil liabilities under the Act or to contribution with respect to payments which the underwriters may be required to make in respect of such liabilities;

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provide that the obligations of the underwriters will be subject to certain conditions precedent; and

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provide that the underwriters generally will be obligated to purchase all such securities if any are purchased.

Securities also may be offered directly by us or through agents designated by us from time to time. Any such agent will be named, and the terms of any such agency (including any commissions payable by us to any such agent) will be set forth, in the prospectus supplement relating to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment. Agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Act) of the securities described in such prospectus supplement and, under agreements which may be entered into with us, may be entitled to indemnification by us against certain civil liabilities under the Act or to contribution with respect to payments which the agents may be required to make in respect of such liabilities.
We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell shares of common stock short using this prospectus and deliver common stock covered by this prospectus to close out such short positions, or loan or pledge common stock to financial institutions that in turn may sell the shares of common stock using this prospectus. We may pledge or grant a security interest in some or all of the common stock covered by this prospectus to support a derivative or hedging position or other obligations and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus.
Underwriters and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters, dealers or other agents of ours to solicit offers by certain specified entities to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. The obligations of any purchaser under any such contract will not be subject to any conditions except those described in such prospectus supplement. Such prospectus supplement will set forth the commissions payable for solicitations of such contracts.
Our common stock is listed on the New York Stock Exchange under the symbol “BBWI.”
Underwriters and agents may from time to time purchase and sell securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in or engage in stabilization activities for the securities.
One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Act, as amended, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
LEGAL OPINIONS
Certain legal matters in connection with the securities to be offered by this prospectus will be passed upon for us by Davis Polk &Wardwell LLP, New York, New York. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues relating to any offering.
EXPERTS
The consolidated financial statements of Bath & Body Works, Inc. appearing in Bath & Body Works, Inc.’s Annual Report (Form 10-K) for the year ended January 29, 2022, and the effectiveness of Bath & Body Works, Inc.’s internal control over financial reporting as of January 29, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Appendix A
RESCISSION OFFER ACCEPTANCE FORM
Pursuant to the Bath & Body Works, Inc. Prospectus Supplement Dated July 29, 2022
THE RESCISSION OFFER WILL EXPIRE AT 4:00 PM, EASTERN TIME, ON SEPTEMBER 12, 2022.
Return completed form to American Stock Transfer & Trust Company, LLC (“AST”), the transfer agent for this Rescission Offer:
By Mail, Hand, Express Mail, Courier or Other Expedited Service:
Bath & Body Works, Inc. Rescission Offer
American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219
All questions regarding the Rescission Offer should be directed to the information agent for the Rescission Offer, D.F. King & Co., Inc., at (800) 791-3319, or at BBW@dfking.com, Monday through Friday, between the hours of 9:00 AM and 9:00 PM, Eastern time.
YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER.
IF YOU WISH TO REJECT THE RESCISSION OFFER, DO NOT RETURN THIS FORM. YOU DO NOT NEED TO DO ANYTHING TO REJECT THE RESCISSION OFFER.
IF YOU WISH TO ACCEPT THE RESCISSION OFFER, PLEASE COMPLETE, SIGN AND RETURN THIS FORM PURSUANT TO THE INSTRUCTIONS BELOW AND ENSURE ITS RECEIPT BY AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (“AST”) BY 4:00 PM, EASTERN TIME, ON SEPTEMBER 12, 2022 (THE “EXPIRATION DATE”). IF YOU WISH TO ACCEPT THE RESCISSION OFFER, YOU MUST DO SO FOR ALL YOUR ELIGIBLE TRANSACTIONS.
WE URGE YOU TO REVIEW BATH & BODY WORKS, INC.’S (THE “COMPANY,” “WE” OR “US”) PROSPECTUS SUPPLEMENT DATED JULY 29, 2022 (THE “PROSPECTUS SUPPLEMENT”), INCLUDING THE ACCOMPANYING PROSPECTUS, CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.

Unique Offer Identification Number (use Account No. below): <Name> <Address1> <Address2> <Address2>
If there is any error in the name or address shown to the left, Plan participants who are currently employed by the Company should log in to HR Access or call HR Direct at 866-473-4728 to make the necessary update. Plan participants who are no longer employed by the Company should contact Alight at 1-888-445-4567 to update your address. Participants in the Bath & Body Works, Inc. Common Stock Fund (the “BBWI Stock Fund”) within the Victoria’s Secret & Co. 401(k) Savings and Retirement Plan (the “Victoria’s Secret Retirement Plan”) should contact Alight at 1-833-935-3330, and all others should contact AST at 1-877-248-6417 to update your address. All participants must also make the necessary corrections on this form.

Ladies and Gentlemen:
If you accept this rescission offer, then you, the undersigned, hereby:
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Acknowledge receipt of our Rescission Offer Prospectus Supplement, pursuant to which we offer to rescind (the “Rescission Offer”) the purchase of shares of our common stock you acquired through the acquisition of units of the Bath & Body Works, Inc. Common Stock Fund offered through the Bath & Body Works, Inc. 401(k) Savings and Retirement Plan (the “Plan”) between February 10, 2021 and February 10, 2022 (the “Purchase Period” and such shares, the “Shares”). Before August 2, 2021, the Plan was named the L Brands, Inc. 401(k) Savings and Retirement Plan.

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Accept the Rescission Offer for all Shares that you acquired pursuant to the Plan during the Purchase Period that you still hold, or that were sold at a loss (including any Shares distributed in-kind), upon the terms and subject to the conditions set forth in the Prospectus Supplement. To the extent that you continue to hold any such Shares in your account under either the Plan or the Bath & Body Works, Inc. Common Stock Fund (the “BBWI Stock Fund”) Plan within the Victoria’s Secret & Co. 401(k) Savings and Retirement Plan (the “Victoria’s Secret Retirement Plan”), you direct the Matrix Trust Company, the Trustee of the Plan and the Victoria’s Secret Retirement Plan, to transfer to the Company all eligible Shares held in that account.

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Direct the Trustee to credit all proceeds pursuant to the Rescission Offer to your Plan or Victoria’s Secret Retirement Plan account (except for proceeds with regard to any Shares distributed in-kind, which will be paid with a check sent to the address to which the Prospectus Supplement was mailed), in accordance with the terms of the Prospectus Supplement. You acknowledge that you are eligible to accept the Rescission Offer only for Share(s) sold at a loss or, if you hold such Share(s) as of the Expiration Date, if the amount you paid for such Share(s), plus interest (through the Expiration Date), minus the value of any dividends or distributions on such Shares, is more than the closing price of the Share(s) on the Expiration Date.

For Shares held in your Plan account as of the Expiration Date, proceeds to which you are entitled pursuant to the Rescission Offer will be credited to that account (including proceeds for Shares which you sold at a loss directly from that account). If you are a current Plan participant, these proceeds will be invested in accordance with your current investment election or, if you do not have an investment election on file, the proceeds will be invested in the Plan’s qualified default investment alternative (“QDIA”). The Plan’s QDIA is the age-appropriate T. Rowe Price Retirement Fund based on your date of birth and a retirement age of 65. You may exchange the amount invested in such QDIA into other investment funds available under the Plan in accordance with the Plan’s normal procedures. Participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan should contact Alight, the Victoria’s Secret Retirement Plan administrator, at 1-833-935-3330, for further information about the plan’s investment election and QDIA procedures.
With respect to Shares you hold in an individual retirement arrangement (an “IRA”) or another tax-qualified retirement plan (or Shares sold at a loss within your IRA or other such plan), as of the Expiration Date, proceeds to which you are entitled pursuant to the Rescission Offer will be paid in a check made payable to your IRA or plan custodian, as the case may be, to be sent to you at the address to which the Prospectus Supplement was mailed. If this address is incorrect, Plan participants who are currently employed by the Company should log in to HR Access or call HR Direct at 866-473-4728 to make the necessary update. Plan participants who are no longer employed by the Company should contact Alight at 1-888-445-4567 to update your address. Participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan should contact Alight at 1-833-935-3330, and all others should contact AST at 1-877-248-6417 to update your address. All participants must also correct their printed address on the Rescission Offer Acceptance Form. It is your responsibility to deliver the check that you receive to your IRA or plan custodian.
With respect to Shares you hold outside of your Plan, the BBWI Stock Fund within the Victoria’s Secret Retirement Plan account or IRA as of the Expiration Date, whether through a broker or as certificated Shares (or Shares sold at a loss from outside your Plan or Victoria’s Secret Retirement Plan account or IRA), proceeds to which you are entitled pursuant to the Rescission Offer will be paid to you as a taxable payment, in U.S. dollars, in a check to be sent to you at the address to which the Prospectus Supplement was mailed. If this address is incorrect, Plan participants who are currently employed by the Company should log in to HR Access or call HR Direct at 866-473-4728 to make the necessary update. Plan participants who are no longer employed by the Company should contact Alight at 1-888-445-4567 to update your address. Participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan should contact Alight at 1-833-935-3330, and all others should contact AST at 1-877-248-6417 to update your address. All participants must also correct their printed address on the Rescission Offer Acceptance Form.
If you accept this Rescission Offer, you hereby acknowledge that if you received a distribution of Shares from either the Plan or the BBWI Stock Fund within the Victoria’s Secret Retirement Plan and hold those Shares in another tax-advantaged plan under the Internal Revenue Code of 1986, as amended, you should consult your tax advisors regarding the tax consequences of accepting the Rescission Offer with respect to those Shares. A participant who rolled Shares from the Plan or the BBWI Stock Fund within the Victoria’s Secret Retirement Plan into an individual retirement arrangement (“IRA”) and sells those Shares pursuant to the Rescission Offer should generally not recognize taxable gain or income on the sale.
If you accept the Rescission Offer, then you must accept it for all Shares that were purchased during the Purchase Period that you still hold, as well as all Shares that you purchased during the Purchase Period that were sold at a loss. As described more fully in the Prospectus Supplement, however, if you accept the Rescission Offer, we will repurchase Shares that you still hold as of the Expiration Date only if they have a closing price as of the Expiration Date that is less than the amount you paid for the Shares plus interest through the Expiration Date, minus the value of any dividends or distributions on such Shares.
BY ACCEPTING THE RESCISSION OFFER, YOU ARE ACCEPTING THE RESCISSION OFFER
WITH RESPECT TO ALL THE TRANSACTIONS LISTED IN THE TABLE BELOW, SUBJECT TO
OUR DETERMINATIONS OF ELIGIBILITY AND LIFO CALCULATIONS.
PLEASE PROVIDE THE FOLLOWING INFORMATION BELOW IF YOU ARE ACCEPTING THE RESCISSION OFFER WITH RESPECT TO THE SHARES THAT YOU STILL OWN ( PLEASE LIST EACH PURCHASE INDIVIDUALLY):
DATE OF ACQUISITION UNDER THE PLAN	ACQUISITION PRICE	NUMBER OF SHARES ACQUIRED

DATE OF ACQUISITION UNDER THE PLAN	ACQUISITION PRICE	NUMBER OF SHARES ACQUIRED

Note:   Any Shares that you now hold outside the Plan or the BBWI Stock Fund within the Victoria’s Secret Retirement Plan and wish to rescind must be delivered to AST per the instructions contained in the Prospectus Supplement. Failure to timely deliver Shares to AST will be deemed a rejection of the Rescission Offer even if you have returned a Rescission Offer Acceptance Form. Please note that the delivery of the Shares by your custodian broker or nominee can take up to two weeks. In addition, the number of Shares delivered to AST must match the number of Shares set forth in the table above or your attempted acceptance of the Rescission Offer will be invalid with respect to such Shares.
If you are accepting the Rescission Offer with respect to Shares you will own as of the Expiration Date, please mail the properly completed Rescission Offer Acceptance Form to AST and ensure that the Shares are delivered to AST in accordance with the instructions set forth below and in the Prospectus Supplement.
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If any such Shares are held and administered by Alight under the Plan as of the Expiration Date, you do not need to take additional action to deliver such Shares if you submit a valid Rescission Offer Acceptance Form for those Shares. If any such Shares are held and administered by Alight under the BBWI Stock Fund within the Victoria’s Secret Retirement Plan as of the Expiration Date, you do not need to take additional action to deliver such Shares if you submit a valid Rescission Offer Acceptance Form for those Shares, subject to the procedures adopted by Alight, the administrator of the Victoria’s Secret Retirement Plan. Participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan should contact Alight, the Victoria’s Secret Retirement Plan administrator, at 1-833-935-3330, for additional information.

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If any such Shares are held through a broker or other nominee as of the Expiration Date, you must provide the information requested in Item 2, “Broker, IRA Custodian or Nominee Information for Shares That Have Been Distributed In-Kind” of this Rescission Offer Acceptance Form. See Instruction 4, “Broker Delivery.” You must also instruct your broker or other nominee to deliver your Shares via DWAC to AST, as transfer agent for the Rescission Offer (please also complete and send the “Broker Instruction Supplement” included in this Rescission Offer Acceptance Form to your broker or other nominee). In addition, you must complete and return the Form W-9 or Form W-8BEN included herein. Please review Instruction 1 to this Rescission Offer Acceptance Form to determine which form you should submit. You may participate in the Rescission Offer even if you do not complete your Form W-9 or Form W-8BEN. However, if your properly completed Form W-9 or Form W-8BEN is not received with your Rescission Offer Acceptance Form, we may be required to withhold additional amounts from Rescission Offer payments to you. Please note, your broker or other nominee may charge you a fee for transferring your Shares via DWAC to AST on your behalf. You should consult your broker or other nominee to determine whether any charges will apply.

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If any such Shares are held through an IRA custodian or another tax-qualified retirement plan as of the Expiration Date, you must provide the information requested in Item 2, “Broker, IRA Custodian or Nominee Information for Shares That Have Been Distributed In-Kind” of this Rescission Offer Acceptance Form. See Instruction 4, “Broker Delivery.” You must also instruct your IRA or plan custodian to deliver your Shares via DWAC to AST, as transfer agent for the Rescission Offer (please also complete and send the “Broker Instruction Supplement” included in this Rescission Offer Acceptance Form to your IRA custodian). In addition, if you provide the information requested in Item 3, “Special Payment Information for Shares Held or Sold at a Loss Through a Custodian” of this Rescission Offer Acceptance Form, any proceeds to which you are entitled for such Shares will be paid in a check made payable to the IRA or plan custodian and mailed to you at the address to which the Prospectus Supplement was mailed. See Instruction 5, “Special Payment Instructions for Custodian.” Please note, your broker, IRA custodian, other tax-qualified retirement plan or other nominee may charge you a fee for transferring your Shares via DWAC to AST on your behalf. You should consult your broker, IRA custodian, other tax-qualified retirement plan or other nominee to determine whether any charges will apply.
•
If any such Shares are held in certificated form as of the Expiration Date, you must mail the certificates for the Shares to AST in accordance with Instruction 6, “Certificated Shares” of this Rescission Offer Acceptance Form. In addition, you must complete and return the Form W-9 or Form W-8BEN included herein. Please review Instruction 1 to this Rescission Offer Acceptance Form to determine which form you should submit. You may participate in the Rescission Offer even if you do not complete your Form W-9 or Form W-8BEN. However, if your properly completed Form W-9 or Form W-8BEN is not received with your Rescission Offer Acceptance Form, we may be required to withhold additional amounts from Rescission Offer payments to you.

PROVIDE THE FOLLOWING INFORMATION ONLY IF YOU HAVE SOLD ALL OR A PORTION OF YOUR ELIGIBLE SHARES THAT HAVE BEEN DISTRIBUTED IN-KIND:
DATE OF ACQUISITION UNDER THE PLAN	ACQUISITION PRICE	DATE OF SALE	NUMBER OF SHARES SOLD	SALE PRICE (INDICATE TYPE OF CONSIDERATION IF OTHER THAN CASH)	NAME AND ADDRESS OF ACQUIROR AND/OR MARKET TRANSACTION

Note:   If you have sold Shares at loss to a third party prior to the date hereof in a bona fide transaction, please enclose herewith proof reasonably satisfactory to us in our sole discretion evidencing the sale price and amount of such Shares. Satisfactory proof of sale may take the form of a receipt or transaction or confirmation statement from the broker, dealer, or other person conducting the sale (on official broker letterhead, detailing the cost of sale or actual sale price) and Form 1099B statements showing the sales proceeds. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of sale.
If the sale at loss of any such Shares was effected through a broker, IRA or plan custodian or other nominee outside of the Plan, you will also need to provide proof reasonably satisfactory to the Company of your original acquisition, during the Purchase Period, of the sold Shares. Satisfactory proof may take the form of a receipt or transaction or confirmation statement from the broker, IRA custodian, or other person receiving the Shares from Alight Solutions LLC and conducting the sale of the Shares on your behalf.
If the proof of bona fide sale or original acquisition is not reasonably satisfactory to us in our sole discretion, you will be deemed to have rejected the Rescission Offer. In addition, we may require evidence that any sale of the Shares was a bona fide transfer of those Shares.
If you have sold Shares outside of your Plan account, your Victoria’s Secret Retirement Plan account or an IRA, you should complete and return the Form W-9 or Form W-8BEN included herein. Please review Instruction 1 to this Rescission Offer Acceptance Form to determine which form you should submit. You may participate in the Rescission Offer even if you do not complete your Form W-9 or Form W-8BEN. However, if your properly completed Form W-9 or Form W-8BEN is not received with your Rescission Offer Acceptance Form, we may be required to withhold additional amounts from Rescission Offer payments to you.
If you have sold Shares outside of your Plan account and in your IRA or other tax-qualified retirement plan, and you provide the information requested in Item 3, “Special Payment Information for Shares Held or Sold at a Loss Through a Custodian” of this Rescission Offer Acceptance Form, any proceeds to which you are entitled for such Shares will be paid in a check made payable to your IRA or plan custodian, and mailed to you at the address to which the Prospectus Supplement was mailed. See Instruction 5, “Special Payment Instructions for Custodian.”
Subject to and effective upon receipt of the undersigned’s required rescission documents and Shares in accordance with the terms of the Rescission Offer, the undersigned hereby sells, assigns and transfers to the order of the Company all right, title and interest in and to all rescinded Shares (other than Shares previously sold) as identified above, and orders the registration of all such Shares transferred to the order of the Company. The undersigned hereby represents that the undersigned is conveying all interests in all such Shares free and clear of all liens and encumbrances of any kind, and that no such interest has been previously or concurrently transferred in any manner to any other person or entity.
1.
SIGNATURES

THE UNDERSIGNED:
Print your name and, (a) if Shares are held by a partnership, corporation, trust or entity, the name and capacity of the individual signing on its behalf, and (b) if Shares are held as joint tenants or as community property, the name(s) of the co-owner(s).
If the Prospectus Supplement was not mailed to your correct address, Plan participants who are currently employed by the Company should log in to HR Access or call HR Direct at 866-473-4728 to make the necessary update. Plan participants who are no longer employed by the Company should contact Alight at 1-888-445-4567 to update your address. Participants in the BBWI Stock Fund within the Victoria’s Secret Retirement Plan should contact Alight at 1-833-935-3330, and all others should contact AST at 1-877-248-6417 to update your address. All participants must also print the correct address below.
Date	Signature
Signature (if joint account)
Unique Offer Identification Number (located on the front of this form)
Residence Address
City, State and Zip Code
Mail Address (if different from residence)
City, State and Zip Code
Telephone Number

2.
SPECIAL PAYMENT INSTRUCTIONS FOR BROKER, IRA CUSTODIAN OR NOMINEE INFORMATION FOR SHARES THAT HAVE BEEN DISTRIBUTED IN-KIND. (Required only under the conditions specified in Instruction 4, “Broker Delivery” to this Rescission Offer Acceptance Form.)

Exact Name Listed on Account (e.g., “Charles Schwab as IRA Custodian for John Smith”)
Name of Broker, IRA Custodian or Other Nominee
Address
City, State and Zip Code
Telephone Number
Name of Contact at Broker, IRA Custodian or Nominee
DTC Participant Number or Firm Identification Number of Broker, IRA Custodian or Nominee

3.
SPECIAL PAYMENT INFORMATION FOR SHARES HELD OR SOLD AT A LOSS THROUGH A CUSTODIAN. (Required only under the conditions specified in Instruction 5, “Special Payment Instructions for Custodian,” to this Rescission Offer Acceptance Form.)

Please provide the name of the IRA or plan custodian and the account number of the IRA or plan in the spaces provided below:
Name of Custodian
Account Number
A check for any amounts subject to these special payment instructions will be made payable to the Custodian specified above “for the benefit of” you (e.g., “Charles Schwab as Custodian for John Smith”). The check will be mailed to you and it will be your responsibility to deliver the check to the custodian.
INSTRUCTIONS TO
RESCISSION OFFER ACCEPTANCE FORM
1.   GENERAL.   The Rescission Offer Acceptance Form should be properly filled in, dated and signed, and should be delivered to AST at the address set forth on the first page of the Rescission Offer Acceptance Form. The method of delivery to us is at your option and risk, but if sent by mail, we recommend using registered mail with return receipt requested.
If you are accepting the Rescission Offer with respect to Shares that were distributed from the Plan in-kind (excluding Shares rolled over to an IRA or other tax-qualified retirement plan) and which you hold as of the Expiration Date or which you have sold at a loss, you must also complete the accompanying Form W-9 or Form W-8BEN, and deliver it, together with the Rescission Offer Acceptance Form, to AST at the address set forth on the first page of the Rescission Offer Acceptance Form. U.S. Persons need to complete the Form W-9. The term “U.S. person” means:
•
an individual citizen or resident of the United States or

•
an estate whose income is subject to United States federal income tax regardless of the source of the income.

An individual is considered a U.S. resident for tax purposes if they meet either the green card test (admitted as a U.S. lawful permanent resident) or the substantial presence test for the calendar year.
To meet the substantial presence test, an individual must be physically present in the United States on at least:
1.
31 days during the current year, and

2.
183 days during the three-year period that includes the current year and the two years immediately before that, counting:

a)
All the days present in the current year,

b)
1/3 of the days present in the first year before the current year, and

c)
1/6 of the days present in the second year before the current year.

You should consult with your tax advisors with respect to whether you are a U.S. resident, including whether certain special rules may apply to you in determining whether you are a U.S. resident.
Individuals or estates other than U.S. Persons need to complete and return the enclosed Form W-8BEN.
2.   SIGNATURES.
Exact Signatures.   If this Rescission Offer Acceptance Form is signed by the Offeree(s), the signature(s) must correspond with the name(s) as written on the label.
Joint Holders.   If any of the Shares delivered hereby are owned of record by two or more joint owners, all such owners must sign this Rescission Offer Acceptance Form.
Signatures of Fiduciaries.   If this Rescission Offer Acceptance Form is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and provide proper evidence satisfactory to the Company of such person’s authority so to act.
3.   ADDRESS.
Any proceeds of the Rescission Offer to be paid by check will be delivered to you at the address to which the Prospectus Supplement was mailed. If this address is incorrect, please provide your correct address in Item 1, “Signatures” of this Rescission Offer Acceptance Form.
4.   BROKER DELIVERY. (ONLY APPLICABLE IF SHARES WERE DISTRIBUTED IN AN IN-KIND DISTRIBUTION).   Shares delivered electronically through a broker, IRA custodian or other nominee via the “DWAC” system should be sent to AST (as transfer agent for the Company). Please instruct your broker, IRA custodian or other nominee to initiate a DWAC and to deliver your shares to AST. Please also complete and send the “Broker Instruction Supplement” included in this Rescission Offer Acceptance Form to your broker, IRA custodian or other nominee. Because it may take your broker, IRA custodian, other tax-qualified retirement plan or other nominee up to two weeks to deliver your Shares to AST, you should contact your broker, IRA custodian other tax-qualified retirement plan or other nominee as soon as practicable. Please make sure your broker, IRA custodian, other tax-qualified retirement plan or other nominee includes in the DWAC comment fields the Unique Offer Identification Number located on the front of your Rescission Offer Acceptance Form as Shares will not be accepted and you will be deemed to have rejected the Rescission Offer without the Unique Offer Identification Number. If you hold your Shares through the plan administrator, you will not have to pay brokerage or transfer (DWAC) fees. If you hold your Shares through a broker or other nominee (outside of the plan administrator) and your broker or other nominee transfers (DWAC) your Shares to AST on your behalf, your broker may charge you a fee for doing so. You should consult your broker or other nominee to determine whether any charges will apply. If you are delivering your Shares electronically through a broker or other nominee, IRA custodian or other nominee you must provide the information requested in Item 2, “Broker, IRA Custodian or Nominee Information” of this Rescission Offer Acceptance Form.
5.   SPECIAL PAYMENT INSTRUCTIONS FOR CUSTODIAN. (ONLY APPLICABLE IF SHARES ARE HELD OR WERE SOLD AT A LOSS THROUGH AN IRA CUSTODIAN).   If you are accepting the Rescission Offer with respect to Shares distributed to you in an in-kind distribution and held in an individual retirement arrangement (“IRA”) or other tax-qualified retirement plan, as of the Expiration Date (or have sold Shares subject to the Rescission Offer at a loss within your IRA or other such plan as of the Expiration Date), any proceeds to which you are entitled for such Shares by accepting the Rescission Offer will be paid in a check made payable to the IRA or plan custodian, if you provide that information, and will be sent to you at the address to which the Prospectus Supplement was mailed. Please provide the information requested in Item 3, “Special Payment Information for Shares Held or Sold at a Loss Through a Custodian” of this Rescission Offer Acceptance Form.
6.   CERTIFICATED SHARES. (ONLY APPLICABLE IF SHARES WERE DISTRIBUTED IN AN IN-KIND DISTRIBUTION).   If, as of the Expiration Date, you own Shares subject to the Rescission Offer and you hold certificates for those Shares, you must mail the certificates for the Shares to be repurchased by us to AST, properly endorsed for transfer, with this Rescission Offer Acceptance Form. If you fail to include your Share certificates with a properly completed Rescission Offer Acceptance Form, you will be deemed to have rejected the Rescission Offer. Your Share certificates, along with a properly completed Rescission Offer Acceptance Form, should be sent to AST via certified or registered mail. The mailing address of AST is:
Bath & Body Works, Inc. Rescission Offer
American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219
7.   PROOF OF SALE. (ONLY APPLICABLE IF SHARES WERE DISTRIBUTED IN AN IN-KIND DISTRIBUTION).   Persons that have already sold Shares subject to the Rescission Offer must enclose with the Rescission Offer Acceptance Form proof reasonably satisfactory to us evidencing the bona fide sale of those Shares to a third party, including the purchase price for those Shares. Satisfactory proof of the purchase price of those Shares may take the form of a canceled check or a receipt from the broker, IRA or plan custodian or other person conducting such sale. The purchase price may have been paid in either cash or property. If the purchase price was paid in property, the price will be deemed to be the fair market value of such property at the time of the sale. If the proof of the purchase price is not reasonably satisfactory to the Company, the Company may require additional proof. In addition, we may require evidence that any sale of those Shares was a bona fide transfer to a third party.
8.   TIME IN WHICH TO ELECT.   To be effective, a Rescission Offer Acceptance Form must be received by AST no later than 4:00 PM, Eastern time, on September 12, 2022 (the “Expiration Date”). If you hold your shares in the Plan and submit a valid Rescission Offer Acceptance Form, the plan administrator will submit your shares to AST. For Shares held outside the Plan or the BBWI Stock Fund within the Victoria’s Secret Retirement Plan, you must deliver your currently owned Shares for which you wish to accept the Rescission Offer to AST no later than that time on the Expiration Date or you will be deemed to have rejected the Rescission Offer with respect to such Shares. In addition, the number of Shares delivered to AST must match the number of Shares identified on your Rescission Offer Acceptance Form or the Rescission Offer will be deemed rejected.
9.   QUESTIONS.   All determinations with respect to the Rescission Offer Acceptance Form and the Rescission Offer (including issues relating to the timeliness, effectiveness of any election, and sufficiency of any documentation) will be made by us, which determinations shall be final and binding. We reserve the right to waive any defects, irregularities or conditions of tender as to particular Shares. A waiver of any defect or irregularity with respect to the tender of one Share shall not constitute a waiver of the same or any other defect or irregularity with respect to the tender of any other Shares except to the extent we may otherwise so provide. All questions can be directed to D.F. King, our information agent for the Rescission Offer, at (800) 791-3319, or at BBW@dfking.com, Monday through Friday, between the hours of 9:00 AM and 9:00 PM, Eastern time.
10.   APPLYING THE LIFO PRINCIPLE TO SHARE PURCHASES AND SALES.   For Shares that you hold in your account as of the Expiration Date, and for Shares that are sold from your account prior to the Expiration Date, we will perform a LIFO calculation on your behalf to determine what you will receive, if anything, under the Rescission Offer. If your transaction history indicates that you sold Shares at a loss, acceptance of the Rescission Offer may be economically beneficial to you. The historical transaction information available to you through your online account can also assist you in determining whether you should accept the Rescission Offer if you will hold Shares you bought during the Purchase Period as of the Expiration Date. If you believe the closing price of your Shares on the Expiration Date will be less than the price you paid for the Shares during the Purchase Period, plus interest through the Expiration Date, minus the value of any dividends or distributions on such Shares, acceptance of the Rescission Offer may be economically beneficial to you.
In order to follow the LIFO principle in determining whether Shares were sold at a loss and whether, as of the Expiration Date, you hold Shares under the Plan that are eligible for repurchase pursuant to the Rescission Offer, the Company must match (i) the purchases of Shares that were made on your behalf pursuant to the Plan during the Purchase Period against (ii) all sales of Shares during or after the Purchase Period, by matching the last Share acquired with the first Share sold. An example of a hypothetical LIFO calculation for this Rescission Offer is shown below.
We assume that Mr. John Smith had the following transaction history during and after the Purchase Period:
Type	Date of transaction	Number of shares
Sale 1	02/20/2021	40
Purchase 1	03/10/2021	40
Sale 2	04/01/2021	20
Purchase 2	07/15/2021	40
Sale 3	08/01/2021	30
Sale 4	09/01/2021	10
Purchase 3	03/25/2022	20
Sale 5	04/01/2022	10
Under LIFO, purchases taking place before the Purchase Period do not factor into the calculation to determine amounts payable pursuant to the Rescission Offer. Purchases taking place during the Purchase Period increase the “Shares acquired during Purchase Period.” All sales taking place after the date of one’s first purchase in the Purchase Period through the Expiration Date are applied against the Shares acquired during the Purchase Period using the LIFO methodology.
Determining Shares sold at loss.   The Company performs the LIFO calculation by matching each of Mr. Smith’s sales taking place after the date of Mr. Smith’s first purchase in the Purchase Period through the Expiration Date with preceding purchase(s) during the Purchase Period available for matching under the LIFO methodology.

Mr. Smith’s calculation looks like this:
	Date	Shares acquired during Purchase Period	Applicable Sales	Transaction price per Share
Sale 1	02/20/2021	—	—	—
Purchase 1	03/10/2021	40	—	$100
Sale 2	04/01/2021	—	20	$80
Purchase 2	07/15/2021	40	—	$90
Sale 3	08/01/2021	—	30	$90
Sale 4	09/01/2021	—	10	$80
Purchase 3	03/25/2022	—	—	—
Sale 5	04/01/2022	—	10	$80
TOTAL		80	70
Based on the data above, Sale 2 (20 Shares at $80 per share) is matched with Purchase 1 (40 Shares at $100 per share), resulting in a total loss of $400 ($20 per share, or the difference between the Purchase 1 purchase price and the Sale 2 sale price, for the 20 Shares sold in Sale 2). Sale 3 (30 Shares at $90 per share) and Sale 4 (10 Shares at $80 per share) are matched against Purchase 2 (40 Shares at $90). Because the purchase price of Purchase 2 equals the sale price of Sale 3, no loss was realized on Sale 3. Sale 4, on the other hand, resulted in a loss of $100 ($10 per share, or the difference between the purchase price of Purchase 2 and the sale price of Sale 4, for the 10 Shares sold in Sale 4). Purchase 3 is not factored into the calculation because it occurred outside of the Purchase Period. Sale 5, consequently, is matched against the 20 remaining unmatched Shares of Purchase 1. Purchase 2 has been offset entirely by matching to sales in Sales 3 and 4, and only 20 of the 40 Shares of Purchase 1 were offset by matching to sales in Sale 2. When matched with Purchase 1, Sale 5 results in a loss of $200 ($20 per share, or the difference between the Purchase 1 purchase price and the Sale 5 sale price, for the 10 Shares sold in Sale 5).
In each of the sales that resulted in a loss above (Sale 2, Sale 4 and Sale 5), the potential value of the Rescission Offer is the loss on sale plus interest (i) on the amount Mr. Smith paid for the Shares from the date of applicable purchase through the date of sale and (ii) on the loss realized from the sale of the Shares from (but excluding) the date of sale through the date that payment is made by us, minus the value of any dividends or distributions on such Shares.
Determining Shares held as of the Expiration Date.
The Company also uses LIFO to determine for Mr. Smith which shares are still held as of the Expiration Date that are eligible for the Rescission Offer. Eligible Shares are those that have been acquired pursuant to the Plan during the Purchase Period and that were not subsequently sold based on a LIFO method. In Mr. Smith’s case, a total of 80 Shares were purchased during the Purchase Period, of which 70 Shares were subsequently sold. As a result, Mr. Smith holds 10 Shares as of the Expiration Date that are eligible for the Rescission Offer. Further, under LIFO, after the matching transactions described above, those 10 Shares are attributable to Purchase 1. In the example above, the Shares purchased in Purchase 1 were acquired at a price of $100 per share. Assume that, after including interest for the period from the date the Shares were purchased (i.e., 3/10/2021) to the date payment is made by the Company, the price per Share that would be paid by us in the Rescission Offer is approximately $110. If the closing price per share on the Expiration Date is $120, then Mr. Smith is holding such 10 Shares at a gain, and the Rescission Offer would not apply for those Shares. If the closing price per share on the Expiration Date is $90, then Mr. Smith is holding such 10 Shares at a loss. Assuming the value of any dividends received on those 10 Shares is less than the value of the loss, then the Rescission Offer would apply and Mr. Smith would be entitled to rescission.

FOR USE ONLY BY RESCISSION OFFER PARTICIPANTS
WHO HOLD SHARES OTHER THAN THROUGH ALIGHT SOLUTIONS LLC
Broker Instruction Supplement
Relating to the Bath & Body Works, Inc. 401(k) Savings and Retirement Plan Rescission Offer
Pursuant to the Prospectus Supplement Dated July 29, 2022
The Rescission Offer this Broker Instruction Supplement relates to is described in the accompanying prospectus supplement dated July 29, 2022 (the “Prospectus Supplement”). Capitalized terms used but not defined herein have the meaning ascribed to them in the Prospectus Supplement.
If you hold your Shares other than through Alight Solutions LLC (“Alight”), as the administrator of the Bath & Body Works, Inc. 401(k) Savings and Retirement Plan and the Victoria’s Secret & Co. 401(k) Savings and Retirement Plan, and wish to accept the Rescission Offer, you must instruct the bank or brokerage firm through which you hold your Shares to deliver your Shares to American Stock Transfer & Trust Company, LLC (“AST”), the transfer agent for the Company. Your bank or brokerage firm may require you to complete this Broker Instruction Supplement or it may require you to complete an alternative form or take additional actions to provide your instructions.
This Broker Instruction Supplement is provided to you as a courtesy. If you want to deliver Shares to AST pursuant to the Rescission Offer, you do not need to use this form and you may communicate your instructions to your broker through a different method. However, we encourage you to read and follow the instructions in this Broker Instruction Supplement carefully, whether or not you use this form.
Regardless of whether you complete this Broker Instruction Supplement or an alternative form, you must provide the bank or brokerage firm with your unique offer identification number (“Unique Offer Identification Number”) which is printed in the upper portion of your address box on the front cover of this Rescission Offer Acceptance Form. You must instruct the bank, brokerage firm or other nominee to include your Unique Offer Identification Number in the free delivery transfer instructions it provides or causes to be provided to AST.
The Rescission Offer expires at 4:00 PM, Eastern time, on September 12, 2022 (the “Expiration Date”). The bank, brokerage firm or other nominee through which you hold your Shares must receive your instructions to deliver your Shares with sufficient time before the Expiration Date to process those instructions and ensure delivery of your Shares before the Expiration Date. Please contact the bank or brokerage firm through which you hold your Shares to confirm the deadline for receipt of this Broker Instruction Supplement or any alternative form so that your instructions may be processed in a timely manner.
Valid acceptance of the Rescission Offer requires the completion in good order of all required actions on your behalf prior to the Expiration Date, so you should allow sufficient time for the completion in good order of relevant procedures by the broker or bank through which your Shares are held prior to the Expiration Date. Any effort to accept the Rescission Offer in respect of Shares held other than through Alight will not be valid unless the relevant Shares are received before the Expiration Date and your Unique Offer Identification Number is included in the related free delivery.
Broker Instruction Supplement
Relating to the Bath & Body Works, Inc. Rescission Offer
Pursuant to the Prospectus Supplement Dated July 29, 2022
Bank, Brokerage Firm or Other Nominee

Dear Bank, Broker or Other Nominee:
Please arrange for the free delivery transfer of the Shares described in the table below. These Shares are to be delivered from:
Account #                   , in the name of
and credited to the following account:
American Stock Transfer & Trust Company, LLC, as transfer agent for Bath & Body Works, Inc.
My “Unique Offer Identification Number” must be included in the free delivery transfer instructions.
Unique Offer Identification Number of Participant:
CUSIP	Amount of Shares to be Delivered

The Rescission Offer expires at 4:00 PM, Eastern time, on September 12, 2022. The Shares, along with the Unique Offer Identification Number, must be delivered by that date.
Thank you for your prompt attention to this matter.
Participant Signature:
Name (print):
Telephone number:

Form **W-9**
(Rev. October 2018)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

► Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give Form to the requester. Do not send to the IRS.

Print or type.
See Specific Instructions on page 3.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ► ________

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is **not** disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ►

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ________

Exemption from FATCA reporting code (if any) ________

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.) See instructions.

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN,* later.

Note: If the account is in more than one name, see the instructions for line 1. Also see *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here **Signature of U.S. person ►** **Date ►**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9.*

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, *later.*

Cat. No. 10231X Form **W-9** (Rev. 10-2018)

Form W-9 (Rev. 10-2018) Page **2**

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See *What is FATCA reporting,* later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien;
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;
- An estate (other than a foreign estate); or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States.

- In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;
- In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and
- In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the instructions for Part II for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code,* later, and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships,* earlier.

What is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code,* later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Form W-9 (Rev. 10-2018) Page 3

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; **do not** leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

a. **Individual.** Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. **Sole proprietor or single-member LLC.** Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or "doing business as" (DBA) name on line 2.

c. **Partnership, LLC that is not a single-member LLC, C corporation, or S corporation.** Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

d. **Other entities.** Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. **Disregarded entity.** For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, "Business name/disregarded entity name." If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3.

IF the entity/person on line 1 is a(n) . . .	THEN check the box for . . .
• Corporation	Corporation
• Individual • Sole proprietorship, or • Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes.	Individual/sole proprietor or single-member LLC
• LLC treated as a partnership for U.S. federal tax purposes, • LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or • LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes.	Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation)
• Partnership	Partnership
• Trust/estate	Trust/estate

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

- Generally, individuals (including sole proprietors) are not exempt from backup withholding.
- Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.
- Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.
- Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

Form W-9 (Rev. 10-2018) Page 4

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note: See *What Name and Number To Give the Requester,* later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.SSA.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/Businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. Go to *www.irs.gov/Forms* to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to *www.irs.gov/OrderForms* to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see *Exempt payee code,* earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

Form W-9 (Rev. 10-2018) Page **6**

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at *spam@uce.gov* or report them at *www.ftc.gov/complaint*. You can contact the FTC at *www.ftc.gov/idtheft* or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see *www.IdentityTheft.gov* and Pub. 5027.

Visit *www.irs.gov/IdentityTheft* to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

Form **W-8BEN**

(Rev. October 2021)

Department of the Treasury
Internal Revenue Service

Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)

▶ For use by individuals. Entities must use Form W-8BEN-E.
▶ Go to *www.irs.gov/FormW8BEN* for instructions and the latest information.
▶ Give this form to the withholding agent or payer. Do not send to the IRS.

OMB No. 1545-1621

Do NOT use this form if:	**Instead, use Form:**
• You are NOT an individual	W-8BEN-E
• You are a U.S. citizen or other U.S. person, including a resident alien individual	W-9
• You are a beneficial owner claiming that income is effectively connected with the conduct of trade or business within the United States (other than personal services)	W-8ECI
• You are a beneficial owner who is receiving compensation for personal services performed in the United States	8233 or W-4
• You are a person acting as an intermediary	W-8IMY

Note: If you are resident in a FATCA partner jurisdiction (that is, a Model 1 IGA jurisdiction with reciprocity), certain tax account information may be provided to your jurisdiction of residence.

Part I Identification of Beneficial Owner (see instructions)

1 Name of individual who is the beneficial owner

2 Country of citizenship

3 Permanent residence address (street, apt. or suite no., or rural route). **Do not use a P.O. box or in-care-of address.**

City or town, state or province. Include postal code where appropriate.

Country

4 Mailing address (if different from above)

City or town, state or province. Include postal code where appropriate.

Country

5 U.S. taxpayer identification number (SSN or ITIN), if required (see instructions)

6a Foreign tax identifying number (see instructions)

6b Check if FTIN not legally required . . . ☐

7 Reference number(s) (see instructions)

8 Date of birth (MM-DD-YYYY) (see instructions)

Part II Claim of Tax Treaty Benefits (for chapter 3 purposes only) (see instructions)

9 I certify that the beneficial owner is a resident of ____________________ within the meaning of the income tax treaty between the United States and that country.

10 **Special rates and conditions** (if applicable—see instructions): The beneficial owner is claiming the provisions of Article and paragraph ____________ of the treaty identified on line 9 above to claim a ____ % rate of withholding on (specify type of income):
____.

Explain the additional conditions in the Article and paragraph the beneficial owner meets to be eligible for the rate of withholding: ____________

Part III Certification

Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:

- I am the individual that is the beneficial owner (or am authorized to sign for the individual that is the beneficial owner) of all the income or proceeds to which this form relates or am using this form to document myself for chapter 4 purposes;
- The person named on line 1 of this form is not a U.S. person;
- This form relates to:
  - (a) income not effectively connected with the conduct of a trade or business in the United States;
  - (b) income effectively connected with the conduct of a trade or business in the United States but is not subject to tax under an applicable income tax treaty;
  - (c) the partner's share of a partnership's effectively connected taxable income; or
  - (d) the partner's amount realized from the transfer of a partnership interest subject to withholding under section 1446(f);
- The person named on line 1 of this form is a resident of the treaty country listed on line 9 of the form (if any) within the meaning of the income tax treaty between the United States and that country; and
- For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.

Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner. **I agree that I will submit a new form within 30 days if any certification made on this form becomes incorrect.**

Sign Here ▶

☐ I certify that I have the capacity to sign for the person identified on line 1 of this form.

Signature of beneficial owner (or individual authorized to sign for beneficial owner)

Date (MM-DD-YYYY)

Print name of signer

For Paperwork Reduction Act Notice, see separate instructions. Cat. No. 25047Z Form **W-8BEN** (Rev. 10-2021)

For Form W-8BEN instructions, please visit *https://www.irs.gov/pub/irs-pdf/iw8ben.pdf* .

If you have any questions or need assistance, please call:
D.F. King & Co., Inc.
Toll-Free: (800) 791-3319
Email: BBW@dfking.com
(Monday-Friday, 9:00 AM-9:00 PM EST)

Appendix B
RESCISSION OFFER WITHDRAWAL FORM
Note:   This Form is to be completed only if you have previously completed and returned a Rescission Offer Acceptance Form, but no longer wish to participate in the Rescission Offer.
IF YOU WISH TO REJECT THE RESCISSION OFFER AND HAVE NOT COMPLETED AND RETURNED A RESCISSION OFFER ACCEPTANCE FORM, DO NOT RETURN THIS FORM. YOU DO NOT NEED TO DO ANYTHING TO REJECT THE RESCISSION OFFER.
IF YOU NO LONGER WISH TO ACCEPT THE RESCISSION OFFER AND HAVE PREVIOUSLY COMPLETED AND RETURNED A RESCISSION OFFER ACCEPTANCE FORM, YOU MAY REVOKE YOUR ACCEPTANCE. IN ORDER TO REVOKE YOUR ACCEPTANCE, YOU MUST COMPLETE, SIGN AND RETURN THIS FORM PURSUANT TO THE INSTRUCTIONS BELOW AND ENSURE ITS RECEIPT BY AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (“AST”) BY 4:00 PM, EASTERN TIME, ON SEPTEMBER 12, 2022 (THE “EXPIRATION DATE”).
WE URGE YOU TO REVIEW THE PROSPECTUS SUPPLEMENT OF BATH & BODY WORKS, INC. (THE “COMPANY,” “WE” OR “US”) DATED JULY 29, 2022 (THE “PROSPECTUS SUPPLEMENT”), INCLUDING THE ACCOMPANYING PROSPECTUS, CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.
Ladies and Gentlemen:
The undersigned acknowledges receipt of the Prospectus Supplement of the Company, pursuant to which the Company offers to rescind (the “Rescission Offer”) the purchase of Company common stock by persons who acquired units of the Bath & Body Works, Inc. Common Stock Fund under the Bath & Body Works, Inc. 401(k) Savings and Retirement Plan (the “Plan”) between February 10, 2021 and February 10, 2022 (the “Purchase Period” and such shares, the “Shares”). Before August 2, 2021, the Plan was named the L Brands, Inc. 401(k) Savings and Retirement Plan.
Effective as of the Expiration Date, the undersigned hereby revokes acceptance of the Rescission Offer for all Shares that were acquired by the undersigned pursuant to the Plan during the Purchase Period. All of the instructions and covenants set forth in the Rescission Offer Acceptance Form that was previously completed by the undersigned are hereby revoked.
The undersigned further acknowledges that transfers into or out of the Company common stock related to the undersigned’s Plan account will be temporarily suspended during the blackout period that begins at 4:00 PM, Eastern time, on September 12, 2022 and is expected to end on or before September 21, 2022, or as soon as practicable thereafter. Information regarding the exact ending date of the blackout period, once known, will be readily available, without charge, by contacting Alight Solutions LLC, the administrator of the Plan, at 1-888-445-4567, Monday through Friday, between the hours of 8:00 AM and 8:00 PM, Eastern time.

Name (please print)	Signature
Street Address	Date
City, State and Zip Code of Residence
Telephone Number
Unique Offer Identification Number (located in the address box on the front of your Rescission Offer Acceptance Form)
INSTRUCTIONS TO RESCISSION OFFER WITHDRAWAL FORM
Revoking or changing your previous acceptance of the Rescission Offer:   If you have previously completed and returned a Rescission Offer Acceptance Form, but no longer wish to participate in the Rescission Offer, you may revoke your acceptance by:
(A)   Signing and dating the Rescission Offer Withdrawal Form and completing the name, address, telephone number, and Unique Offer Identification Number information above; and
(B)   Returning the Rescission Offer Withdrawal Form by mail so that it is received by AST at or before 4:00 PM, Eastern time, on September 12, 2022 (the “Expiration Date”). You may mail your Rescission Offer Withdrawal Form to the following address, via regular mail or overnight delivery:
Bath & Bath Works, Inc. Rescission Offer
American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219
The Rescission Offer Withdrawal Form must be legible. If you choose to revoke your previous acceptance of the Rescission Offer, we recommend that you return the Rescission Offer Withdrawal Form sufficiently in advance of the Expiration Date to ensure its receipt by AST by the deadline specified above. The method for returning the Rescission Offer Withdrawal Form is at your option and risk, and delivery will be deemed made only when actually received by AST at the address indicated above. If delivery is by mail, we recommend using registered mail with return receipt requested.
IF YOU HAVE PREVIOUSLY ACCEPTED THE RESCISSION OFFER, BUT NO LONGER WISH TO ACCEPT THE RESCISSION OFFER, AST MUST RECEIVE YOUR LEGIBLE AND PROPERLY COMPLETED RESCISSION OFFER WITHDRAWAL FORM AT OR BEFORE 4:00 PM, EASTERN TIME, ON THE EXPIRATION DATE, SEPTEMBER 12, 2022. OTHERWISE, YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO YOUR ELECTION ON THE LAST EFFECTIVE RESCISSION OFFER ACCEPTANCE FORM YOU SUBMITTED. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR

RESCISSION OFFER WITHDRAWAL FORM HAS BEEN PROPERLY COMPLETED AND TIMELY RECEIVED AND WHETHER YOU ARE ELIGIBLE TO WITHDRAW YOUR ACCEPTANCE OF THE RESCISSION OFFER.
All determinations with respect to the Rescission Offer Withdrawal Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election) will be made by us, which determinations shall be final and binding. We reserve the right to waive any defects, irregularities or conditions of withdrawal as to particular Shares. A waiver of any defect or irregularity with respect to the tender of one Share shall not constitute a waiver of the same or any other defect or irregularity with respect to the tender of any other Shares except to the extent we may otherwise so provide.
No broker or other nominee may submit any Rescission Offer Acceptance Form or Withdrawal Form on your behalf.
If we receive a Rescission Offer Withdrawal Form before the Expiration Date and you have previously delivered Shares to AST, AST will return the Shares to you as soon as practicable without any additional expense to you.
Questions:   If you have questions about the Rescission Offer, you may call the information agent for the Rescission Offer, D.F. King & Co., Inc., at (800) 791-3319, or at BBW@dfking.com, Monday through Friday, between the hours of 9:00 AM and 9:00 PM, Eastern time.

Appendix C
QDIA NOTICE
NOTICE REGARDING DEFAULT INVESTMENTS UNDER
THE BATH & BODY WORKS, INC. 401(k) SAVINGS AND RETIREMENT PLAN
This notice is being provided to associates who are eligible to participate in the Bath & Body Works, Inc. 401(k) Savings and Retirement Plan (the “Plan”). As an eligible associate, you have the right to elect whether to participate in the Plan by making pre-tax savings or Roth contributions to the Plan. In addition, Bath & Body Works, Inc. (the “Company”) or one of its participating affiliates may make matching contributions and retirement contributions to the Plan on your behalf.
Right to Direct the Investment of Your Account
You have the right to direct how your account (your pre-tax savings and Roth contributions, as well as rollover contributions and any matching or retirement contributions made to the Plan on your behalf) will be invested among the Plan’s investment options. If you do not make an investment election, your account will be invested in the Plan’s default investment alternative until you change your investment election.
The default investment alternative will be the age-appropriate T. Rowe Price Retirement Trust based on your target retirement date as follows:
If your birth date is:	Fund Name	Target Retirement Years
December 31, 1942 or earlier	T. Rowe Price Retirement 2005 B	Target Years 2007 or earlier
January 1, 1943 through December 31, 1947	T. Rowe Price Retirement 2010 B	Target Years 2008 – 2012
January 1, 1948 through December 31, 1952	T. Rowe Price Retirement 2015 B	Target Years 2013 – 2017
January 1, 1953 through December 31, 1957	T. Rowe Price Retirement 2020 B	Target Years 2018 – 2022
January 1, 1958 through December 31, 1962	T. Rowe Price Retirement 2025 B	Target Years 2023 – 2027
January 1, 1963 through December 31, 1967	T. Rowe Price Retirement 2030 B	Target Years 2028 – 2032
January 1, 1968 through December 31, 1972	T. Rowe Price Retirement 2035 B	Target Years 2033 – 2037
January 1, 1973 through December 31, 1977	T. Rowe Price Retirement 2040 B	Target Years 2038 – 2042
January 1, 1978 through December 31, 1982	T. Rowe Price Retirement 2045 B	Target Years 2043 – 2047
January 1, 1983 through December 31, 1987	T. Rowe Price Retirement 2050 B	Target Years 2048 – 2052
January 1, 1988 through December 31, 1992	T. Rowe Price Retirement 2055 B	Target Years 2053 – 2057
January 1, 1993 through December 31, 1997	T. Rowe Price Retirement 2060 B	Target Years 2058 – 2062
January 1, 1998 and later	T. Rowe Price Retirement 2065 B	Target Year 2063 and later
If the Company is unable to determine your age (and therefore the appropriate target date trust), your account will be invested in the T. Rowe Price Retirement 2005 B option.
Making a Different Investment Election
You have the right — at any time — to select the investment alternative(s) into which your future contributions will be invested. You also have the right to redistribute your account balance between investment alternatives available under the Plan at any time. To make an investment election, log on to www.upointhr.com/bbw or call the Bath & Body Works Savings Plan Service Center at 1-888-445-4567. Your investment election will be implemented as soon as administratively practicable following the election. There is no fee for you to change your default election to other available investment alternatives. A description of all investment options available under the Plan may be found in the 401(k) Savings and Retirement Plan Summary Plan Description (SPD). This document can be found on the Bath & Body Works Retirement Plans website, www.upointhr.com/bbw, under Plan Information.
Characteristics of the Default Investment Funds
The T. Rowe Price Retirement Trusts are target-retirement-date trusts. Generally, these trusts are a mix of equity, real assets, and fixed income assets which are allocated to achieve varying degrees of long-term appreciation and capital preservation. Each individual trust is designed to provide a single investment trust that automatically adjusts over time to meet the changing risk and return objectives of investors saving for retirement. The investment strategy of each trust systematically changes over time, becoming more conservative as the target date approaches. Each of the trusts listed below seeks the highest total return over time consistent with an emphasis on both capital growth and income. Each trust invests in a set of underlying T. Rowe Price trusts representing various asset classes and sectors. While each investment is non-diversified, each invests in diversified holdings.
Fund Name	Main Investments*	Expense Ratio**
T. Rowe Price Retirement 2005 B	The fund normally invests 38.50% in stocks & real assets and 61.50% in bonds.	.40%
T. Rowe Price Retirement 2010 B	The fund normally invests 43.50% in stocks & real assets and 56.50% in bonds.	.40%
T. Rowe Price Retirement 2015 B	The fund normally invests 48.50% in stocks & real assets and 51.50% in bonds.	.40%
T. Rowe Price Retirement 2020 B	The fund normally invests 54.60% in stocks & real assets and 45.40% in bonds.	.40%
T. Rowe Price Retirement 2025 B	The fund normally invests 64% in stocks & real assets and 36% in bonds.	.40%
T. Rowe Price Retirement 2030 B	The fund normally invests 73.50% in stocks & real assets and 26.50% in bonds.	.40%
T. Rowe Price Retirement 2035 B	The fund normally invests 81.50% in stocks & real assets and 18.50% in bonds.	.40%
T. Rowe Price Retirement 2040 B	The fund normally invests 88.25% in stocks & real assets and 11.75% in bonds.	.40%
T. Rowe Price Retirement 2045 B	The fund normally invests 92.75% in stocks & real assets and 7.25% in bonds.	.40%
T. Rowe Price Retirement 2050 B	The fund normally invests 93% in stocks & real assets and 7% in bonds.	.40%
T. Rowe Price Retirement 2055 B	The fund normally invests 93% in stocks & real assets and 7% in bonds.	.40%
T. Rowe Price Retirement 2060 B	The fund normally invests 93% in stocks & real assets and 7% in bonds.	.40%
T. Rowe Price Retirement 2065 B	The fund normally invests 98% in stocks & real assets and 2% in bonds.	.40%

*
The investment strategy of each trust systematically changes over time, becoming more conservative as the target date approaches. The allocation shown in the chart reflects the current investment strategy of each trust.

**
A fund’s expense ratio is the approximate percentage taken out of the fund in order to pay for the costs to operate the fund. These costs lower the gross income earned by investors.

For more fund information on each investment alternative available under the Plan, log on to your Bath & Body Works Retirement Plans website, www.upointhr.com/bbw.
Additional Information
If you have questions about this notice, or if you would like additional information regarding the Plan or would like to request a copy of the SPD or a prospectus (which includes investment objectives, risks, fees, expenses and other information that you should read and carefully consider before investing), please contact the Bath & Body Works Savings Plan Service Center at 1-888-445-4567. To manage your account, log on to the Bath & Body Works Retirement Plans website, www.upointhr.com/bbw.
This notice is only a general summary of certain terms of the Plan. The Plan document contains additional terms and conditions that govern your participation in the Plan and your Plan benefits, and controls in the event of any inconsistency between that document and this notice.